SECURITIES AND EXCHANGE COMMISSION

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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HEALTH REVENUE ASSURANCE HOLDINGS, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	6411	99-0363866
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304
Plantation, Florida 33322
Tel. No.:(954) 472-2340
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.
Szaferman Lakind Blumstein & Blader, PC
101 Grovers Mill Road
Second Floor
Lawrenceville, NJ 08648
Tel. No.: (609) 275-0400
 Fax No.: (609) 555-0969

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

 CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001 per share, issuable pursuant to the conversion of Series A 8% Convertible Preferred Stock	27,000,000	$0.25	$6,750,000	$869.40
Common Stock, par value $0.001 per share, underlying warrants	27,000,000	0.25	6,750,000	869.40
Total	54,000,000	$0.25	$13,500,000	$1,738.80

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)           The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTCBB on December 9, 2013.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This Registration Statement contains one prospectus as set forth below:

●
Resale Prospectus. This prospectus is to be used by the selling security holders in connection with a potential resale by certain seller security holders of up to an aggregate of 54,000,000 shares of the registrant’s common stock, par value $0.001, per share consisting of: (i) 27,000,000 shares of common stock underlying shares of the registrant’s Series A 8% Convertible Preferred Stock; and (ii) warrants to purchase an aggregate of 27,000,000 shares of the registrant’s common stock issuable to the selling security holders pursuant to a Stock Purchase Agreement, dated November 12, 2013, between the registrant and the selling security holders, upon conversion of the registrant’s outstanding Series A 8% Convertible Preferred Stock and exercise of the warrants held by the selling security holders upon the effectiveness of this registration statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated December _______, 2013

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

54,000,000 SHARES OF COMMON STOCK

This prospectus is to be used by certain funds and accounts as to which Great Point Partners LLC acts as investment manager (the “Selling Security Holders”) in connection with a potential resale by certain seller security holders of up to an aggregate of 54,000,000 shares of Health Revenue Assurance Holdings, Inc. (the “Company”) common stock, par value $0.001, per share (the “Common Stock”) consisting of: consisting of: (i) 27,000,000 shares (the “Series A Common Shares”) of Common Stock underlying shares of the Company’s Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”); and (ii) shares underlying warrants (the “Warrants”) to purchase an aggregate of 27,000,000 shares of Common Stock (the “Warrant Shares”) issuable to the Selling Security Holders pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated November 12, 2013, between the Company and the Selling Security Holders, upon conversion of the Company’s outstanding Series A Preferred Stock and exercise of the Warrants held by the Selling Security Holders upon the effectiveness of this registration statement.

Our common stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the ticker symbol “HRAA”. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. On December 9, 2013, the closing price of our Common Stock was $0.23 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

The date of this prospectus is December __, 2013

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “HRAH,” “Company,” “we,” “us” and “our” refer to Health Revenue Assurance Holdings, Inc.

Overview

Health Revenue Assurance Holdings, Inc. (the “Company”) is a source of timely, accurate and critical resources, technology and information that supports the performance of revenue integrity in assuring the existence of healthcare organizations. The company and its subsidiaries’ products and services include business intelligence technology solutions, contract coding, billing, coding and compliance audits, education, revenue cycle consulting, physician services and ICD-10 transition services. The Company provides customized solutions to its clients with the highest regard for ethical standards and responsibility.

Unless the context otherwise requires, all references in this Report to “we,” “us,” “our,” “HRAH” and the “Company” refer collectively to Health Revenue Assurance Holdings, Inc., a Nevada corporation, and its subsidiaries, including Health Revenue Assurance Associates, Inc. (“HRAA”).

Where You Can Find Us

Our principal executive offices are located at 8551 West Sunrise Blvd., Suite 304, Plantation, FL 33322. Our telephone number is (954) 472-2340 and our fax number is (954) 370-0157. Our website is www.healthrevenue.com.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;
●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

THE OFFERING

Securities Offered
54,000,000 shares of Common Stock underlying: (1) 13,500,000 shares of Series A Preferred Stock and (2) warrants to purchase an aggregate of 27,000,000 shares of Common Stock. The Common Stock Underlying, the Series A Preferred Stock and the Warrants are fully vested, exercisable immediately and have no expiration period.

Common stock outstanding before the offering:	54,677,294

Common stock outstanding after the offering:	108,677,294

Termination of the Offering:
The offering will conclude upon such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

OTCBB Trading Symbol:	HRAA

Use of proceeds:
We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors:	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

The shares of our common stock being offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

Going Concern

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing, Management believes they can raise the appropriate funds needed to support their business plan and develop an operating company which is cash flow positive. The Company has not been able to generate sufficient cash from operating activities to fund its ongoing operations. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Key employees are essential to expanding our business.

Andrea Clark and Robert Rubinowitz are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We currently do not maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant requirements for financial reporting and internal controls. We will be required to implement, document and test internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, be able to successfully implement proper internal control over financial reporting. We cannot assure you that the measures we will take to implement in any area of financial reporting in need of internal controls will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

In order to improve our internal controls and procedures in the area of SEC, generally accepted accounting principles (GAAP) and tax accounting procedures, we realize the importance therefore; we began to take steps to address these matters.  As of the date of this registration statement, we have hired an internal control specialist to assist in the design, implementation, and test of adequate controls. We have made pivotal progress to mitigate internal control weaknesses; however, we must still complete the process of design-specific control procedures and test their effectiveness, and maintaining sufficient personnel to implement these tasks before we can report that this weakness has been fully remediated.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

We compete with many other companies in the market for contract coding and revenue consulting services which may result in lower prices for our services, reduced operating margins and an inability to maintain or increase our market share.

We compete with other companies in a highly fragmented market that includes national, regional and local service providers, as well as service providers with global operations. These companies have services that are similar to ours, and certain of these companies have substantially greater financial resources than we do. There can be no assurance that we will be able to compete effectively against our competitors or timely implement new products and services. Many of our competitors attempt to differentiate themselves by offering lower priced alternatives to our outsourced medical transcription services and customers could elect to utilize less comprehensive solutions than the ones we offer due to the lower costs of those competitive products. Some competition may even be willing to accept less profitable business in order to grow revenue. Increased competition and cost pressures affecting the healthcare markets in general may result in lower prices for our services, reduced operating margins and the inability to maintain or increase our market share.

Our growth is dependent on the willingness of new customers to outsource their coding work to us.

We plan to grow, in part, by capitalizing on perceived market opportunities to provide our services to new customers. These new customers must be willing to outsource functions which may otherwise have been performed within their organizations. Many customers may prefer to remain with their current provider or keep their coding in-house rather than outsource such services to us. Also, as the maintenance of accurate medical records is a critical element of a healthcare provider’s ability to deliver quality care to its patients and to receive proper and timely reimbursement for the services it renders, potential customers may be reluctant to outsource or change providers of such an important function.

Technology innovations in the markets that we serve may create alternatives to our products and result in reduced sales.

Technology innovations to which our current and potential customers might have access could reduce or eliminate their need for our services. A new or other disruptive technology that reduces or eliminates the use of one or more of our services could negatively impact the need for our services. Our failure to develop, introduce or enhance our services able to compete with new technologies in a timely manner could have an adverse effect on our business, results of operation and financial condition.

Our growth objectives are largely dependent on the timing and market acceptance of our new product offerings, including our ability to continually renew our pipeline of new products and to bring those products to market.

Our ability to continually renew our pipeline of new products and bring those products to market may be adversely affected by difficulties or delays in product development, such as the inability to identify viable new products, obtain adequate intellectual property protection, or gain market acceptance of new products. There are no guarantees that new products will prove to be commercially successful.

The Department of Health and Human Services has announced a delay in initiating the implementation of the ICD-10 system.

In January 2009, the United States Department of Health and Human Services (“HHS”) published a final rule which mandated a change in medical coding in United States health care settings from the current system, International Classification of Diseases, 9th Edition, Clinical Modification (ICD-9-CM), to the International Classification of Diseases, 10th Edition, Clinical Modification/Procedure Coding System (ICD-10-CM/PCS). Compliance with this ruling was to be achieved by October 1, 2013. The new, mandated version expands the number of codes from 24,000 to 155,000, making it more precise and descriptive and more accurately describing the diagnoses and inpatient procedures of care delivered. The transition to ICD-10-CM/PS will require significant business and systems changes throughout the health care industry and will impact all processes and people from finance to compliance to doctors.

On April 9, 2012, as published in the Federal Register, citing concerns about the ability of provider groups to meet the looming compliance deadline to adopt ICD-10-CM/PCS, HHS announced a proposed rule which would delay the implementation date to October 1, 2014. Interested parties had the ability to comment during a period ending 30 days after the date of the announcement. On August 27, 2012, Health and Human Services Secretary Kathleen Sebelius announced the release of a rule that makes final a one-year proposed delay—from October 1, 2013, to October 1, 2014 — in the compliance date for the industry's transition to ICD-10 codes.

Risks Related to Our Securities

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Because we were engaged in a reverse merger, it may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we were engaged in a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Our common stock will be considered a “penny stock” which may be subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.
Patterns of fraud and abuse include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our common stock. We plan to retain any future earning to finance growth.

We are an “Emerging Growth Company,” and any decision on our part to comply only with curtained reduced disclosure requirements applicable to “Emerging Growth Company” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the Selling Security Holders. However, we received an aggregate of $5,400,000 from the sale of the Series A Preferred Stock and Warrants to the Selling Security Holders pursuant to the Securities Purchase Agreement. The net proceeds to the Company after commissions, professional fees, payoff of OID (original issue discount) promissory notes and payment of shareholder loans is $4,322,000. We intend to use the net proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company. The Company has agreed to bear the expenses relating to the registration statement for the shares underlying the Series A Preferred Stock and Warrants issued to the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock underlying the Series A Preferred Stock and the Warrants are converted is determined based on the exercise price in the Securities Purchase Agreement between the Company and the Selling Security Holders, as entered into November 12, 2013.

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

The Common Stock and Warrants in the amount of 54,000,000 shares to be registered in this prospectus have no effect on the dilution of the existing common shares outstanding in the amount of 54,677,294 until they are exercised. On a fully diluted basis, (excluding any other diluted warrants or option not considered part of this transaction), assuming all 54,000,000 shares of Common Stock and Warrants are exercised, the current common shares outstanding will be diluted by approximately 100%.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the 6 selling stockholders consist of 54,000,000 shares of common stock consisting of: (1) 27,000,000 shares of common stock issuable upon conversion of Series A Preferred stock, and (2) 27,000,000 shares of our common stock issuable upon exercise of Warrants, issued to the 6 selling stockholders pursuant to the Stock Purchase Agreement dated November 12, 2013.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 10, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Health Revenue Assurance Associates

Registration of Common Shares for Underlying Series A Preferred Stock and Warrants

	Common Stock
	Prior to the offering			After the offering
Selling Security Holder (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Common Stock (3)	Shares being offered	Number of Shares of common Stock Beneficially Owned	Percentage of Common Stock

Biomedical Value Fund, L.P.	23,057,648	21.22%	23,057,648	0	0%

Biomedical Institutional Value Fund, L.P.	6,020,924	5.54%	6,020,924	0	0%

Biomedical Offshore Value Fund, Ltd.	13,290,920	12.23%	13,290,920	0	0%

Ws Investments Ii, LLC	1,414,520	1.30%	1,414,520	0	0%

David J. Morrison	392,924	0.36%	392,924	0	0%

Class D Series Of Gef-Ps, L.P.	9,823,064	9.04%	9,823,064	0	0%

Total	54,000,000	49.69%	54,000,000	0	0%

(1)
On November 12, 2013, the Company entered into a Stock Purchase Agreement with certain funds and accounts (listed above) as to which Great Point Partners, LLC acts as an investment manager. Unless listed otherwise, the address and principal business office of each selling security holder is 165 Mason Street, 3rd Floor Greenwich, CT. 06830. Attention Managing Director.

(2)
Pursuant to the Securities Purchase Agreement, the Company issued to the Selling Security Holders an aggregate of: (1) 13,500,000 shares of its new Series A 8% Convertible Preferred Stock which converts into 27,000,000 shares of Common Stock on a 2 for 1 basis, and (2) warrants to purchase 27,000,000 shares of Common Stock. The Series A Common Shares and the Warrant Shares combine for 54,000,000 shares allocated between the six (6) investment funds and accounts listed above and are hereby being registered as required by the Purchaser in the Securities Purchase Agreement.

(3)
Beneficial ownership percentage is determined under the rules of the SEC and includes investment power with respect to common stock. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after December 10, 2013. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

To our knowledge, none of the selling stockholders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or
●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
●	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

This prospectus is to be used by the selling security holders in connection with a potential resale by certain seller security holders of up to an aggregate of 54,000,000 shares of the registrant’s Common Stock issuable upon the conversion of 13,500,000 shares of Series A Preferred Stock and exercise of Warrants to purchase 27,000,000 shares of Common Stock, issuable upon the effectiveness of this registration statement.

Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital and Preferred Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001 per share. As of December 10, 2013, there were 54,677,294 shares of common stock and 13,500,000 of Series A 8% Convertible Preferred Stock outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

On October 17, 2013, the Company amended its articles of incorporation to create a new class of stock by the authorization of 25,000,000 preferred shares of stock. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Series A 8% Convertible Preferred Stock

On November 12, 2013, the Company filed a certificate of Certificate Of Designation Of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock (the “Certificate of Designation”). A total of 13,500,000 shares of Series A Preferred Stock have been authorized for issuance under the Certificate Of Designation. The shares of Series A Preferred Stock have a stated value of $0.40 per share and are initially convertible into 27,000,000 shares of Common Stock at a price of $0.20 per share (subject to adjustment as provided in the Certificate of Designation).

Under the Certificate of Designation, the holders of the Series A Preferred Stock have the following rights, preferences and privileges:

The Series A Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion price in effect at the time of conversion; provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act) of such holder and all persons affiliated with such Purchaser, is not more than 9.985% of the Company’s Common Stock then outstanding. The number of shares into which one share of Series A Preferred Stock shall be convertible is determined by dividing the stated value of $0.40 per share plus the amount of any accrued and unpaid dividends thereon (the “Stated Value”), by the initial Conversion Price. The “Conversion Price” per share for the Series A Preferred Stock is initially equal to $0.20 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series A Preferred Stock).

Shares of the Series A Preferred Stock shall receive dividends at an annual rate equal to 8% of the Stated Value per share for each of the then outstanding shares of Series A Preferred Stock. In the event of a liquidation, the Series A Preferred Stock is also entitled to a liquidation preference equal to the greater of: (i) the Stated Value in respect of such Series A Preferred Stock and (ii) an amount equal to the amount which the holder of Series A Preferred Stock would be entitled had the Series A Preferred Stock been converted to common stock immediately prior to such liquidation.

Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote on an as-if-converted-to-Common-Stock basis with the Common Stock and shall not vote separately as a class. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the prior written consent of at least sixty-seven percent (67%) of the then outstanding Series A Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) offer or sell following the date hereof any preferred stock of the Company or any security convertible into or exercisable for preferred stock of the Company, (c) permit any subsidiary of the Company to offer or sell following the date hereof any capital stock of such subsidiary, (d) create, incur, issue, assume, guaranty or suffer to exist, or permit any subsidiary of the Company to create, incur, issue, assume guaranty or suffer to exist, any indebtedness other than trade debt and capital lease obligation incurred in the ordinary course of business, (e) declare or pay dividends on, or make distributions with respect to, any capital stock of the Company, (f) effect a stock split or reverse stock split of the Series A Preferred Stock or any like event, (g) directly or indirectly redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Securities, (h) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (i) increase the number of authorized shares of Series A Preferred Stock, (j) enter into any Fundamental Transaction or (k) enter into any agreement with respect to any of the foregoing.

At any time following the forty-eighth (48th) month following the issuance of the Series A Preferred Stock, at the option of the holder, each share of Series A Preferred Stock shall be redeemable for an amount equal to the Stated Value.

Warrants

After September 30, 2013 but prior to the Securities Purchase Agreement the Company had issued 2,415,000 Warrants. Of the 2,415,000 warrants, 1,890,000 have an exercise price of $0.30 and no expiration date. The remaining balance of 525,000 warrants were issued with an exercise price of $0.40; they have certain rights that include price protection and may be adjusted from time to time pursuant to the terms and conditions of the warrant agreement, and they have a five year expiration period.

On November 12, 2013, the Company entered into a Securities Purchase Agreement with Great Point Partners, LLC., in which the Company issued the following to the purchasers: (i) 13,500,000 shares of Series A Preferred Stock; and (ii) Warrants to purchase an aggregate of 27,000,000 shares of Common Stock for an exercise price of $0.30 per share.

Each Warrant entitles the Investor to purchase the number of shares into which such Purchaser’s Series A Preferred Stock is initially convertible. The Warrants are exercisable in whole or in part, at an initial exercise price per share of $0.30 (subject to adjustment) (the “Exercise Price”), and may be exercised in a cashless exercise. The exercise price and number of shares of Common Stock issuable under the Warrants are subject to adjustments for stock dividends, splits, combinations, subsequent rights offerings, pro rata distributions and similar events. Additionally, for the first two years following the issuance of the Warrant, at any time that the Company issues any common stock at a price less than the Exercise Price, the Exercise Price shall then be reduced to that lower issuance price. After the second anniversary of the Warrant, if the Company issues any common stock at a price less than the Exercise Price, the Exercise Price shall then be reduced on a weighted average calculation. Any adjustment to the Exercise Price shall similarly cause the number of warrant shares to be adjusted proportionately so that the total value of the Warrants shall remain the same. In the case of certain fundamental transactions affecting the Company, the holders of the Warrants will have the right to elect a cash payment in exchange for the then outstanding warrants in an amount equal to the Black-Scholes value of those warrants.

The number of outstanding warrants as of the date of this prospectus, of which this registration statement is a part, is 29,415,000.

Options

The Company employees, officers, and directors have outstanding stock options of 1,636,000 to purchase our securities as of December 10, 2013.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of December 31, 2012 included in this prospectus and the registration statement have been audited by Salberg & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2011 included in this prospectus and the registration statement have been audited by Friedman LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Szaferman Lakind Blumstein & Blader, PC, Lawrenceville, New Jersey.

DESCRIPTION OF BUSINESS

Corporate History

The Company is a trusted source of timely, accurate and critical resources, technology and information that supports the performance of revenue integrity in assuring the existence of healthcare organizations. The company and its subsidiaries’ products and services include business intelligence technology solutions, contract coding, billing, coding and compliance audits, education, revenue cycle consulting, physician services and ICD-10 transition services. The Company provides customized solutions to its clients with the highest regard for ethical standards and responsibility.

Health Revenue Assurance Associates, Inc., a Maryland corporation and subsidiary of the Company (“HRAA”), was incorporated under the laws of the State of Maryland on February 21, 2001 as Healthcare Revenue Assurance Associates, Inc. Effective June 2001, HRAA changed its name to Health Revenue Assurance Associates, Inc.

Dream Reachers, LLC (“Dream Reachers”), owns the Company’s offices and is the borrower on a mortgage loan related to such offices. Dream Reachers does not engage in real estate rental business. Its offices are occupied by HRAA at no cost and HRAA pays the related mortgage’s principal and interest, taxes and maintenance. Dream Reachers was previously treated as a VIE, but became a wholly owned subsidiary in May 2011, and has been treated as such for accounting purposes in the Company’s consolidated financial statements.

On February 10, 2012, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Health Revenue Acquisition Corp., a Nevada corporation and its wholly-owned subsidiary (“Acquisition Sub”), and HRAA, pursuant to which Acquisition Sub was merged with and into HRAA, and HRAA, as the surviving corporation, became a wholly-owned subsidiary of the Company (the “Merger”). Each share of HRAA's common stock was exchanged for the right to receive approximately 1,271 shares of the Company’s common stock. Before their entry into the Merger Agreement, no material relationship existed between the Company or Acquisition Sub and HRAA.

Prior to the closing of the Merger, we transferred all of our operating assets and liabilities to Anvex Split Corp., a Nevada corporation (the “Split-Off Subsidiary”), and contemporaneously with the closing of the Merger, we split-off the Split-Off Subsidiary through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) to our former sole officer and director (the “Split-Off Shareholder”). In connection with the Split-Off, an aggregate of 3,500,000 shares of our common stock held by the Split-Off Shareholder were surrendered and cancelled without further consideration.

Pursuant to the terms and conditions of the Merger Agreement, and upon the consummation of the Merger:

●
Each share of HRAA’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1,271,111 shares of the Company’s common stock.  An aggregate of 1,271,111 shares of the Company’s common stock were issued to the holders of HRAA’s common stock.  Immediately prior to the Merger, HRAA had no outstanding securities other than shares of its common stock.

●
Anna Vechera resigned as the Company’s sole officer and director, and simultaneously with the Merger, a new board of directors and new officers were appointed. The Company’s new board of directors consisted of Robert Rubinowitz, Andrea Clark and Keith Siddel, previously the directors of HRAA. In addition, immediately following the Merger, Andrea Clark was appointed as the Company’s President and Chief Executive Officer, Robert Rubinowitz was appointed as the Company’s Chief Operating Officer, Secretary and Treasurer and Keith Siddel was appointed as the Company’s Chief Marketing Officer. Keith Siddel no longer holds this position.

●
Prior to the closing of the Merger and the closing on at least the Minimum Offering Amount (as defined below), the Company transferred all of its operating assets and liabilities to Anvex Split Corp., a Nevada corporation and its wholly-owned (the “Split-Off Subsidiary”), and contemporaneously with the closing of the Merger, the Company split-off the Split-Off Subsidiary through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) to its former sole officer and director (the “Split-Off Shareholder”).  In connection with the Split-Off, an aggregate of 3,500,000 shares of the Company’s common stock held by the Split-Off Shareholder were surrendered and cancelled without further consideration

●	On April 13, 2012, the Company’s board of directors (the “Board”) unanimously approved a change in the Company’s name from Anvex International, Inc. to Health Revenue Assurance Holdings, Inc.
●
On April 13, 2012, the Board authorized a 12.98-for-1 split of its common stock to stockholders of record as of April 13, 2012 (the “Stock Split”). The shares resulting from the Stock Split were issued on April 26, 2012. All share and per share amounts for all periods presented have been retroactively adjusted to reflect the Stock Split.

Private Placement Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we sold 2,676,255 shares of our Common Stock for gross proceeds of $663,908 at a purchase price of $0.25 per share in a private placement offering (the “Offering”). The Offering was being offered with a minimum amount of $470,000 and up to a maximum of $1,500,000.

On April 12, 2012, we closed the Offering by selling an additional $349,000 at the purchase price of $0.25 and issuing 1,394,909 shares of Common Stock. The total raised in the Offering was $1,012,908.

The shares of Common Stock issued to the former stockholders of HRAA in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. We have not committed to registering these shares for resale. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Overview

HRAA improves the healthcare delivery experience for doctors, nurses and patients while assuring the existence of healthcare organizations. Since 2001, we have been providing Revenue Integrity programs for healthcare organizations across the country and are committed to providing the most intuitive and effective solutions in the industry. HRAA’s products and services include business intelligence technology solutions, contract coding, billing, coding and compliance audits, education, revenue cycle consulting, physician services and ICD-10 transition services. Our collaborative approach provides the right solutions for our clients’ needs with the highest regard for ethical standards and responsibility.

We are subject to risks common to service providers and consulting companies, including competition and the ability to recruit, train, and put in place a sufficient quantity of proficient consultants and medical coders familiar with the requirements of IDC-10-CM/PCS, the uncertainty of future regulatory approvals and laws, the need for future capital and the retention of key employees. We cannot provide assurance that we will generate revenues sufficient to sustain profitability in the future.

Recent Developments

Certain significant items or events must be considered to better understand differences in our results of operations from period to period. We believe that the following items have had a material impact on our results of operations for the periods discussed below or may have a material impact on our results of operations in future periods.

ICD-10 Transition

In the short term, the main focus of our business will be with respect to the ICD-10 coding transition. In that regard, our potential clients are all hospitals and medical providers which currently maintain coding personnel in some form that are primarily responsible for seeking reimbursement for patients’ procedures. The current system in place that drives the appropriate medical codes from hospitals/medical facilities to insurance companies is called ICD-9, which was implemented over 30 years ago.

In January 2009, the United States Department of Health and Human Services published a final rule which mandated a change in medical coding in United States health care settings from the current system, International Classification of Diseases, 9th Edition, Clinical Modification (ICD-9-CM), to the International Classification of Diseases, 10th Edition, Clinical Modification/Procedure Coding System (ICD-10-CM/PCS). Compliance with this ruling was to be achieved by October 1, 2013. The new, mandated version expands the number of codes from 24,000 to 155,000, making it more precise and descriptive and more accurately describing the diagnoses and inpatient procedures of care delivered. The transition to ICD-10-CM/PS will require significant business and systems changes throughout the health care industry and will impact all processes and people from finance to compliance to doctors.

On April 9, 2012, as published in the Federal Register, citing concerns about the ability of provider groups to meet the looming compliance deadline to adopt ICD-10-CM/PCS, HHS announced a proposed rule which would delay the implementation date to October 1, 2014. Interested parties had the ability to comment during a period ending 30 days after the date of the announcement. On August 27, 2012, Health and Human Services Secretary Kathleen Sebelius announced the release of a rule that makes final a one-year proposed delay—from October 1, 2013, to October 1, 2014 — in the compliance date for the industry's transition to ICD-10 codes.

The Company anticipates implementation of ICD-10-CM/PCS to be completed by the newly proposed effective date of October 1, 2014.

We believe that we are capable of providing consulting and related services with respect to the ICD-10 coding transition and the potential issues that we believe medical providers will experience due to the transition. In that regard, we believe the following are some of the issues that will be experienced due to the changeover:

●	The new system will require time, money and commitment by over 6,000 hospitals, 600,000 physicians and every health insurance provider in the United States.
●	Re-education and training of every Health Information Management (“HIM”) department is required of every hospital and medical facility in the United States.
●	All claims submitted by hospitals and physicians for reimbursement without utilizing ICD-10 will result in immediate rejection and non-payment.

HRAA’s vision regarding ICD-10 Transition:

●	Hospitals and medical facilities will incur massive backlogs in their billing and coding departments. Backlog in coding will lead to greater time between payments and crippling financial deficits.
●	There will likely be an increase in coding errors, resulting in incorrect payments that can lead to hefty fines.
●
Initial estimates based on other countries that have already converted to ICD-10 predict a 50% loss of productivity due to the complexity of the new system - a result of more time being allocated to the preparation of each individual patient case.

●
The sheer number of codes and time for each entry will dramatically impact the workload.  Currently there are not enough coders to meet this demand, resulting in an ongoing shortfall, with an accelerating shortfall anticipated after ICD-10 is implemented.

●	Every discipline in the hospital will be affected as they all revolve around the same coding system.
●
For each code in the ICD-9 format, there will be additional, more descriptive codes in the ICD-10 format. This will greatly increase the quality of patient care, but simultaneously put a burden on hospitals and their medical coders.

●	Currently under ICD-9, hundreds of millions of dollars of revenue are lost each year due to medical coding and billing errors.
●	The average age of a medical coder is 54. It is estimated that 20% of coders plan to retire or change activities because of this transition.

HRAH Chairman, CEO and Founder Andrea Clark, RHIA, CCS, CPC-H, continues to build the Company to meet the changing needs of the healthcare community and her accomplishments continue to be acknowledged. A few recent awards include:

●	“Female Executive of the Year” Gold Award Winner - Stevie Awards for Women in Business – December, 2012
●	“Maverick of the Year” Bronze Award Winner - Stevie Awards for Women in Business – December, 2012
●	“Mentor of the Year" - 2012 AHIMA Triumph Awards – June, 2012
●	“10 HIM Heroes, Professionals Who Have Made a Difference" - For The Record Magazine – October, 2011
●	“Broward County Ultimate CEO Award” – October, 2013

HRAA has also been recognized for tremendous growth and industry leadership. Recent acknowledgments include:

●	“Fastest Growing Company of the Year” Bronze Award Winner- Stevie Awards for Women in Business – December, 2012
●	“Top Ten Best Places To Work” - South Florida Business Journal – 2011

We believe we are able to provide hospitals and medical providers with the ability to effectively transition to ICD-10 and prevent massive backlogs that lead to crippling financial deficits. Our team of certified coders provides hospitals with the expertise needed to successfully input the proper data set into the Health Information Management (HIM) system which drives reimbursement from insurance providers such as Medicare and Medicaid, as well as private insurance companies. We offer above industry standards ICD-9 and ICD-10 training to coders, equipping them with the knowledge to effectively assign the appropriate codes. We also conduct medical billing audits, identifying risks of lost revenue and ensuring the correct amounts have been paid. In doing so, we shorten the revenue cycle and prevent financial stress on healthcare providers.

The transition from ICD-9 to ICD-10 is and will drastically affect the entire healthcare industry, especially patients, hospitals, medical facilities, physicians, insurance providers and the coding workforce. Our goal is to optimize revenue integrity by providing expert contract coding and consulting services to hospitals and medical facilities throughout the United States. We will implement marketing tools in order to create our own brand identity and leverage this rapidly growing awareness of the upcoming switch to ICD-10 and the potential financial pressure a hospital will face if not properly prepared and trained.

We believe that the following tasks are essential to achieve ongoing success:

●	development of long lasting relationships with new clients and strengthen relationships with existing clients;
●	recruitment and proper training of qualified personnel;
●	appropriate fiscal planning and execution;
●	development of an extensive sales network;
●	effective and broad-reaching promotional programs;
●	connecting effectively with executive-level decision makers of hospitals and medical facilities;
●	accurately and efficiently audit the medical billing records to maximize revenue integrity;
●	ensure that we are supplying hospitals and medical facilities with top quality, certified medical coders;
●	developing and deploying dynamic and effective marketing strategies; and
●	informing healthcare professionals of the products, services and benefits of being an HRAA client.

In addition to the above, our ICD-10 coding transition services will also include the training of our client’s staff with respect to the ICD-10 coding system; providing coding resources while the client’s staff is undergoing training; coding resources to handle backlog as productivity levels drop off; and auditing resources to ensure retention and accuracy of the ICD-10 coding.

Products and Services

We provide our customers with customized, hands-on, strategy-focused and in-depth analysis of a hospital’s Revenue Cycle and their compliance, as well as APC and DRG coding and documentation audits. We also offer customized education and certification programs, charge master data integrity, reviews, and solutions yielding measurable results, increased productivity, reduced DNFB, improved APC accuracy and optimized Revenue Integrity. We are committed to providing the most intuitive Revenue Integrity solutions in the industry through various means including APC AuditPro™, our proprietary internal auditing technology for outpatient claims.

HRAA provides an in-depth analysis of a hospital’s revenue cycle and their compliance, and offers the only full suite of business intelligence products and consulting services required to keep up with the ever-changing healthcare industry. All of our products and services yield measurable results, increased productivity, reduced unbilled accounts, improved payment accuracy and provide optimized revenue integrity for hospitals and physicians.

Products

Healthcare is traversing a period of significant change with the dawning of Accountable Care Organizations (“ACOs”), the declaration of Meaningful Use, and probably the most important of these agents of change is the transition from ICD-9 to ICD-10. To understand the importance of these changes, healthcare’s decision makers need to recognize the impact these changes are having on their organizations. To do this they must visualize and analyze their available data to produce actionable results that improve the organization’s overall performance.

ICD-10 Education Curriculum

We provide our customers with an online internally developed education curriculum focused on ICD-10 CM Diagnosis and ICD-10-PCS Procedure course material.

Visualizer™

Visualizer™ is an analytic platform that provides healthcare decision makers with an integrated view of financial, operational, and clinical data across multiple sources of data. Each Visualizer ™ building block is designed to meet a specific analytic need.

OMC Initiator

The Outsourced Medical Coding Initiator was created for processing healthcare claims within hospitals. This product captures data from the physician or the hospital’s financial systems and correlates the data in a manner that expedites the processing of a claim. To validate our new product, our team of Emergency Department Coders (ED Coders) is continuously evaluating the process of coding claims in order to enhance our product.

Verifier™ (Inpatient and Outpatient)

Healthcare organizations need executable tactics that can be implemented up and down the revenue cycle, with both inpatients and outpatients. These steps taken must be clear and simple to really improve the patient experience. Creating a successful revenue integrity program will have the most immediate impact in that initiative. However, there is a significant challenge in today’s environment of complex regulations, changing payer requirements, and RAC, CERT, HIPAA along with ICD-10 pressures and increasing financial and workforce resource constraints.

Under the Center for Medicare and Medicaid Services’ (“CMS’”) value-based purchasing rules, hospitals will be assessed on quality performance, with clinical measures weighted at 70% and patient experience measures weighted at 30%. Verifier™ Suite is the most comprehensive solution for healthcare organizations performing internal auditing that provides insight into both clinical quality and service quality. This proven technology has been stress tested by HRAA providing internal auditing services to our clients for over 10 years. Although, conducting regular audits and taking a high level view of the reimbursement landscape is required, it’s not until you roll up your sleeves and start digging into the claim details, that you will uncover hidden revenue integrity issues.

Services

Coding Services

The HRAA coding solution provides hospitals and physicians across the United States with an experienced team of backlog coders to assist facility coding departments or provide outsourcing services. Certified HRAA associates supply hospitals and physicians with medical coding and billing expertise, while reducing the risk of error and maximizing accuracy, efficiency and profitability. Medical coding is the process of taking information from a wide variety of patient medical records, charts and notes, and converting it into an alphanumeric data set. The data set then drives the payment for the services rendered when submitted to Medicare, Medicaid, commercial payers and other healthcare providers. Medical coders analyze the documentation maintained within medical records and assign codes that drive reimbursement. Additionally, the data set is utilized as a collection methodology for tracking diseases, quality of care and treatment.

Billing & Coding Audits

HRAA’s team motivates excellence and reimbursement proficiency through customized, hands-on, strategy-focused and in-depth approach to the issues facing hospitals today and preparing them for tomorrow. While increasing profits for healthcare professionals remains a moving target, it is paramount to focus attention on compliant reimbursement dollars.

Education

We offer various training and educational opportunities to our clients, including Education Sessions, Coding Boot Camps, Workshops, and Webinars.

Consulting

We have specialized in building reimbursement proficiency by focusing on the entire revenue cycle, not just coding, and by providing RAC oriented audits, education and consulting services. Because our approach is to focus on the client’s needs and develop the solution on an individual basis, our team possesses extensive experience in revenue cycle issues. We focus not merely on the revenue and codes, but on their operational uses. HRAA’s consulting services provide secure and effective solutions for complex regulatory challenges, internal inefficiencies and revenue cycle analysis.

ICD-10 Transition Services

The transition to ICD-10 codes is not just a coding conversion; it is a change that impacts virtually all areas of the revenue cycle. HRAA’s unique approach to this business transition is multidimensional, providing organizations with a smooth and sustainable transition. HRAA offers “turn-key ICD-10 services” to assist clients with all aspects of the transition, with great emphasis on streamlined comprehensive training while maintaining productivity.

HRAA's ICD-10 Transition Services Include ICD Visualizer™, Needs Assessment, ICD-9/ICD-10 Dual Audit, Education, Reserved Medical Coder Personnel, Auditing, Continuous Support.

Business Intelligence

HRAA offers Business Intelligence Services to help clients interpret data and make healthcare organizations more efficient and effective.

HRAA Business Intelligence team offers a number of solutions including: Implementation of Visualizer™ Suite products, Deployment of solution templates, Development of custom applications. HRAA solution template offers the flexibility to customize the solution to meet client's needs without having to start application development from scratch.

HRAA's implementation experience of templates include: Surgery Center Analytics, Revenue Cycle Management, Customer satisfaction surveys, Hospital Statistics, Quality measures.

Physician Services

Certified coders and auditors are fully trained and are required to maintain continuing education each year to uphold their certification. HRAA is proactive providing each coder and auditor with many opportunities for additional training to make certain we are always providing the highest quality standard you expect from HRAA. HRAA takes each encounter through a rigorous review in-line with the documentation guidelines used by CMS.

The education that follows an audit includes the basic fundamentals of appropriate documentation for the levels of service billed. Physician will be introduced to the specific issues noted within the documented service. Recommendations on how to improve upon the documentation will be discussed, including template usage, appropriate EHR revisions, form creation, and so forth.

Marketing

We will utilize the following sales and marketing methods to reach our target markets:

Direct Sales – In addition to our management building sales nationwide, we plan on hiring additional sales people who will target direct institutional healthcare facilities according to geographic area.

Local, Federal and State Industry Associations – We plan on actively developing relationships with the hundreds of medical associations throughout the United States.

Trade Shows and Conferences – We plan on highlighting our products and services at trade shows and industry conferences across the United States, which provide access to key healthcare decision makers and client leads.

Internet Marketing & E-commerce Strategy – We plan to utilize web-based tools and Internet marketing methods to increase the brand name by search engine optimization, mining and partner links.

Public Relations and Branding – Our reputation has been well established in the industry as a result of the success of our founder, Andrea Clark. We plan on expanding our presence in the public vision and in the healthcare industry by working hand in hand with a top public relations firm.

Subsidiaries

Following the Merger, HRAA became our wholly-owned subsidiary.

Dream Reachers, LLC, owns the Company’s offices and is the borrower on a mortgage loan related to such offices. Dream Reachers does not engage in real estate rental business. Its offices are occupied by HRAA at no cost and HRAA pays the related mortgage’s principal and interest, taxes and maintenance. Dream Reachers was previously treated as a VIE, but became a wholly owned subsidiary in May 2011, and has been treated as such for accounting purposes in the Company’s consolidated financial statements.

Competition

Our competition includes companies such as Advance Computer Software Group PLC, Nexus AG, Mediware Info, SHL Telemedicine Ltd., Pro Medicus Ltd., Noemalife SpA, MedAssets, Medical Columbus AG, Clinical Computing PLC, and Medquist Inc. However, while we exclusively dedicate our operations to providing coding and billing audits, consulting services, medical backlog coding and staffing, and ICD-10 educational and training services to hospitals and healthcare facilities, none of our competitors provide the full spectrum of these services, specifically backlog coding and staffing.

Regulatory Matters/Compliance

We are not aware of any need for any government approval of our principal products or services. We do not anticipate any governmental regulations on our business.

Intellectual Property

We have a patent pending on our computer software and technology relating to hospital claims auditing system and methods. We filed for this patent on October 13, 2006.

Employees

As of December 10, 2013, we had one hundred and ten (110) full-time and part-time employees. None of these employees are represented by collective bargaining agreements and the Company considers it relations with its employees to be good.

Corporation Information

Our principal executive offices are located at 8551 West Sunrise Blvd., Suite 304, Plantation, FL 33322. Our telephone number is (954) 472-2340 and our fax number is (954) 370-0157. Our website is www.healthrevenue.com.

Other Information

News and information about Health Revenue Assurance Holdings, Inc. and our wholly owned subsidiaries is available on and/or may be accessed through our website, www.healthrevenue.com. In addition to news and other information about our company, we have provided access through this site to our filings with the Securities and Exchange Commission as soon as reasonably practicable after we file or furnish them electronically. Information on our website does not constitute part of and is not incorporated by reference into this Annual Report on Form 10-K or any other report we file or furnish with the SEC. You may also read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

The Company’s corporate headquarters is located in Plantation, Florida. The Company currently leases space located at 8551 W. Sunrise Boulevard, Unit 305, Plantation, Florida 33322. The lease is for a term of one-year beginning on September 1, 2012 and ending August 31, 2013. We have elected to renew our current lease starting September 1, 2013 for an additional one-year term. As of September 1, 2013, our monthly lease payments are approximately $5,500 for a total of approximately $66,000 for the total term of the lease.

Dream Reachers, LLC, also owns property located at 8551 W. Sunrise Boulevard, Unit 304, Plantation, Florida 33322. This condominium is located adjacent to our corporate headquarters and we use it for employees and training. There was an original mortgage on the property in the amount of $192,500.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Price Range of Common Stock

Our common stock is quoted on the OTCBB since July 2012 under the symbol “HRAA.” The OTCBB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTCBB equity security generally is any equity that is not listed or traded on a national securities exchange. The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTCBB quotation service. These bid prices represent prices quoted by broker-dealers on the OTCBB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	Fiscal 2012-2013
	High	Low

Third Quarter (July 1 - September 30) 2012	$0.29	$0.29
Fourth Quarter (October 1 - December 31) 2012	$0.35	$0.10
First Quarter (January 1 - March 31) 2013	$0.52	$0.25
Second Quarter (April 1 - June 30) 2013	$0.62	$0.25
Third Quarter (July 1 - September 30) 2013	$0.62	$0.25
Fourth Quarter (October 1 - December 9) 2013	$0.30	$0.23

HOLDERS

As of December 10, 2013 we had approximately 400 record holders of our common stock, holding 54,677,294 shares of common stock.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to declare dividends in the foreseeable future because we anticipate that we will reinvest any future earnings into the development and growth of our business. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our Board of Directors in its discretion deems relevant.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is Vstock Transfer, LLC at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516, and its telephone number is (212) 828-8436.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Health Revenue Assurance Holdings, Inc. for the fiscal years ended December 31, 2012 and 2011 and for the three and nine months ended September 30, 2013 and 2012, should be read in conjunction with the Selected Consolidated Financial Data, Health Revenue Assurance Holdings’ financial statements, and the notes to those financial statements that are included elsewhere in this Quarterly Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Cautionary Notice Regarding Forward-Looking Statements in this Quarterly Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “on going,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

On February 10, 2012, the Company entered into an Agreement and Plan of Merger and Reorganization with Health Revenue Acquisition Corp., a Maryland corporation and our wholly-owned subsidiary, and Health Revenue Assurance Associates, Inc., a Maryland corporation, pursuant to which Acquisition Sub was merged with and into HRAA, and HRAA, as the surviving corporation, became our wholly-owned subsidiary.

HRAA improves the healthcare delivery experience for doctors, nurses and patients while assuring the existence of healthcare organizations.  Since 2001, we have been providing Revenue Integrity programs for healthcare organizations across the country and are committed to providing the most intuitive and effective solutions in the industry. HRAA’s products and services include business intelligence technology solutions, contract coding, billing, coding and compliance audits, education, revenue cycle consulting, physician services and ICD-10 transition services.  Our collaborative approach provides the right solutions for our clients’ needs with the highest regard for ethical standards and responsibility.

On April 13, 2012, the Board unanimously approved a change in the Company’s name from Anvex International, Inc. to Health Revenue Assurance Holdings, Inc. to be consistent with our current business following the Merger.

We are subject to risks common to service providers and consulting companies, including competition and the ability to recruit, train, and put in place a sufficient quantity of proficient consultants and medical coders familiar with the requirements of IDC-10-CM/PCS, the uncertainty of future regulatory approvals and laws, the need for future capital and the retention of key employees. We cannot provide assurance that we will generate revenues or achieve and sustain profitability in the future.

Recent Developments

Certain significant items or events must be considered to better understand differences in our results of operations from period to period. We believe that the following items have had a material impact on our results of operations for the periods discussed below or may have a material impact on our results of operations in future periods.

ICD-10 Transition

In the short term, the main focus of our business will be with respect to the ICD-10 coding transition. In that regard, our potential clients are all hospitals and medical providers which currently maintain coding personnel in some form that are primarily responsible for seeking reimbursement for patients’ procedures. The current system in place that drives the appropriate medical codes from hospitals/medical facilities to insurance companies is called ICD-9, which was implemented over 30 years ago.

In January 2009, the United States Department of Health and Human Services published a final rule which mandated a change in medical coding in United States health care settings from the current system, International Classification of Diseases, 9th Edition, Clinical Modification (ICD-9-CM), to the International Classification of Diseases, 10th Edition, Clinical Modification/Procedure Coding System (ICD-10-CM/PCS). Compliance with this ruling was to be achieved by October 1, 2013.  The new, mandated version expands the number of codes from 24,000 to 155,000, making it more precise and descriptive and more accurately describing the diagnoses and inpatient procedures of care delivered.  The transition to ICD-10-CM/PS will require significant business and systems changes throughout the health care industry and will impact all processes and people from finance to compliance to doctors.

On April 9, 2012, as published in the Federal Register, citing concerns about the ability of provider groups to meet the looming compliance deadline to adopt ICD-10-CM/PCS, HHS announced a proposed rule which would delay the implementation date to October 1, 2014.  Interested parties had the ability to comment during a period ending 30 days after the date of the announcement. On August 27, 2012, HHS Secretary Kathleen Sebelius announced the release of a rule that makes final a one-year proposed delay—from October 1, 2013, to October 1, 2014 — in the compliance date for the industry's transition to ICD-10 codes.

The Company anticipates implementation of ICD-10-CM/PCS to be completed by the newly proposed effective date of October 1, 2014.

We believe that we are capable of providing consulting and related services with respect to the ICD-10 coding transition and the potential issues that we believe medical providers will experience due to the transition. In that regard, we believe the following are some of the issues that will be experienced due to the changeover:

●	The new system will require time, money and commitment by over 6,000 hospitals, 600,000 physicians and every health insurance provider in the United States.
●	Re-education and training of every Health Information Management (“HIM”) department is required of every hospital and medical facility in the United States.

●	All claims submitted by hospitals and physicians for reimbursement without utilizing ICD-10 will result in immediate rejection and non-payment.

HRAA’s vision regarding ICD-10 Transition:

●	Hospitals and medical facilities will incur massive backlogs in their billing and coding departments. Backlog in coding will lead to greater time between payments and crippling financial deficits.

●	There will likely be an increase in coding errors, resulting in incorrect payments that can lead to hefty fines.
●
Initial estimates based on other countries that have already converted to ICD-10 predict a 50% loss of productivity due to the complexity of the new system - a result of more time being allocated to the preparation of each individual patient case.

●
The sheer number of codes and time for each entry will dramatically impact the workload.  Currently there are not enough coders to meet this demand, resulting in an on-going shortfall, with an accelerating shortfall anticipated after ICD-10 is implemented.

●	Every discipline in the hospital will be affected as they all revolve around the same coding system.

●
For each code in the ICD-9 format, there will be additional, more descriptive codes in the ICD-10 format. This will greatly increase the quality of patient care, but simultaneously put a burden on hospitals and their medical coders.

●	Currently under ICD-9, hundreds of millions of dollars of revenue are lost each year due to medical coding and billing errors.

●	The average age of a medical coder is 54. It is estimated that 20% of coders plan to retire or change activities because of this transition.

HRAH Chairman, CEO and Founder Andrea Clark, RHIA, CCS, CPC-H, continues to build the Company to meet the changing needs of the healthcare community and her accomplishments continue to be acknowledged. A few recent awards include:

●	“Female Executive of the Year” Gold Award Winner - Stevie Awards for Women in Business – December, 2012
●	"Maverick of the Year” Bronze Award Winner - Stevie Awards for Women in Business – December, 2012

●	“Mentor of the Year" - 2012 AHIMA Triumph Awards – June, 2012
●	“10 HIM Heroes, Professionals Who Have Made a Difference" - For The Record Magazine – October, 2011
●	“Broward County Ultimate CEO Award” – October, 2013

HRAA has also been recognized for tremendous growth and industry leadership. Recent acknowledgments include:

●	“Fastest Growing Company of the Year” Bronze Award Winner- Stevie Awards for Women in Business – December, 2012

●	“Top Ten Best Places To Work” - South Florida Business Journal – 2011

We believe we are able to provide hospitals and medical providers with the ability to effectively transition to ICD-10 and prevent massive backlogs that lead to crippling financial deficits.  Our team of certified coders provides hospitals with the expertise needed to successfully input the proper data set into the Health Information Management (HIM) system which drives reimbursement from insurance providers such as Medicare and Medicaid, as well as private insurance companies.  We offer above industry standards ICD-9 and ICD-10 training to coders, equipping them with the knowledge to effectively assign the appropriate codes. We also conduct medical billing audits, identifying risks of lost revenue and ensuring the correct amounts have been paid. In doing so, we shorten the revenue cycle and prevent financial stress on healthcare providers.

The transition from ICD-9 to ICD-10 is and will drastically affect the entire healthcare industry, especially patients, hospitals, medical facilities, physicians, insurance providers and the coding workforce. Our goal is to optimize revenue integrity by providing expert contract coding and consulting services to hospitals and medical facilities throughout the United States.  We will implement marketing tools in order to create our own brand identity and leverage this rapidly growing awareness of the upcoming switch to ICD-10 and the potential financial pressure a hospital will face if not properly prepared and trained.

We believe that the following tasks are essential to achieve on-going success:

●	development of long lasting relationships with new clients and strengthen relationships with existing clients;
●	recruitment and proper training of qualified personnel;
●	appropriate fiscal planning and execution;
●	development of an extensive sales network;
●	effective and broad-reaching promotional programs;
●	connecting effectively with executive-level decision makers of hospitals and medical facilities;
●	accurately and efficiently audit the medical billing records to maximize revenue integrity;
●	ensure that we are supplying hospitals and medical facilities with top quality, certified medical coders;
●	developing and deploying dynamic and effective marketing strategies; and
●	informing healthcare professionals of the products, services and benefits of being an HRAA client.

In addition to the above, our ICD-10 coding transition services will also include the training of our client’s staff with respect to the ICD-10 coding system; providing coding resources while the client’s staff is undergoing training; coding resources to handle backlog as productivity levels drop off; and auditing resources to ensure retention and accuracy of the ICD-10 coding.

Products and Services

We provide our customers with customized, hands-on, strategy-focused and in-depth analysis of a hospital’s Revenue Cycle and their compliance, as well as APC and DRG coding and documentation audits. We also offer customized education and certification programs, charge master data integrity, reviews, and solutions yielding measurable results, increased productivity, reduced DNFB, improved APC accuracy and optimized Revenue Integrity. We are committed to providing the most intuitive Revenue Integrity solutions in the industry through various means including APC AuditPro™, our proprietary internal auditing technology for outpatient claims.

HRAA provides an in-depth analysis of a hospital’s revenue cycle and their compliance, and offers the only full suite of business intelligence products and consulting services required to keep up with the ever-changing healthcare industry. All of our products and services yield measurable results, increased productivity, reduced unbilled accounts, improved payment accuracy and provide optimized revenue integrity for hospitals and physicians.

Products

Healthcare is traversing a period of significant change with the dawning of ACOs, the declaration of Meaningful Use, and probably the most important of these agents of change is the transition from ICD-9 to ICD-10. To understand the importance of these changes, healthcare’s decision makers need to recognize the impact these changes are having on their organizations. To do this they must visualize and analyze their available data to produce actionable results that improve the organization’s overall performance.

ICD-10 Education Curriculum

We provide our customers with an online internally developed education curriculum focused on ICD-10 CM Diagnosis and ICD-10-PCS Procedure course material.

Visualizer™

Visualizer™ is an analytic platform that provides healthcare decision makers with an integrated view of financial, operational, and clinical data across multiple sources of data. Each  Visualizer ™  building block is designed to meet a specific analytic need.

OMC Initiator

The Outsourced Medical Coding Initiator was created for processing healthcare claims within hospitals. This product captures data from the physician or the hospital’s financial systems and correlates the data in a manner that expedites the processing of a claim. To validate our new product, our team of Emergency Department Coders (ED Coders) is continuously evaluating the process of coding claims in order to enhance our product.

Verifier™ (Inpatient and Outpatient)

Healthcare organizations need executable tactics that can be implemented up and down the revenue cycle, with both inpatients and outpatients. These steps taken must be clear and simple to really improve the patient experience. Creating a successful revenue integrity program will have the most immediate impact in that initiative. However, there is a significant challenge in today’s environment of complex regulations, changing payer requirements, and RAC, CERT, HIPAA along with ICD-10 pressures and increasing financial and workforce resource constraints.

Under the CMS’ value-based purchasing rules, hospitals will be assessed on quality performance, with clinical measures weighted at 70% and patient experience measures weighted at 30%. Verifier™ Suite is the most comprehensive solution for healthcare organizations performing internal auditing that provides insight into both clinical quality and service quality. This proven technology has been stress tested by HRAA providing internal auditing services to our clients for over 10 years. Although, conducting regular audits and taking a high level view of the reimbursement landscape is required, it’s not until you roll up your sleeves and start digging into the claim details, that you will uncover hidden revenue integrity issues.

Services

Coding Services

The HRAA coding solution provides hospitals and physicians across the United States with an experienced team of backlog coders to assist facility coding departments or provide outsourcing services. Certified HRAA associates supply hospitals and physicians with medical coding and billing expertise, while reducing the risk of error and maximizing accuracy, efficiency and profitability. Medical coding is the process of taking information from a wide variety of patient medical records, charts and notes, and converting it into an alphanumeric data set. The data set then drives the payment for the services rendered when submitted to Medicare, Medicaid, commercial payers and other healthcare providers. Medical coders analyze the documentation maintained within medical records and assign codes that drive reimbursement. Additionally, the data set is utilized as a collection methodology for tracking diseases, quality of care and treatment.

Billing & Coding Audits

HRAA’s team motivates excellence and reimbursement proficiency through customized, hands-on, strategy-focused and in-depth approach to the issues facing hospitals today and preparing them for tomorrow. While increasing profits for healthcare professionals remains a moving target, it is paramount to focus attention on compliant reimbursement dollars.

Education

We offer various training and educational opportunities to our clients, including Education Sessions, Coding Boot Camps, Workshops, and Webinars.

Consulting

We have specialized in building reimbursement proficiency by focusing on the entire revenue cycle, not just coding, and by providing RAC oriented audits, education and consulting services. Because our approach is to focus on the client’s needs and develop the solution on an individual basis, our team possesses extensive experience in revenue cycle issues. We focus not merely on the revenue and codes, but on their operational uses. HRAA’s consulting services provide secure and effective solutions for complex regulatory challenges, internal inefficiencies and revenue cycle analysis.

ICD-10 Transition Services

The transition to ICD-10 codes is not just a coding conversion; it is a change that impacts virtually all areas of the revenue cycle. HRAA’s unique approach to this business transition is multidimensional, providing organizations with a smooth and sustainable transition. HRAA offers “turn-key ICD-10 services” to assist clients with all aspects of the transition, with great emphasis on streamlined comprehensive training while maintaining productivity.

HRAA's ICD-10 Transition Services Include ICDVisualizer™, Needs Assessment, ICD-9/ICD-10 Dual Audit, Education, Reserved Medical Coder Personnel, Auditing, Continuous Support.

Business Intelligence

HRAA offers Business Intelligence Services to help clients interpret data and make healthcare organizations more efficient and effective.

HRAA Business Intelligence team offers a number of solutions including: Implementation of Visualizer™ Suite products, Deployment of solution templates, Development of custom applications. HRAA solution template offers the flexibility to customize the solution to meet client's needs without having to start application development from scratch.

HRAA's implementation experience of templates include: Surgery Center Analytics, Revenue Cycle Management, Customer satisfaction surveys, Hospital Statistics, Quality measures.

Physician Services

Certified coders and auditors are fully trained and are required to maintain continuing education each year to uphold their certification. HRAA is proactive providing each coder and auditor with many opportunities for additional training to make certain we are always providing the highest quality standard you expect from HRAA. HRAA takes each encounter through a rigorous review in-line with the documentation guidelines used by CMS.

The education that follows an audit includes the basic fundamentals of appropriate documentation for the levels of service billed. Physician will be introduced to the specific issues noted within the documented service. Recommendations on how to improve upon the documentation will be discussed, including template usage, appropriate EHR revisions, form creation, and so forth.

Three months ended September 30, 2013 compared to September 30, 2012

Results of Operations

The following table presents a summary of operating information for the three months ended September 30, 2013 and 2012:

	For the three months ended
	September 30, 2013	September 30, 2012	Increase/ (Decrease) $	Increase/ (Decrease) %
Revenue	$1,790,825	$1,985,516	$(194,691)	(9.81)%
Revenue – Related Party	60,552	-	60,552	100.00%
Total Revenue	1,851,377	1,985,516	(134,139)	(6.76)%
Costs of Revenues	1,088,442	758,267	330,175	43.54%
Gross profit	762,935	1,227,249	(464,314)	(37.83)%

Selling and administrative expenses	1,898,595	1,069,870	828,725	77.46%
Research and development expenses	-	926	(926)	(100.00)%
Asset impairment	946,931	-	946,931	100.00%
Depreciation and amortization	19,616	14,007	5,609	40.04%
Total operating expenses	2,865,142	1,084,803	1,780,339	164.11%
Operating income (loss)	(2,102,207)	142,446	(2,244,653)	(1,575.79)%
Other expense, net	(459,268)	(372,595)	(86,673)	23.26%
Net loss	$(2,561,475)	$(230,149)	$(2,331,326)	1,012.96%

Revenue:

Revenue decreased by $134,139 or approximately 7%, from $1,985,516 for the three months ended September 30, 2012 to $1,851,377 for the three months ended September 30, 2013.  The decrease was due primarily to reduction in education revenue as a result of the shift in the Company’s focus to technology and research development of our business intelligence Visualizer business software products.

Cost of Revenues:

Cost of revenues increased by $330,175 or approximately 44%, from $758,267 for the three months ended September 30, 2012 to $1,088,442 for the three months ended September 30, 2013. The increase was due primarily to additional personnel and related training costs associated with the build-up of the Company’s audit and coding service provider personnel required to service the anticipated increase in service contracts in future periods.

Gross Profit:

Gross profit decreased by $464,314, or approximately 38%, from $1,227,249 for the three months ended September 30, 2012 to $762,935 for the three months ended September 30, 2013.  The decrease in gross profit is primarily attributable to higher payroll cost, lower utilization rates, and a general decline in education revenue.

Selling and Administrative Expenses:

Selling and administrative expenses were $1,898,595 for the three months ended September 30, 2013, an increase of $828,725 or 77%, from $1,069,870 for the three months ended September 30, 2012.  The change in the 2013 period compared to the 2012 period was primarily due to:

●
Personnel costs have increased by $389,264 or approximately 63%, from approximately $615,000 for the three months ended September 30, 2012 to $1,005,075 for the three months ended September 30, 2013.  The increase is due primarily to increased compensation and related expenses associated with the build-up of the Company’s management, sales and administrative staff in anticipation of growth in business volume.

●
Professional fees have increased from $132,091 for the three months ended September 30, 2012 to $297,354 for the three months ended September 30, 2013, an increase of $165,242, or approximately 125%.This increase is attributable to legal, audit, consulting, investor and public relations, and accounting services provided in connection with expenses associated with financial reporting matters.

●	The remainder of the increase in Selling and administrative expenses is related to costs associated to the company’s business development such as marketing, communications, trade shows and seminars.

Research and Development Expenses:

We had no research and development expenses for the three months ended September 30, 2013, a decrease of $926, or 100%, for the three months ended September 30, 2012. The decrease is due to a significant reduction in the technology department personnel and Information Technology research projects. The Company lacked the available financial resources to invest in research and development.

Asset Impairment

At the end of September, 2013, the Company re-evaluated the capitalized research and development costs for the Visualizer software suite of multiple offerings and the OMC Initiator after an evaluation based in part on the lack of cash flow and customer demand in ICD Visualizer after the general acceptance release date of July 15, 2013. In addition, the Company also considered its going concern opinion and cash liquidity concerns that restrain the ability to make capital investments in research and development to complete existing products in the pipeline as the available cash is needed to fund normal operating expenses. As a result of this evaluation, the Company recorded a loss of $946,931 that is presented as a line item entitled “asset impairment” on the consolidated statement of operations.

Depreciation and Amortization Expenses:

Depreciation and amortization expenses were approximately $84,000 for the three months ended September 30, 2013, an increase of approximately $70,000, or 500%, from approximately $14,000 for the three months ended September 30, 2012. The increase was primarily due to the amortization of the Visualizer software product that had a general release date of July 15, 2013.

Interest Expense (included in other expenses, net):

Interest Expense was approximately $357,000 for the three months ended September 30, 2013, a decrease of approximately $21,000, from approximately $378,000 for the three months ended September 30, 2012. The decrease in interest expense is primarily due to reduced finance charges related to the amortization of debt.

Net Income (loss):

As a result of the above factors, a net loss of approximately $2,561,000 was recognized for the three months ended September 30, 2013 as compared to net loss of approximately $230,000 for the three months ended September 30, 2012, an increase of approximately $2,331,000 or approximately 1013%.  The increase in net loss is outlined above.

Nine months ended September 30, 2013 compared to September 30, 2012

Results of Operations

The following table presents a summary of operating information for the nine months ended September 30, 2013 and 2012:

	For the nine months ended		Increase/	Increase/
	September 30, 2013	September 30, 2012	(Decrease) $	(Decrease) %
Revenue	$5,787,811	$3,619,611	$2,168,200	59.90%
Revenue – Related Party	287,626	-	287,626	100.00%
Total Revenue	6,075,437	3,619,611	2,455,826	67.85%
Costs of Revenues	3,049,394	1,642,619	1,406,775	85.64%
Gross profit	3,026,043	1,976,992	1,049,054	53.06%

Selling and administrative expenses	5,284,354	2,726,475	2,557,879	93.82%
Research and development expenses	289	54,059	(53,770)	(99.47)%
Asset impairment	946,931	-	946,931	100.00%
Depreciation and amortization	64,214	36,758	27,456	74.69%
Total operating expenses	6,295,788	2,817,292	3,478,496	123.47%
Operating income (loss)	(3,269,745)	(840,300)	(2,429,445)	289.12%
Other expense, net	(823,619)	(383,437)	(440,182)	114.80%
Net loss	$(4,093,364)	$(1,223,737)	$(2,869,627)	234.50%

Revenue:

Revenue increased by $2,455,826 or approximately 68%, from $3,619,611 for the nine months ended September 30, 2012 to $6,075,437 for the nine months ended September 30, 2013.  The increase was due primarily to increased revenue generated as a result of an increase in business development and marketing efforts put forth by HRAA.

Cost of Revenues:

Cost of revenues increased by $1,406,775 or approximately 86%, from $1,642,619 for the nine months ended September 30, 2012 to $3,049,394 for the nine months ended September 30, 2013. The increase was due primarily to additional  personnel and related training costs associated with the build-up of the Company’s audit and coding service provider personnel required to service the anticipated increase in service contracts in future periods.

Gross Profit:

Gross profit increased by $1,049,054, or approximately 53%, from $1,976,992 for the nine months ended September 30, 2012 to $3,026,043 for the nine months ended September 30, 2013.  The increase in gross profit was due to the increase in business experienced during the year.

Selling and Administrative Expenses:

Selling and administrative expenses were $5,284,354 for the nine months ended September 30, 2013, an increase of $2,557,879 or 94%, from $2,726,475 for the nine months ended September 30, 2012.  The change in the 2013 period compared to the 2012 period was primarily due to:

●
Personnel costs have increased by approximately $1,604,308 or approximately 108%, from approximately $1,483,292 for the nine months ended September 30, 2012 to approximately $3,087,600 for the nine months ended September 30, 2013.  The increase is due primarily to increased compensation and related expenses associated with the build-up of the Company’s management, sales and administrative staff in anticipation of growth in business volume.

●
Professional fees have increased from $234,703 for the nine months ended September 30, 2012 to $618,195 for the nine months ended September 30, 2013, an increase of $383,492, or approximately 163%.

This increase is attributable to legal, audit, consulting, investor and public relations, and accounting services provided in connection with expenses associated with financial reporting matters.

●	The remainder of the increase in Selling and administrative expenses is related to costs associated to the company’s business development such as marketing, communications, trade shows and seminars.

Research and Development Expenses:

Research and development expenses were $289 for the nine months ended September 30, 2013, a decrease of approximately $54,000, or 100%, for the nine months ended September 30, 2012. The decrease is due to a significant reduction in the technology department personnel and Information Technology research projects. The Company lacked the available financial resources to invest in research and development.

Asset Impairment

At the end of September, 2013, the Company re-evaluated the capitalized research and development costs for the Visualizer software suite of multiple offerings and the OMC Initiator after an evaluation based in part on the lack of cash flow and customer demand in ICD Visualizer after the general acceptance release date of July 15, 2013. In addition, the Company also considered its going concern opinion and cash liquidity concerns that restrain the ability to make capital investments in research and development to complete existing products in the pipeline as the available cash is needed to fund normal operating expenses. As a result of this evaluation, the Company recorded a loss of $946,931 that is presented as a line item entitled “asset impairment” on the consolidated statement of operations.

Depreciation and Amortization Expenses:

Depreciation and amortization expenses were approximately $128,300 (which includes $64,000 of amortization included in direct cost of sales) for the nine months ended September 30, 2013, an increase of approximately $91,500, or 249%, from approximately $36,800 for the nine months ended September 30, 2012. The increase was primarily due to the amortization of the Visualizer software product that had a general release date of July 15, 2013. There were also incremental depreciation costs associated with the Company’s purchases for computer equipment necessary to support the increase in personnel.

Interest Expense (included in other expenses, net):

Interest Expense was approximately $722,000 for the nine months ended September 30, 2013, an increase of approximately $329,000, or 84% from approximately $393,000 for the nine months ended September 30, 2012. The increase is due to the factoring fees experienced during the year along with interest on outstanding debt obligations and amortization of debt discounts.

Net Income (loss):

As a result of the above factors, a net loss of approximately $4,093,000 was recognized for the nine months ended September 30, 2013 as compared to net loss of approximately $1,224,000 for the nine months ended September 30, 2012, an increase of approximately $2,869,000 or approximately 234%.  The increase in net loss is outlined above.

Non-GAAP – Financial Measures

The following discussion and analysis includes both financial measures in accordance with GAAP, as well as a non-GAAP financial measure.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP.   Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures.  They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results.  Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We believe that both management and shareholders benefit from referring to the following non-GAAP financial measure in planning, forecasting and analyzing future periods. Our management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Our management uses and relies on the following non-GAAP financial measure:

Adjusted EBITDA from continuing operations

Our management believes Adjusted EBITDA from continuing operations is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of items of a non-operational nature that affect comparability.  Our management recognizes that Adjusted EBITDA from continuing operations, like EBITDA from continuing operations, has inherent limitations because of the excluded items.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measure calculated in accordance with GAAP.  We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between the Company and other companies.  In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measure to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The Company defines Adjusted EBITDA from continuing operations as earnings (or loss) before interest expense, income taxes, depreciation and amortization asset impairment, loss on early extinguishment of debt, and non-cash stock-based compensation.  The Company excludes stock-based compensation because it is non-cash in nature.  The following table presents a reconciliation of Adjusted EBITDA from continuing operations to Net Income (loss) from continuing operations allocable to common shareholders, a GAAP financial measure:

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Net loss	$(2,561,475)	$(230,149)	$(4,093,364)	$(1,223,737)
Interest expense	357,127	377,954	721,829	392,888
Asset Impairment	946,931	-	946,931	-
Loss on early extinguishment of debt	112,583	-	112,583	-
Depreciation and amortization	83,753	14,007	128,351	36,758
Stock based compensation expense	192,130	-	290,162	-
Adjusted EBITDA (loss) from operations	$(868,951)	$161,812	$(1,893,508)	$(794,091)

Liquidity and Capital Resources

The Company’s principal sources of liquidity include proceeds from long term debt and private placement of its shares. Overall, for the nine months ended September 30, 2013, the Company generated $2,503,000 from its financing activities primarily associated with the debt and equity financing. Such proceeds, coupled with its beginning cash balances, were utilized by the Company to fund its negative cash flow from operating activities in the amount of approximately $1,454,000 and investment in capitalized software, property and equipment of approximately $761,000.

As of September 30, 2013, the Company had cash balances of approximately $186,000 as compared to approximately $57,000 as of September 30, 2012, an increase of approximately $129,000.

Net cash used in operating activities was approximately $1,454,000 for the nine months ended September 30, 2013. This compared to net cash used by operating activities of approximately $872,000 for the nine months ended September 30, 2012. The increase of $582,000 was used to fund a net loss of $4,093,364 reduced by non-cash depreciation of $128,351, asset impairment of $946,931, loss on early extinguishment of debt of $112,583 stock compensation expense of $290,162, amortization of debt discount of $322,476, bad debt of $124,082, and changes in operating assets and liabilities totaling $715,099.

Net cash used in investing activities for the nine months ended September 30, 2013 was approximately $761,000 compared to approximately $102,000 for the nine months ended September 30, 2012. The increase is primarily attributable to the development of software.

Net cash provided by financing activities amounted to approximately $1,507,000 for the nine months ended September 30, 2013, compared to net cash provided in the nine months ended September 30, 2012 of approximately $833,000, representing an increase in net cash flow from financing activities of approximately $674,000. This was due to the receipt of net proceeds from the Company’s issuance of stock, net borrowings from new and existing debt obligations, offset by various debt repayments.

Financing:

The Company has the following financing arrangements:

1.
The revolving line of credit for $150,000 with Bank of America for working capital needs was modified on September 19, 2013. The loan no longer has an expiration date of December 18, 2018, but instead a final maturity date of September 19, 2017. The interest rate per year is equal to the Bank’s Prime Rate plus 3.5 percentage points. The revolving line of credit was consolidated with an existing bank term loan  Bank’s prime rate of interest at September 30, 2013 was 3.25%. First payment of approximately $3,200 was paid October 19, 2013.

2.
A term loan with Bank of America whose proceeds were used for general working capital. The term loan has been consolidated with an existing line of credit. The loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of HRAA. The balance due as of September 19, 2013 the date of the consolidation was approximately $20,697.

3.
A mortgage made to HRAA’s subsidiary related to certain real estate which houses HRAA’s main offices in Plantation, Florida.  The loan originated in July 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by a stockholder of HRAA. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve.  The balance under this mortgage loan as of September 30, 2013 was approximately $176,000. Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

4.
A factoring facility with a finance company whereby, under the terms of the agreement, the Company, at its discretion, assigns the collection rights of its receivables to the finance company in exchange for an advance rate of 85% of face value.  The assignments are transacted with recourse in the event of non-payment.   For the three months ended September 30, 2013, the Company had factored approximately $1,108,000 of receivables and had received cash advances of approximately $1,090,309. Outstanding receivables purchased by the factor as of September 30, 2013 were approximately $522,000 and included in accounts receivable in the accompanying unaudited condensed consolidated balance sheet, and the secured loan due to the lender was approximately $444,000. Factor fees in 2013 were approximately $104,000, and are included in interest expenses.

5.	The Company leases certain office equipment under non-cancellable operating lease arrangements. Monthly payments under the lease agreements are approximately $500 as of September 30, 2013.

6.
During December 2012 and January 2013, the Company entered into a round of Loan Agreement and Promissory notes totaling $2,035,000. As of December 31, 2012, the Company had received $815,000.  The remainder of $1,220,000 was received in January and February 2013.

The Company’s Merger yielded cash from the sale of common stock that was approximately $600,000 short of the expected amount to be raised in order in order to execute its growth plan for the near future. Since the time of the Merger, the Company has transacted equity capital raises totaling approximately $1,685,000 of additional capital infusion. The Company has continued its build-up of the personnel and business development efforts and has incurred operating losses. As a result, the Company possesses a working capital of $26,892 at September 30, 2013 and continues to hold discussions with interested parties regarding additional investment in the Company’s common stock in amounts which approximate its current estimated working capital shortfall. Should efforts to raise additional capital prove to be unsuccessful; the Company will reduce its growth plans accordingly.

Year ended December 31, 2012 compared to the year ended December 31, 2011

Results of Operation

The following table presents a summary of operating information for the year ended December 31, 2012 and 2011:

	Year-ended	Year-ended	Increase/	Increase/
	December 31,	December 31,	(Decrease)	(Decrease)
	2012	2011	($)	(%)

Revenues	$5,806,848	$1,432,773	$4,374,075	305.3%
Cost of Revenues	2,830,008	473,719	2,356,289	497.4%
Gross profit	2,976,840	959,054	2,017,786	210.4%

Selling and administrative expenses	3,853,820	1,976,655	1,877,165	95.0%
Research and development expenses	64,386	93,489	(29,103)	(31.1)%
Depreciation and amortization	50,765	31,362	19,403	61.9%
Other expenses, net	465,339	29,468	435,871	1,479.1%
Net income (loss)	$(1,457,470)	$(1,171,921)	$(285,549)	24.4%

Revenue:

Revenue increased by approximately $4,374,000 or approximately 305%, from approximately $1,433,000 for the year ended December 31, 2011 to $5,807,000 for the year ended December 31, 2012.  The increase was due primarily to increased revenue generated as a result of an increase in business development and marketing efforts put forth by HRAA.

Cost of Revenues:

Cost of revenues increased by approximately $2,356,000 or approximately 497%, from approximately $474,000 for the year ended December 31, 2011 to approximately $2,830,000 for the year ended December 31, 2012.  The increase was due primarily to greater personnel and related training costs associated with the buildup of the Company’s audit and coding service provider personnel required to service the anticipated increase in service contracts in future periods. Specifically, as of December 31, 2012, the Company employed 77 service providers, who have to go through a period of training, as compared to 5 service providers as of December 31, 2011.

Gross Profit:

Gross profit increased by approximately $2,018,000, or approximately 210%, from approximately $959,000 for the year ended December 31, 2011 to approximately $2,977,000 for the year ended December 31, 2012.  The increase in gross profit was due to the increase in business experienced in the year.

Selling and Administrative Expenses:

Selling and administrative expenses were approximately $3,854,000 for the year ended December 31, 2012, an increase of approximately $1,877,000 or 95%, from approximately $1,977,000 for year ended December 31, 2011.  The change in the 2012 period compared to the 2011 period was primarily due to:

●
Personnel costs have increased by approximately $1,735,000 or approximately 510%, from approximately $340,000 for the year ended December 31, 2011 to approximately $2,075,000 for the year ended December 31, 2012. The increase is due primarily to increased compensation and related expenses associated with the buildup of the Company’s management, sales and administrative staff in anticipation of growth in business volume.

●
Travel/Business Development has increased by approximately $295,000 or approximately 220%, from approximately $134,000 for the year ended December 31, 2011 to approximately $429,000 for the year ended December 31, 2012. The increase was due primarily to sales team efforts to develop new business growth.

●
Professional fees have increased from approximately $82,000 for the year ended December 31, 2011 to approximately $395,000 for the year ended December 31, 2012, an increase of approximately $313,000, or 382%.  This increase is attributable to legal and accounting services provided in connection with the merger and two subsequent capital rises, and expenses associated with audit and review services.

●
The remainder of the increase in Selling and administrative expenses is related to costs associated to the company’s business development such as marketing, trade shows and seminars. The increases were partially offset by decreased expenses of approximately $464,000.

Research and Development Expenses:

Research and development expenses were approximately $64,000 for the year ended December 31, 2012, a decrease of approximately $29,000, or 31%, from approximately $93,000 for the year ended December 31, 2011. The decrease is due to the capitalization of expenses related to the development of the Visualizer™ suite.

Depreciation and Amortization Expenses:

Depreciation and amortization expenses were approximately $51,000 for the year ended December 31, 2012, an increase of approximately $20,000, or 61%, from approximately $31,000 for the year ended December 30, 2011. The increase was primarily due to depreciation costs associated with the Company’s purchases for office furniture and computer necessary to support the increase in personnel.

Interest Expense (included in other expenses, net):

Interest Expense was approximately $465,000 for the year ended December 31, 2012, an increase of approximately $436,000, from approximately $29,000 for the year ended December 31, 2011. The increase is primarily due to the factoring fees in 2012 along with interest on outstanding debt obligations and a $300,000 non-cash expense related to the amortization of a $300,000 beneficial conversion feature which was expensed during the year ended December 31, 2012. Additionally, de minimums other income offset interest expense in the above captioned account "Other expense, net".

Net Loss:

As a result of the above factors, a net loss of approximately $1,457,000 was recognized for year ended December 31, 2012 as compared to net loss of approximately $1,172,000 for the year ended December 31, 2011, a decrease in income of approximately $285,000 or approximately 24%.  The increase in net loss is outlined above.

Non-GAAP – Financial Measures

The following discussion and analysis includes both financial measures in accordance with GAAP, as well as a non-GAAP financial measure.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP.   Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures.  They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results.  Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We believe that both management and shareholders benefit from referring to the following non-GAAP financial measure in planning, forecasting and analyzing future periods. Our management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Our management uses and relies on the following non-GAAP financial measure:

Adjusted EBITDA from continuing operations

Our management believes Adjusted EBITDA from continuing operations is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of items of a non-operational nature that affect comparability.  Our management recognizes that Adjusted EBITDA from continuing operations, like EBITDA from continuing operations, has inherent limitations because of the excluded items.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measure calculated in accordance with GAAP.  We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between the Company and other companies.  In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measure to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The Company defines Adjusted EBITDA from continuing operations as earnings (or loss) before interest expense, income taxes, depreciation and amortization, and non-cash stock-based compensation.  The Company excludes stock-based compensation because it is non-cash in nature.  The following table presents a reconciliation of Adjusted EBITDA   from continuing operations   to Net Income (loss) from continuing operations allocable to common shareholders, a GAAP financial measure:

	For the year ended
	December 31, 2012	December 31, 2011
Net loss	$(1,457,470)	$(1,171,921)
Interest expense	465,349	29,468
Depreciation and amortization	50,765	31,362
Stock based compensation expense	-	818,595
Adjusted EBITDA (loss) from operations	$(941,356)	$(292,496)

Liquidity and Capital Resources

The Company’s principal sources of liquidity include proceeds from long term debt and private placement of its shares. Overall, for the year ended December 31, 2012, the Company generated approximately $2,803,000 from its financing activities primarily associated with the debt and equity financing.  Such proceeds, coupled with its beginning cash balances, were utilized by the Company to fund its negative cash flow from operating activities in the amount of approximately $1,699,000 and investment in property and equipment of approximately $280,000.

As of December 31, 2012, the Company had cash balances of approximately $894,000 as compared to approximately $199,000 as of December 31, 2011, an increase of approximately $695,000.

Net cash used in operating activities was approximately $1,699,000 for the year ended December 31, 2012.  This compared to net cash used by operating activities of approximately $66,000 for the year ended December 31, 2011. The decrease of $1,633,000 was primarily due to higher personnel costs, greater travel and business development costs, and professional fees connected to the Company’s merger with HRAA which occurred in February 2012 along with non-cash charges of $355,573.

Net cash used in investing activities for the year ended December 31, 2012 was approximately $280,000 compared to approximately $47,000 for the year ended December 31, 2011.  The increase is primarily attributable to the development of software.

Net cash provided by financing activities amounted to approximately $2,674,000 for the year ended December 31, 2012, compared to net cash provided in the year ended December 31, 2011 of approximately $256,000, representing an increase in net cash flow from financing activities of approximately $2,418,000.  This was due to the receipt of net proceeds from the Company’s issuance of stock, advances on convertible promissory notes, and net borrowings from new and existing debt obligations offset by various debt repayments.

Financing:

The Company has the following financing arrangements:

1.
The revolving line of credit for $150,000 with Bank of America for working capital needs was modified on December 18, 2012. The loan no longer has an expiration date of December 18, 2012, but instead a final maturity date of December 18, 2018. The interest rate per year is equal to the Bank’s Prime Rate plus 6.5 percentage points. The Bank’s prime rate of interest at December 31, 2012 was 3.25%. First payment of $2,083 was due January 18, 2013.

2.
A term loan with Bank of America whose proceeds were used for general working capital. The loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of HRAA. Payments of principal and interest are approximately $2,700 per month. The loan matures in five years from September 2009, and incurs interest at the rate of 6.75% per annum. The balance due as of December, 2012 was approximately $39,000.

3.
A mortgage made to HRAA’s subsidiary related to certain real estate which houses HRAA’s main offices in Plantation, Florida.  The loan originated in July 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by a stockholder of HRAA. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve.  The balance under this mortgage loan as of December 31, 2012 was approximately $180,000. Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

4.
A factoring facility with a finance company whereby, under the terms of the agreement, the Company, at its discretion, assigns the collection rights of its receivables to the finance company in exchange for an advance rate of 85% of face value.  The assignments are transacted with recourse in the event of non-payment.  During 2012, the Company had factored approximately $3,850,000 of accounts receivable and had received cash advances of approximately $3,272,000 with a balance due to factor of approximately $827,000 at December 31, 2012.

5.	The Company leases certain office equipment under non-cancelable operating lease arrangements. Monthly payments under the lease agreements are approximately $500 as of December 31, 2012.

6.	On May 14, 2012, the Company entered into a round of Convertible Promissory notes totaling $300,000. These loans were to mature on May 14, 2013. The loans converted to common stock on July 15, 2012.

7.	During December 2012 and January 2013, the Company entered into a round of Loan Agreement and Promissory notes totaling $2,035,000. As of December 31, 2012, the Company had received $815,000.

The Company’s recent merger yielded cash from the sale of common stock that was approximately $600,000 short of the expected amount to be raised in order to execute its growth plan for the near future.  Since the time of the Merger, the Company has transacted equity capital raises totaling approximately $1,060,000 of additional capital infusion.  The Company has continued its buildup of the personnel and business development efforts and has incurred operating losses.  As a result, the Company possesses a working capital of approximately $157,000 at December 31, 2012 and continues to hold discussions with interested parties regarding additional investment in the Company’s common stock in amounts which approximate its current estimated working capital shortfall. Should efforts to raise additional capital prove to be unsuccessful; the Company will reduce its growth plans accordingly.

Going Concern

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing, management believes they can raise the appropriate funds needed to support their business plan and develop an operating company which is cash flow positive.

However, as of September 30, 2013, the Company has an accumulated deficit and for the three and nine months ended September 30, 2013, incurred net losses, and has used net cash in operations. The Company has not been able to generate sufficient cash from operating activities to fund its on-going operations. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

On November 12, 2013, the Company entered into a Securities Purchase Agreement for the equity sale of $5.4 million in Series A Preferred Stock and warrants to purchase shares of the Company’s Common Stock. The net proceeds to the Company after commissions, professional fees, and payment of shareholder loans is $4,322,000. The net raise is sufficient to fund on-going operations for the next several months. However, the funding is not sufficient to alleviate the on-going concern issue.

2014 Outlook

Now that the deadline for the ICD-10 Transition is finalized for October 2014, many healthcare executives are asking, “How should we get back on track in order to mitigate our financial and compliance risk?”  In response to this question, HRAA developed the ICD Visualizer  ™ . Utilizing knowledge from healthcare industry subject matter experts combined with exceptional insight into what providers really need, the ICD  Visualizer ™    assists healthcare leaders with their need to understand the exponential impact of the transition to ICD-10 and how it relates to reimbursement risks, clinical documentation quality, coding productivity and process changes.

By utilizing a business intelligence platform known for its ease of use and visualization capabilities, ICD Visualizer ™  is designed as a multidimensional environment that enables chief financial officers, vice presidents of payer relations, revenue cycle directors, HIM directors, coders and clinicians to explore the impact ICD-10 will have across the enterprise and within both inpatient and outpatient services.  ICD  Visualizer ™    contains a set of baseline analytics that quantify the impact across hospitals, service lines, departments and physicians.  Because ICD  Visualizer ™    has customizable analytics, analysts and executives are able to explore their own data and visualize a unique representation of their financial and operational needs well beyond the ICD-9 to ICD-10 transition phase.

Another outlook for 2013 and 2014 is the new Hospital Readmission Reduction Program, (HRRP), an Affordable Care Act provision, creates increasing financial penalties for hospitals with higher than expected adjusted readmissions within 30 days. The Centers for Medicare and Medicaid Services, (CMS) expect HRRP to help to control IPPS payment penalties to hospitals having higher than average readmissions within 30 days for 3 conditions: Acute Myocardial Infarction, (AMI), Heart Failure, (HF), and Pneumonia, (PN). The measures included in the policy represent high volume and high cost conditions and are endorsed by the National Quality Forum (NQF). The measures have some exclusion for readmissions that are unrelated to the prior discharge (such as planned admissions for scheduled procedures subsequent to AMI or transfers to another hospital).

In 2013, DRG payment rates will be reduced based on a hospital’s ratio of actual to expected readmissions. The reduction applies to the base DRG payment only and does not include IME, DSH or outlier payments. In FY 2013, the maximum payment reduction is 1 percent. In 2014, penalties double to 2% and cap at 3% in 2015. According to the CMS a total of 2,217 hospitals are expected to be penalized in the first year of the program. Of those hospitals, 307 will pay the maximum penalty at 1 percent of their regular Medicare reimbursements. The penalty cap will increase to two percent in 2014 and three percent in 2015 and new measures and metrics will be added.

Readmissions Visualizer ™  is a significant aspect of our value proposition for this factor. This business intelligence product is built on a premier business discovery platform that provides the ability to view current inpatient and historical readmission information through an intuitive Web interface for the purpose of decreasing readmissions within the healthcare system and to classify current census risk for readmission so care management can allocate appropriate resources.  Users can view current census including Reason for Admission, History of HF, AMI, PN, LACE Readmission Score, Emergency Room History, and more.

Readmissions Visualizer ™  also trends and analyses performance for predictive models to plan enterprise resource budgeting, partner planning, resource allocation and workflow interventions for care management at transitions to improve care quality and continuity.

The Company is poised to leverage these factors and more facing the healthcare industry through the sales of its products and solutions that allow healthcare organizations to view patient lifecycles horizontally as opposed to vertically thus reducing the cost of delivery and improving the delivery experience for Doctors, Nurses and Patients.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

The Company is an emerging growth company; therefore we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2)(B) of the Jumpstart Our Business Startups Act. As a result of this election, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

Allowance for doubtful accounts

Accounts receivable balances are subject to credit risk. Management has reserved for expected credit losses, sales returns and allowances, and discounts based upon past experience, as well as knowledge of current customer information. The Company believes that its reserves are adequate. It is possible, however, that the accuracy of our estimation process could be impacted by unforeseen circumstances. The Company continuously reviews its reserve balance and refines the estimates to reflect any changes in circumstances.

Software

Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985   Costs of Software to Be Sold, Leased or Marketed.”    Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market and capitalization ceases after the general release of the software. Amortization of capitalized software development costs begins upon initial product shipment after general release. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months) using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the software and the related accumulated amortization are removed from the accounts upon retirement of the software with any resulting loss being recorded in operations.

Asset Impairment

At the end of September, 2013, the Company re-evaluated the capitalized research and development costs for the Visualizer software suite of multiple offerings and the OMC Initiator after an evaluation based in part on the lack of cash flow and customer demand in ICD Visualizer after the general acceptance release date of July 15, 2013. In addition, the Company also considered its going concern opinion and cash liquidity concerns that restrain the ability to make capital investments in research and development to complete existing products in the pipeline as the available cash is needed to fund normal operating expenses. As a result of this evaluation, the Company recorded a loss of $946,931 that is presented as a line item entitled “asset impairment” on the consolidated statement of operations.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include valuation of accounts receivable, valuation of property and equipment, valuation and amortization period of software, valuation of beneficial conversion features in convertible debt, valuation of equity based instruments issued for other than cash, revenue recognition, and the valuation allowance on deferred tax assets.

Revenue Recognition

The Company recognizes services revenue based on the proportional performance method of recognizing revenue.

A portion of the Company’s revenue is generated from medical coding audit services. Auditing revenue is invoiced in accordance with the contract, generally at three benchmark time periods which coincide with when specific, obligatory field work services have been rendered and completed, the value of this portion of the contract price has been predetermined and agreed upon, and the client has received benefit or value in the form of the independent identification of system weaknesses and risk analysis. Further, collectability is reasonably assured due to the existence of a fixed fee contract and the size and financial health of the Company’s clients. Below is a description of the general benchmarks and work phases associated with the Company’s audit services:

●
Planning Phase - work commences prior to and as soon as the contract is signed and includes setting the audit scope, scheduling of the job, assignment of audit staff, understanding the client and their systems, determination of sample size and sampling methods to be employed, and other specific items as outlined in the contract. The planning phase includes the determination of deliverables as defined in the contract, generally consisting of a listing of errors, training and a final report. The Company generally invoices and recognizes 50% of the contract value at the completion of the Planning Phase. Although all of the contracts contain a clause making the first 50% of the engagement fee due and non-refundable at this point, the Company does not deem this initial fee to be recognized as deferred revenue under SAB 104 due to the extensive amount of work to be done prior to accepting the contract.

●
Field Work Phase – is performed at the client location and generally lasts one week and encompasses actual testing of sample claims preselected in the Planning Phase. The auditor generally preloads the selected claims into the Company’s proprietary software and audits the claim records by reviewing actual medical records. The software assists the auditor in determining proper classifications and allows the auditor to compare the proper classification against what was filed in the submission made by the client to Medicare. Notes and comments are recorded and audit reports are generated. The Company generally invoices and recognizes 40% of the contract value at the completion of the Field Work Phase.

●
Reporting Phase – includes a summary of audit findings, exit conference with clients, and any other specific deliverables as determined by the contract. The Company generally invoices and recognizes the remaining 10% of the contract value at the completion of the Report Phase.

A portion of the Company’s revenue is derived from consulting, training and coding services provided. Revenue from these revenue streams is recognized after services are performed based on the quoted and agreed upon fee contained in its contracts.

For our education products sold on a self-study standalone basis or in multiple element contracts which include training and the product and training are separable elements  (see below) revenue is recognized for the product upon passing of title which occurs once the end user is granted access to our online curriculum courses.

The Company had a general release of its first software product in July 2013.  Software sales on a standalone basis will be recognized upon delivery of the software when evidence of the purchase arrangement exists and the price is determinable, and when collectability is reasonably assured.

Arrangements with customers may involve multiple elements including software products, education products, training, software product maintenance, coding services, coding audit services and other consulting services. Training on education products will occur after the education product sale. Education products are sold and may be used as a self-study product, although most of our customers elect to purchase our training services and therefore most of our contracts to date are multiple element contracts including one price for the education product and related training. We allocate the selling price to each element as discussed below. Training and maintenance on software products will generally occur after the software product sale. Other services may occur before or after the product sales and may not relate to the products.  Revenue recognition for multiple element arrangement is as follows:

Each element is accounted for separately when each element has value to the customer on a standalone basis and there is Company specific objective evidence of selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each element is recognized using the general and specific criteria under GAAP as discussed above for elements sold in non-multiple element arrangements.   A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting.  The Company has historically sold its services with established rates which it believes is Company specific objective evidence of selling price. For the new software products, management has established selling prices which qualifies as Company specific objective evidence of selling price. Generally all elements in multiple element arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

Share Based Compensation

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Stock Compensation (“ASC Topic 718”). The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. Vesting terms vary based on the individual grant terms.

The Company estimates the fair value of stock-based compensation awards on the date of grant using the Black-Scholes-Merton (“BSM”) option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and are freely transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The BSM option pricing model considers, among other factors, the expected term of the award and the expected volatility of the Company’s stock price. Expected terms are calculated using the Simplified Method, volatility is determined based on the Company's historical stock price trends and the discount rate is based upon treasury rates with instruments of similar expected terms. Warrants granted to non-employees are accounted for in accordance with the measurement and recognition criteria of ASC Topic 505-50, Equity Based Payments to Non-Employees.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and other biographical information of our directors and executive officers as of December 10, 2013:

Name	Age	Position

Andrea Clark	52	Chief Executive Officer and Chairman of the Board

Robert Rubinowitz	47	Chief Operating Officer, President, Secretary, Treasurer and Director

Evan McKeown	55	Chief Financial Officer

Peter Russo	56	Director

Michael Brainard	43	Director

Dean Boyer	43	Chief Technology Officer

David Kroin	38	Director

Mitchell D. Kaye J.D.	45	Director

The following is a description of the business experience of each of our executive officers and directors:

Andrea Clark, 52, Chief Executive Officer and Chairman of the Board

Andrea Clark serves as our Chairman of the Board and Chief Executive Officer. Ms. Clark is a prominent health information management expert, having working with hospitals, information systems, outpatient coding, operational and compliance training expertise, including hospital-based and free-standing day surgery sites, emergency room, hospital based clinics and ancillary diagnostic service areas for the last twenty-five years. In 2001, Ms. Clark founded HRAA and has been its chief executive officer since inception. Ms. Clark received her BS in Health Information Sciences from the University of Wisconsin. She is also certified by the American Health Information Management Association as a Registered Health Information Administrator (RHIA) and by the American Academy of Professional Coders as a Certified Coding Specialist (CCS) and as a Certified Procedural Coder-Hospital (CPCH).

Pursuant to the terms of the Securities Purchase Agreement entered into with certain funds and accounts as to which Great Point Partners, LLC acts as an investment manager, dated November 12, 2013, an executive search committee will be established comprising of three Board of Director members to search for a new Chief Executive Officer.

Robert Rubinowitz, 47, Chief Operating Officer, President, Secretary, Treasurer and Director

Robert Rubinowitz serves as our Chief Operating Officer, President, Secretary, Treasurer and Director, overseeing all of our business operations including client relations, sales, marketing, accounting and human resources. He has served in this capacity at HRAA since June 2001. Mr. Rubinowitz has more than twenty years of experience in operations, sales and marketing. Prior to joining HRAA, Mr. Rubinowitz was General Manager of e-Commerce for PRIMEDIA as well as having served as Vice President of Marketing and e-Business at Anchor Computer. Mr. Rubinowitz was also an adjunct professor for Florida International University where he taught direct marketing. Mr. Rubinowitz received a Bachelor’s degree in Economics from Rutgers University.

Evan McKeown, 55, Chief Financial Officer

Mr. Evan McKeown serves as the Chief Financial Officer of the Company, and is responsible for budgeting, financial reporting and public disclosure, personnel management, as well as helping to create and oversee the financial goals of HRAA. Prior to joining the Company, Mr. McKeown was formerly the Chief Financial Officer of Perry Baromedical, a regulated medical device manufacturer and world leader in the manufacture, installation and service of FDA approved Hyperbaric Oxygen Chambers. Mr. McKeown also served as the Chief Financial Officer and Controller of National Healing Corporation, a leader in providing comprehensive outpatient wound care centers and wound and disease management solutions for hospitals. During his tenure at National Healing Corporation, Mr. McKeown gained relevant experience with healthcare coding and hospital contract negotiations. Prior to that, Mr. McKeown was the Senior Vice President, Chief Financial Officer and Chief Accounting Officer for Applied Digital, a former public company that provides RFID identification and security technology for various consumer and commercial applications. Mr. McKeown also served as a Tax Manager for Ernst and Young and was a senior accountant with Coopers & Lybrand. Mr. McKeown received his B.S. in Business Administration from the University of Maine and is licensed as a Certified Public Accountant in the state of Maine.

Peter Russo, 56, Director

Mr. Russo served as the Chief Financial Officer and Treasurer of magicJack VocalTec Ltd. from July 2010 to May 2013 and also served as its Principal Accounting Officer. Mr. Russo serves on the Advisory Board of Ocho Gaming, LLC. Ocho Gaming is a premiere operator and provider of online gaming in the Latin American market. Mr. Russo, along with his wife, is a co-founder of bracelet retailer FriendlyBands LLC. Mr. Russo also serves as a consultant to ResumeBear, a leading online job search technology company. Prior to his appointment as CFO of magicJack VocalTec Ltd., Mr. Russo served as CFO of YMax since 2005. Prior to joining YMax, from 1996-1999, he was a consultant and served as CFO of Group Long Distance, Inc. (GLD), a publicly traded reseller of local and long distance services. Prior to joining GLD, Mr. Russo was the Executive Vice President of the State Bank of South Australia. He holds a B.B.A. degree from Pace University in New York.

Michael Brainard, 43, Director

Mr. Brainard brings over 15 years of experience to the Board as a management consultant, senior executive, executive coach, manager, entrepreneur, and researcher. As a management consultant, Michael has designed and conducted process re-engineering and re-structuring, organizational assessments, leadership development initiatives, performance management systems, change management processes, and a variety of strategic planning initiatives. Additionally Michael has worked as a post-acquisition internal and external integration leader. Mr. Brainard has provided strategy and consulting services to companies such as Scripps, AMN Healthcare, AccentCare, Memorialcare, and Patient Safe Solutions. He holds a B.A. in Psychology from the University of Delaware, an M.S. in Industrial Psychology from Alliant International University and a Ph.D. in Industrial Psychology from Alliant International University.

Dean Boyer, 43, Chief Technical Officer

Mr. Boyer has over 30 years IT experience specializing in software engineering, business intelligence, performance management, data integration, healthcare and banking. As Chief Technology Officer (CTO), Mr. Boyer manages the resources and technologies required to deliver HRAA’s services and solutions. His innovative team is responsible for developing the Visualizer™ and Verifier™ product suites. These suites of products are based on QlikView’s business intelligence platform that provides an easy to use access to operational, financial and clinical healthcare information. In addition, HRAA’s IT department is developing a national remote medical coding environment that will enable HRAA to outsource medical coding operations for a variety of healthcare organizations. Over the past 25 years, he has built several IT organizations from scratch including a startup that Mr. Boyer founded in 1997 for which he raised over $42 million in venture capital. He has successfully built software products that generated over $300 million in revenue for their respective software firms and continues to develop innovative solutions for the healthcare industry. Prior to joining HRAA; Mr. Boyer was the Director of the Healthcare IT Practice for McGladrey, where he managed an IT team that specialized in business intelligence for hospitals, clinics, and healthcare organizations. Prior to McGladrey, Mr. Boyer was the Director of Worldwide Healthcare for Sybase, Inc. where he managed the healthcare and federal program offices consisting of over 200 consultants and architects that delivered product and technology solutions. Mr. Boyer is an accomplished presenter and has presented on topics such as the value of Business Intelligence in Healthcare, Building Actionable and Predictive Analytics for Physicians, and Adoption the Critical Factor in Business Intelligence for HIMSS, HFMA, and other healthcare audiences. Mr. Boyer holds a patient for point of care technology that he developed to bring the patient, payer and provider together at the point of care to settle a claim. Mr. Boyer holds a B.S. in Business Administration from Elizabethtown College.

David Kroin, 38, Director

Mr. Kroin has over fifteen years of investing experience and is a co-founder of Great Point Partners, LLC. Mr. Kroin is co-portfolio manager for the Biomedical Value Fund and an Investment Committee Member for GPP I and GPP II. Mr. Kroin is currently on the Boards of Connecture Inc., Cytovance Biologics and ProfesionalPT. He was previously a Board Member of US BioServices Corp. (acquired by AmerisourceBergen), Caprion Proteomics (acquired by CGP), Mediatech Acquisition Corp (acquired by Corning Inc.), Biodel, Inc. (NASD: BIOD), Gentium Spa (NASD:GENT), and several other companies. While at Great Point, Mr. Kroin has also led structured investments in several leading public companies including AMAG Pharmaceuticals (NASD:AMAG), Dynavax Technologies (NASD:DVAX), Hyperion Therapeutics (NASD: HPTX), Streamline Health (NASD: STRM) and Amarin Corp. (NASD:AMRN). Prior to Great Point Partners, Mr. Kroin was a Partner in J.H. Whitney & Co. funds and a senior member of its health care group. While at J.H. Whitney & Co., Mr. Kroin completed investments in over 25 leading growth companies. He began his career as an investment banker at Merrill Lynch & Company in mergers and acquisitions. He graduated from the University of Michigan with a B.S. in actuarial mathematics and is a currently on the Leadership Council of the University of Michigan’s Life Sciences Institute.

Mitchell D. Kaye J.D., 45, Director

Mitchell D. Kaye, J.D. is a Managing Director at BVF Partners, a biotechnology investment fund. Prior to that, from 2010-2013, he was the Chief Executive Officer of MedClaims Liaison, LLC, a consumer advocacy business that he founded and which works on behalf of families in managing reimbursement disputes with medical providers and insurance companies. From 2008-2010, Mr. Kaye was a Managing Director with Navigant Capital Advisors, a financial and strategic advisory services firm, and Head of Navigant’s Financial Institutions Restructuring Solutions Team (FIRST). While at Navigant, Mr. Kaye led numerous high profile engagements on behalf of investment funds and investors. Previously, as a successful entrepreneur in the asset management industry, Mr. Kaye launched two highly profitable asset management companies. Mr. Kaye was the founding member of Xmark Opportunity Partners, LLC, an investment fund exclusively focused on investments in publicly traded life sciences companies. In 1996, Mr. Kaye began his career as a founding member of Brown Simpson Asset Management, LLC (Brown Simpson), an investment fund that was at the foreground of private placement investing in the public markets. During his career, Mr. Kaye has consummated over 100 transactions as a lead investor, structured over a billion dollars in debt and equity-linked transactions, and taken an active role in the management of numerous portfolio companies. Mr. Kaye has served on the boards of several private and public companies, and also served on the board of the New York Alzheimer’s Association. From September 2007 until the company’s unwinding in June 2009, Mr. Kaye served on the board of directors of Genaera Corporation, a biopharmaceutical company that was listed on the Nasdaq Capital Market. Mr. Kaye received his BA from Wesleyan University, and his Juris Doctorate from Northwestern University School of Law.

Family Relationships

Our Chairman and Chief Executive Officer, Andrea Clark, is married to our Chief Operating Officer, President, Secretary and Treasurer, and Director, Robert Rubinowitz.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Section 16(a) Beneficial Ownership Compliance

As of the date of this report, we are not subject to Section 16(a) of the Exchange Act.

Corporate Governance

The Board has not adopted Corporate Governance Principles. Currently, the Company’s Chief Executive Officer also holds the position of Chairman of the Board of Directors. In the future, however, the Board may reconsider whether its Chief Executive Officer should also serve as Board Chairman.

Audit Committee and Financial Expert

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors.

Compensation Committee and Nominating Committee

We currently do not have a compensation committee or a nominating committee. Determining compensation for our officers and directors is done by our board of directors. Nominations for election to our board of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors in accordance with our bylaws and Nevada law.

Code of Conduct and Corporate Ethics Policy

Our Board has approved, and we have adopted, a Code of Conduct and Corporate Ethics Policy, or the Code of Conduct, which applies to all of our directors, officers and employees. Our Board has also approved, and we have adopted, a Code of Ethics for Senior Financial Officers, or the Code of Ethics for SFO, which applies to our Senior Financial Offices and management team in contact with key financial data. The Code of Conduct and the Code of Ethics for SFO are available free of charge upon written request to Health Revenue Assurance Associates, 8551 W. Sunrise Blvd. Suite 304, Plantation, Florida 33322, Attention: Chief Financial Officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated:

						Non-equity
Name and				Stock	Option	Incentive Plan	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Position	Year	($)	($)	($)	($)	($)	($)		($)

Andrea Clark –	2012	175,000	–	–	–	–	19,000	(1)	194,000
Chief Executive Officer	2011	175,000	–	–	–	–	–		175,000

Robert Rubinowitz –	2012	175,000	–	–	–	–	19,000	(1)	194,000
Chief Operating Officer, President and Secretary	2011	175,000	–	–	–	–	–		175,000

Evan McKeown,	2012	-	–	–	–	–	-		--
CFO (2)	2011	-	–	–	–	–	–		--

Dean Boyer	2012	$135,115	–	–	–	–	–		$135,115
Chief Technical Officer	2011	–	–	–	–	–	–		–

Peter Russo,	2012	-	–	–	–	–	-		--
Director (3)	2011	-	–	–	–	–	–		--

Michael Brainard,	2012	-	–	–	–	–	–		--
Director (3)	2011	-	–	–	–	–	–		--

David Kroin	2012	-	–	–	–	–	–		–
Director (4)	2011	-	–	–	–	–	–		–

Mitchell D. Kaye J.D.	2012	-	–	–	–	–	–		–
Director (4)	2011	-	–	–	–	–	–		–

(1)	This amount includes $12,000 for a car allowance and $7,000 for health insurance related costs.

(2)	Evan McKeown was appointed as Chief Financial Officer of the Company on April 22, 2013.

(3)	Messrs. Russo and Brainard were appointed as members of the Board on August 7, 2013.

(4)	Messrs. Kroin and Kaye were appointed as members of the Board on November 12, 2013.

Employment Agreements

We have entered into employment agreements with our officers and directors.

Employment Agreement with Andrea Clark

On October 2, 2013, the Company entered into an employment agreement with Andrea Clark and amended such agreement on November 12, 2013 (the “Clark Agreement”). Pursuant to the Clark Agreement, Ms. Clark will receive annual base compensation of $175,000, which may be increased but not decreased from time to time as determined by the Board of Directors of the Company. The Clark Agreement also provides for incentive awards, as well as a benefit package, including medical, disability, insurance, 401(k) and other equity programs. The term of the Clark Agreement is three (3) years and shall automatically be renewed for successive three (3) year terms thereafter, unless otherwise notified in writing ninety (90) days prior to the termination of the agreement. The Clark Agreement may be terminated by the Company for cause. Should the Company terminate the agreement without cause, Ms. Clark is entitled to receive two times her base salary at the time of termination; a pro-rata bonus payment on any bonus or incentive plan; any earned but unpaid base salary, and accrued but unpaid vacation time. Should the Clark Agreement be terminated by Ms. Clark two years after the effective date, Ms. Clark shall be entitled to receive: any earned but unpaid base salary and bonus compensation; any earned but unpaid vacation time; a pro-rata bonus or incentive plan award; and, at Ms. Clark’s election, either (i) registered shares of the Company’s common stock equal to 100% of her base salary at the time of resignation, or (ii) fully vested and cashless exercisable discounted stock options. In the event there is: (1) a change of control of the Company; and (2) Ms. Clark is terminated within six months following such change of control, Ms. Clark shall be entitled to receive any earned but unpaid base salary, any earned but unpaid bonus compensation, two times her base salary as of the date of the change of control, two times the average bonus paid to Ms. Clark over the three previous calendar years, and accrued but unpaid vacation time.. Should the Clark Agreement be terminated in the event of death or disability of Ms. Clark, Ms. Clark or her estate, shall be entitled to receive two times her base salary immediately prior to termination, a pro-rata bonus payment on any bonus or incentive plan; earned but unpaid base salary and earned but unpaid bonus compensation, and accrued but unpaid vacation time.

The Clark Agreement supersedes previously entered into between the Company and Ms. Clark dated July 15, 2011.

Employment Agreement with Robert Rubinowitz

On October 2, 2013, the Company entered into an employment agreement with Robert Rubinowitz and amended such agreement on November 12, 2013 (the “Rubinowitz Agreement”).

Pursuant to the Rubinowitz Agreement, Mr. Rubinowitz will receive annual base compensation of $175,000, which may be increased but not decreased from time to time as determined by the Board of Directors of the Company. The Rubinowitz Agreement also provides for incentive awards, as well as a benefit package, including medical, disability, insurance, 401(k) and other equity programs. The term of the Rubinowitz Agreement is three (3) years and shall automatically be renewed for successive three (3) year terms thereafter, unless otherwise notified in writing ninety (90) days prior to the termination of the agreement. The Rubinowitz Agreement may be terminated by the Company for cause. Should the Company terminate the agreement without cause, Mr. Rubinowitz is entitled to receive two times his base salary at the time of termination; a pro-rata bonus payment on any bonus or incentive plan; any earned but unpaid base salary, and accrued but unpaid vacation time. Should the Rubinowitz Agreement be terminated by Mr. Rubinowitz two years after the effective date, Mr. Rubinowitz shall be entitled to receive: any earned but unpaid base salary and bonus compensation; any earned but unpaid vacation time; a pro-rata bonus or incentive plan award; and, at Mr. Rubinowitz ’s election, either (i) registered shares of the Company’s common stock equal to 100% of his base salary at the time of resignation, or (ii) fully vested and cashless exercisable discounted stock options. In the event there is: (1) a change of control of the Company; and (2) Mr. Rubinowitz is terminated within six months following such change of control, Mr. Rubinowitz shall be entitled to receive any earned but unpaid base salary, any earned but unpaid bonus compensation, two times his base salary as of the date of the change of control, two times the average bonus paid to Mr. Rubinowitz over the three previous calendar years, and accrued but unpaid vacation time. Should the Rubinowitz Agreement be terminated in the event of death or disability of Mr. Rubinowitz, Mr. Rubinowitz or his estate, shall be entitled to receive two times his base salary immediately prior to termination, a pro-rata bonus payment on any bonus or incentive plan; earned but unpaid base salary and earned but unpaid bonus compensation, and accrued but unpaid vacation time.

The Rubinowitz Agreement supersedes previously entered into between the Company and Mr. Rubinowitz dated July 15, 2011.

Employment Agreement with Evan McKeown

On October 2, 2013, the Company entered into employment agreement with Evan McKeown and amended such agreement on November 12, 2013 (the “McKeown Agreement”).

Pursuant to the McKeown Agreement, Mr. McKeown will receive annual base compensation of $180,000, which may be increased but not decreased from time to time as determined by the Board of Directors of the Company. The McKeown Agreement also provides for incentive awards, as well as a benefit package, including medical, disability, insurance, 401(k) and other equity programs. The term of the McKeown Agreement is two (2) years and shall automatically be renewed for successive two (2) year terms thereafter, unless otherwise notified in writing ninety (90) days prior to the termination of the agreement. The McKeown Agreement may be terminated by the Company for cause. Should the Company terminate the agreement without cause, Mr. McKeown is entitled to receive: (1) two times his base salary at the time of termination if terminated within six months of execution of the McKeown Addendum, and one time base salary if terminated after six months of execution of the McKeown Addendum; (2) a pro-rata bonus payment on any bonus or incentive plan; and (3) any earned but unpaid base salary, and accrued but unpaid vacation time. In the event there is: (1) a change of control of the Company; and (2) Mr. McKeown is terminated within six months following such change of control, Mr. McKeown shall be entitled to receive any earned but unpaid base salary, any earned but unpaid bonus compensation, two times his base salary as of the date of the change of control, two times the average bonus paid to Mr. McKeown over the three previous calendar years, and accrued but unpaid vacation time. Should the McKeown Agreement be terminated in the event of death or disability of Mr. McKeown, Mr. McKeown or his estate, shall be entitled to receive the greater of the base salary owed immediately prior to termination or one year’s base salary, a pro-rata bonus payment on any bonus or incentive plan; earned but unpaid base salary and earned but unpaid bonus compensation, and accrued but unpaid vacation time.
Additionally, Mr. McKeown was granted options to purchase 1,000,000 shares of the Company’s common stock (the “Options”) at a per share exercise price of the fair market value per share of the Company’s common stock at the time of execution. The Options shall vest after two years or upon termination of Mr. McKeown for any reason, whichever happens sooner.

Employment Agreement with Dean Boyer

On October 2, 2013, the Company entered into employment agreement with Dean Boyer and amended such agreement on November 12, 2013 (the “Boyer Agreement”).

Pursuant to the Boyer Agreement, Mr. Boyer will receive annual base compensation of $200,000, which may be increased but not decreased from time to time as determined by the Board of Directors of the Company. The Boyer Agreement also provides for incentive awards, as well as a benefit package, including medical, disability, insurance, 401(k) and other equity programs. The term of the Boyer Agreement is two (2) years and shall automatically be renewed for successive two (2) year terms thereafter, unless otherwise notified in writing ninety (90) days prior to the termination of the agreement. The Boyer Agreement may be terminated by the Company for cause. Should the Company terminate the agreement without cause, Mr. Boyer is entitled to receive one times his base salary at the time of termination; a pro-rata bonus payment on any bonus or incentive plan; any earned but unpaid base salary, and accrued but unpaid vacation time. In the event there is: (1) a change of control of the Company; and (2) Mr. Boyer is terminated within six months following such change of control, Mr. Boyer shall be entitled to receive any earned but unpaid base salary, any earned but unpaid bonus compensation, two times his base salary as of the date of the change of control, two times the average bonus paid to Mr. Boyer over the two previous calendar years, and accrued but unpaid vacation time. Should the Boyer Agreement be terminated in the event of death or disability of Mr. Boyer, Mr. Boyer or his estate, shall be entitled to receive the greater of the base salary owed immediately prior to termination or one year’s base salary, a pro-rata bonus payment on any bonus or incentive plan; earned but unpaid base salary and earned but unpaid bonus compensation, and accrued but unpaid vacation time.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our officers as of December 31, 2012.

Board of Directors

The number of directors of the Company is such number as determined by the Board. All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Officers are elected by and serve at the discretion of the board.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the Board.

Related Party Transactions

Mr. Michael Brainard and Mr. Peter Russo were elected to the Board of directors of Health Revenue Assurance Holdings, Inc. on August 8, 2013. Mr. Brainard is the Chief Executive Officer and Director of ResumeBear, Inc., a company with which HRAA has a sales contract worth approximately $300,000, pursuant to which HRAA provides website development services to ResumeBear, Inc.. Mr. Russo is a consultant for ResumeBear, Inc.

On September 9, 2013, the Company entered into a one year Material Consulting Agreement with Mr. Michael Ciprianni to provide certain consulting services related to the Company’s business in exchange for four million one hundred twenty five thousand (4,125,000) shares of Common Stock in consideration of the services to be rendered.

The Company owed its CEO $75,000 as stated in the February 2012 merger agreement. The balance due to the CEO was formalized in a promissory note dated November 1, 2013. The Company also owed its President $40,000 for a promissory note dated November 1, 2013 for funds advanced in September 2013. On November 12, 2013 the promissory notes for the CEO and the President were paid in full from the net proceeds of the Securities Purchase Agreement, dated November 12, 2013.

Other than those listed above, there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Director Compensation

On August 7, 2013, the Company entered into an agreement with each of Messrs. Russo and Brainard, our directors, to provided compensation in the form of 100,000 non-qualified stock options of the Company’s common stock, with a one year vesting period, once the Company has completed a non-qualified stock option plan.

Indemnification Agreements

In connection with the appointments of David Kroin and Mitchell Kaye, the Company and each of the new appointments to the Board entered into indemnification agreements (the “Indemnification Agreements”) with its officers and directors, providing for the indemnification of the officers and directors of the Company from the increased risk of litigation against such directors and officers.

Director Independence

Our Board of Directors consists of six (6) members, we have four (4) independent directors and two (2) non-independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;
●
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized For Issuance Under Equity Compensation Plans

There are no securities authorized for issuance under an Equity Compensation Plan, other than 1,636,000 of stock options to employees, officers and directors.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of December 10, 2013 by:

●	Each of our directors;
●	Each of our named executive officers;
●	All of our directors and executive officers as a group; and
●	Each person known by us to beneficially own more than 5% of our outstanding common stock.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of December 10, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on shares of our common stock outstanding as of December 10, 2013. In calculating the number of shares beneficially owned and the percentage ownership, shares of common stock subject to Preferred Stock conversion rights (including accrued dividends), options or warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days after December 10, 2013 are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

Title of Class	Name Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent age of Class (1)
Directors and Executive Officers
Common Stock	Andrea Clark*†	6,599,604	12.07%
Common Stock	Robert Rubinowitz*†	6,599,617	12.07%
Common Stock	Evan McKeown	0	0%
Common Stock	Peter Russo	0	0%
Common Stock	Michael Brainard	0	0%
Common Stock	David Kroin	0	0%
Common Stock	Mitchell D. Kaye	0	0%
Common Stock	Directors and executive officers as a group (7 people)	13,199,221	24.14%
5% Stockholders
Common Stock	Andrea Clark*	6,599,604	12.07%
Common Stock	Robert Rubinowitz*	6,599,617	12.07%
Common Stock	Michael Ciprianni	3,060,000	5.60%
Common Stock	Donald Luneburg	3,213,900	5.88%
Common Stock	Biomedical Value Fund, L.P. (2)	23,057,648	21.22%
Common Stock	Biomedical Institutional Value Fund, L.P. (3)	6,020,924	5.54%
Common Stock	Biomedical Offshore Value Fund, Ltd. (4)	13,290,920	12.23%
Common Stock	Class D Series Of Gef-Ps, L.P. (5)	9,823,064	9.04%

*  Andrea Clark and Robert Rubinowitz are husband and wife.

†  On November 12, 2013, Andrea Clark and Robert Rubinowitz executed a Voting Agreement pursuant to the terms of the Securities Purchase Agreement whereby their “Owned Shares” shall be caused to vote in favor of electing and appointing Directors to the Board.

(1)	Based on 54,677,294 shares outstanding as of December 10, 2013.
(2)
Based on shares of Common Stock underlying (i) 5,756,312 shares of Series A Preferred Stock and (ii) Warrants to purchase 11, 527,822 shares of Common stock presently exercisable by Biomedical Value Fund, L.P. The 5,756,312 shares of Series A Preferred Stock carry voting rights equivalent to  11,528,828 shares of Common Stock.

(3)
Based on shares of Common Stock underlying (i) 1,505,231 shares of Series A Preferred Stock and (ii) Warrants to purchase 3,010,462 shares of Common Stock presently exercisable by Biomedical Institutional Value Fund, L.P. The 1,505,231 shares of Series A Preferred Stock carry voting rights equivalent to 3,010,462 shares of Common Stock.

(4)
Based on shares of Common Stock underlying (i) 3,322,730 shares of Series A Preferred Stock and (ii) Warrants to purchase 6,645,460 shares of Common Stock presently exercisable by Biomedical Offshore Value Fund, Ltd. The 3,322,730 shares of Series A Preferred Stock carry voting rights equivalent to 6,645,460 shares of Common Stock.

(5)
Based on shares of Common Stock underlying (i) 2,455,755 shares of Series A Preferred Stock and (ii) Warrants to purchase 4,911,532 shares of Common Stock presently exercisable by Class D Series of Gef-Ps, L.P. The 2,455,755 shares of Series A Preferred Stock carry voting rights equivalent to 4,911,532 shares of Common Stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

Mr. Michael Brainard and Mr. Peter Russo were elected to the Board of directors of Health Revenue Assurance Holdings, Inc. on August 8, 2013. Mr. Brainard, a director of the Company, is the Chief Executive Officer and Director of ResumeBear, Inc., a company with which we have a sales contract worth approximately $300,000 for HRAA to provide website development services to ResumeBear, Inc. Mr. Russo, a Director of the Company, is a consultant for ResumeBear, Inc.

On September 9, 2013, the Company entered into a one year Material Consulting Agreement with Mr. Michael Ciprianni to provide certain consulting services related to the Company’s business in exchange for four million one hundred twenty five thousand (4,125,000) shares of common stock in consideration of the services to be rendered. On September 12, 2013, the Consulting Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K.

The Company owed its CEO $75,000 as stated in the February 2012 merger agreement. The balance due to the CEO was formalized in a promissory note dated November 1, 2013. The Company also owed its President $40,000 for a promissory note dated November 1, 2013 for funds advanced in September 2013. On November 12, 2013 the promissory notes for the CEO and the President were paid in full from the net proceeds of the Securities Purchase Agreement.

Other than those listed above, there have been no material transactions, series of similar transactions or currently proposed transactions in which we or our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons, had a direct or indirect material interest.

Indebtedness Of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Transactions With Promoters

We did not expressly engage a promoter at the time of its formation. We have used selling agents and consultants from time to time. The terms of those arrangements have been disclosed in previous filings with the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets

Cash	$185,600	$893,458
Accounts receivable	1,011,929	1,246,814
Accounts receivable - Related Party, net of allowance $117,632 and $0, respectively	-	-
Prepaid expenses	1,181,321	3,600
Other current assets	70,020	688
Total Current Assets	2,448,870	2,144,560

Property and Equipment, net	400,126	365,017

Software, net	-	258,933
Other assets	8,865	8,871
Finance costs, net	2,232	2,477
Total Other Assets	11,097	270,281

Total Assets	$2,860,093	$2,779,858

Liabilities and Stockholders' Equity (Deficit)

Accounts payable	$520,054	$207,741
Due to officers	115,000	75,000
Accrued expenses	103,142	64,077
Accrued payroll	693,826	412,186
Loan payable to factor	443,648	827,075
Accrued interest	-	4,524
Line of credit, current portion	46,166	25,000
Capital Leases, current portion	32,768	16,923
Notes payable, current portion, net of discount	372,161	202,557
Long term debt, current portion	43,956	37,513
Settlement Payable	-	115,278
Other current liabilities	51,257	-
Total Current Liabilities	2,421,978	1,987,874
Capital Leases (net of current portion)	34,300	23,974
Line of credit (net of current portion)	-	125,000
Notes payable (net of current portion), net of discount	124,054	273,751
Long term debt (net of current portion)	286,549	181,457
Total Liabilities	$2,866,881	$2,592,056

Commitments and Contingencies (see Note 8)

Stockholders' Equity (Deficit):
Preferred stock ($0.001 par value, 25,000,000 shares authorized, none issued or outstanding)	$-	$-
Common stock ($0.001 par value, 500,000,000 shares authorized, 54,577,294 shares and 39,054,867 issued and outstanding at September 30, 2013 and December 31, 2012, respectively)	54,577	39,055
Additional paid-in capital	6,616,797	2,738,545
Subscription receivable	-	(5,000)
Accumulated deficit	(6,678,162)	(2,584,798)
Total Stockholders' Equity (Deficit)	(6,788)	187,802

Total Liabilities and Stockholders' Equity (Deficit)	$2,860,093	$2,779,858

The accompanying unaudited notes are an integral part of these unaudited consolidated financial statements.

F-1

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	(For the three months ended)		(For the nine months ended)
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Revenue	$1,790,825	1,985,516	$5,787,811	3,619,611
Revenue - Related Party	60,552	-	287,626	-
Total Revenue	1,851,377	1,985,516	6,075,437	3,619,611

Cost of Revenues	1,088,442	758,267	3,049,394	1,642,619
Gross Profit	762,935	1,227,249	3,026,043	1,976,992

Operating Expenses
Selling and administrative expenses (includes stock compensation of $290,162 and $0 as of September 30, 2013 and 2012, respectively)	1,898,595	1,069,870	5,284,354	2,726,475
Research and development	-	926	289	54,059
Asset Impairment	946,931	-	946,931	-
Depreciation and amortization	19,616	14,007	64,214	36,758
Total Operating Expenses	2,865,142	1,084,803	6,295,788	2,817,292

Operating Income (Loss)	(2,102,207)	142,446	(3,269,745)	(840,300)

Other Income (Expense)
Other income	10,442	5,359	10,793	9,451
Interest expense	(357,127)	(377,954)	(721,829)	(392,888)
Loss on extinguishment of debt	(112,583)	-	(112,583)	-
Total Other Income (Expense), net	(459,268)	(372,595)	(823,619)	(383,437)

(Loss) before provision for income taxes	(2,561,475)	(230,149)	(4,093,364)	(1,223,737)

Net (Loss)	$(2,561,475)	$(230,149)	$(4,093,364)	$(1,223,737)

Net Loss Per Share
basic and diluted	$(0.05)	$(0.01)	$(0.09)	$(0.04)
Weighted Average Number of Shares Outstanding
basic and diluted	49,438,329	32,843,413	46,239,643	31,468,471

The accompanying unaudited notes are an integral part of these unaudited consolidated financial statements.

F-2

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30,	September 30,
	2013	2012
Cash flows from Operating Activities:
Net loss	$(4,093,364)	$(1,223,737)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	128,351	36,758
Stock issued for compensation	290,162	-
Amortization of debt discount	322,476	300,000
Asset Impairment	946,931	-
Loss on early extinguishment of debt	112,583	-
Bad debt expense	124,082	-
Change in operating assets and liabilities:
Accounts receivable, net	110,803	(332,604)
Prepaid expenses	51,444	17,997
Other assets	(69,332)	(3,211)
Accounts payable	312,313	40,149
Unearned revenue	-	(32,988)
Accrued liabilities	309,871	325,479
Net Cash used in operating activities	(1,453,680)	(872,157)

Cash flows from Investing Activities:
Capitalization of internally developed software	(752,135)	(92,727)
Purchases of property and equipment	(8,979)	(9,639)
Net Cash used in investing activities	(761,114)	(102,366)

Cash flows from Financing Activities:
Shareholder Loan	40,000	-
Borrowings (Repayments) on line of credit, net	(24,606)	51,500
Payment for repurchase of common stock	-	(25,000)
Settlement payments	(115,278)	-
Loan proceeds	1,220,000	443,908
Loan proceeds from factor, net	(383,427)	-
Repayments of debt obligations	(472,753)	(31,786)
Issuance of stock for cash net of offering cost	1,243,000	394,583
Net Cash provided by financing activities	1,506,936	833,205

Net decrease in cash	(707,858)	(141,318)
Cash at beginning of period	893,458	198,500
Cash at ending of period	$185,600	$57,182

Supplemental schedule of cash paid during the period for:
Interest	$376,539	$25,827
Income Taxes	$-	$-
Supplemental schedule of non-cash investing and financing activities:
Issuance of stock to repay debt	$514,667	$563,908
Capital lease obligation incurred for use of equipment	$90,099	$38,704
Beneficial conversion feature on convertible debt charged to additional paid in capital	$-	$300,000
Conversion of $300,000 notes to common stock	$-	$300,000
Shares issued as a loan fee	$679,353	$-
Insurance premium finance contract recorded as prepaid asset	$57,573	$-
Prepaid common stock issued for services	$1,278,021	$-
Reclassification of line of credit to note payable	$133,333	$-

The accompanying unaudited notes are an integral part of these unaudited consolidated financial statements.

F-3

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

1 – NATURE OF BUSINESS AND GOING CONCERN

Overview

Health Revenue Assurance Holdings, Inc. (the “Company”) is a trusted source of timely, accurate and critical resources, technology and information that supports the performance of revenue integrity in assuring the existence of healthcare organizations. The Company and its subsidiaries’ products and services include business intelligence technology solutions, contract coding, billing, coding and compliance audits, education, revenue cycle consulting, physician services and ICD-10 transition services. The Company provides customized solutions to its clients with the highest regard for ethical standards and responsibility.

Dream Reachers, LLC, owns the Company’s offices and is the borrower on a mortgage loan related to such offices. Dream Reachers, LLC does not engage in real estate rental business. Its offices are occupied by Health Revenue Assurance Associates, Inc. (“HRAA”) at no cost and HRAA pays the related mortgage’s principal and interest, taxes and maintenance. The Company’s subsidiary HRAA is the sole member effective May 2011. Dream Reachers has been treated as a Subsidiary for accounting purposes in the Company’s unaudited condensed consolidated financial statements for all periods presented. (see Note 2)

Going Concern

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing, Management believes they can raise the appropriate funds needed to support their business plan and develop an operating company which is cash flow positive.

However, as of September 30, 2013, the Company has an accumulated deficit and for the three and nine months ended September 30, 2013, incurred net losses, and has used net cash in operations. The Company has not been able to generate sufficient cash from operating activities to fund its on-going operations. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

As of September 30, 2013, the Company has a cash balance of approximately $186,000. The Company is currently addressing the going concern and liquidity issues. The Company expects an increase in cash flow as the result of a growing customer demand for medical billing, IT consulting, training, education and services. In addition, the Company is evaluating financing opportunities through either equity or debt financing or a combination of both.

On November 12, 2013, the Company entered into a Securities Purchase Agreement for the equity sale of $5.4 million in Series A 8% convertible preferred stock (the “Series A Preferred Stock”) and warrants to purchase shares of the Company’s common stock. The net proceeds to the Company after commissions, professional fees, and payment of shareholder loans is $4,322,000. The net raise is sufficient to fund on-going operations for the next several months. However, the funding is not sufficient to alleviate the on-going concern issue. (see Note 11)

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.

Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (all of which are of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 2013 are not indicative of the results that may be expected for the year ending December 31, 2013 or for any other future period. These unaudited condensed consolidated financial statements and the unaudited notes thereto should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2013 (our “10-K”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Health Revenue Assurance Associates, Inc. and Dream Reachers, LLC. All significant inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include valuation of accounts receivable, valuation of property and equipment, valuation and amortization period of software, valuation of beneficial conversion features in convertible debt, valuation of equity based instruments issued for other than cash, revenue recognition, and the valuation allowance on deferred tax assets.

F-4

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company’s cash balances are maintained at various banks that are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable and Factoring

Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded using a specific identification method based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that an allowance in the amount of $117,632 is required as of September 30, 2013. The allowance arises from a website development project contracted with ResumeBear, a related party.  The Company accounts for its factoring arrangements as either a sale or a secured financing based on the criteria in ASC 860 "Transfers and Servicing".  Estimates of allowances for doubtful accounts are reflected as a recourse obligation, a liability, for factor arrangements treated as a sale with recourse or as a contra asset accounts receivable allowance account for arrangements accounted for as a secured financing.

Software

Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985   Costs of Software to Be Sold, Leased or Marketed.”    Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market and capitalization ceases after the general release of the software. Amortization of capitalized software development costs begins upon initial product shipment after general release. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months) using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the software and the related accumulated amortization are removed from the accounts upon retirement of the software with any resulting loss being recorded in operations. On July 15, 2013 the Company issued a general release for one of its products Visualizer ™. After the general release, the Company recorded approximately $64,000 in amortization expense in the accompanying unaudited consolidated financial statements as of September 30, 2013. At the end of September, 2013, the Company has written off the capitalized research and development costs for the visualizer software suite of multiple offerings and the OMC Initiater after an evaluation based in part on the lack of cash flow and customer demand in ICD Visualizer after the general acceptance release date of July 15, 2013. In addition, the Company’s going concern opinion and cash liquidity concerns restrained the ability to make a capital investment in research and development to complete existing products in the pipeline as the available cash is needed to fund normal operating expenses. The resulting loss of $946,931 is presented as a line item entitled “asset impairment” on the consolidated statement of operations.

Share Based Compensation

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Stock Compensation (“ASC Topic 718”). The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. Vesting terms vary based on the individual grant terms.

The Company estimates the fair value of stock-based compensation awards on the date of grant using the Black-Scholes-Merton (“BSM”) option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and are freely transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The BSM option pricing model considers, among other factors, the expected term of the award and the expected volatility of the Company’s stock price. Expected terms are calculated using the Simplified Method, volatility is determined based on the Company's historical stock price trends and the discount rate is based upon treasury rates with instruments of similar expected terms. Warrants granted to non-employees are accounted for in accordance with the measurement and recognition criteria of ASC Topic 505-50, Equity Based Payments to Non-Employees.

Fair Value Measurements and Fair Value of Financial Instruments

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.  The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques.  Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

●
Level 2—Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market activity that is significant to the fair value of assets or liabilities.

F-5

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Revenue Recognition

The Company recognizes services revenue based on the proportional performance method of recognizing revenue.

A portion of the Company’s revenue is generated from medical coding audit services. Auditing revenue is invoiced in accordance with the contract, generally at three benchmark time periods which coincide with when specific, obligatory field work services have been rendered and completed, the value of this portion of the contract price has been predetermined and agreed upon, and the client has received benefit or value in the form of the independent identification of system weaknesses and risk analysis. Further, collectability is reasonably assured due to the existence of a fixed fee contract and the size and financial health of the Company’s clients. Below is a description of the general benchmarks and work phases associated with the Company’s audit services:

●
Planning Phase - work commences prior to and as soon as the contract is signed and includes setting the audit scope, scheduling of the job, assignment of audit staff, understanding the client and their systems, determination of sample size and sampling methods to be employed, and other specific items as outlined in the contract. The planning phase includes the determination of deliverables as defined in the contract, generally consisting of a listing of errors, training and a final report. The Company generally invoices and recognizes 50% of the contract value at the completion of the Planning Phase. Although all of the contracts contain a clause making the first 50% of the engagement fee due and non-refundable at this point, the Company does not deem this initial fee to be recognized as deferred revenue under SAB 104 due to the extensive amount of work to be done prior to accepting the contract.

●
Field Work Phase – is performed at the client location and generally lasts one week and encompasses actual testing of sample claims preselected in the Planning Phase. The auditor generally preloads the selected claims into the Company’s proprietary software and audits the claim records by reviewing actual medical records. The software assists the auditor in determining proper classifications and allows the auditor to compare the proper classification against what was filed in the submission made by the client to Medicare. Notes and comments are recorded and audit reports are generated. The Company generally invoices and recognizes 40% of the contract value at the completion of the Field Work Phase.

●
Reporting Phase – includes a summary of audit findings, exit conference with clients, and any other specific deliverables as determined by the contract. The Company generally invoices and recognizes the remaining 10% of the contract value at the completion of the Report Phase.

A portion of the Company’s revenue is derived from consulting, training and coding services provided. Revenue from these revenue streams is recognized after services are performed based on the quoted and agreed upon fee contained in its contracts.

For our education products sold on a self-study standalone basis or in multiple element contracts which include training and the product and training are separable elements (see below) revenue is recognized for the product upon passing of title which occurs once the end user is granted access to our online curriculum courses.

On July 15, 2013 the Company issued a general release for one of its products Visualizer ™. Software sales on a standalone basis will be recognized upon delivery of the software when evidence of the purchase arrangement exists and the price is determinable, and when collectability is reasonably assured.

Arrangements with customers may involve multiple elements including software products, education products, training, software product maintenance, coding services, coding audit services and other consulting services. Training on education products will occur after the education product sale. Education products are sold and may be used as a self-study product, although most of our customers elect to purchase our training services and therefore most of our contracts to date are multiple element contracts including one price for the education product and related training. We allocate the selling price to each element as discussed below. Training and maintenance on software products will generally occur after the software product sale. Other services may occur before or after the product sales and may not relate to the products.  Revenue recognition for multiple element arrangement is as follows:

Each element is accounted for separately when each element has value to the customer on a standalone basis and there is Company specific objective evidence of selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each element is recognized using the general and specific criteria under GAAP as discussed above for elements sold in non-multiple element arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting.  The Company has historically sold its services with established rates which it believes is Company specific objective evidence of selling price. For the new software products, management has established selling prices which qualifies as Company specific objective evidence of selling price. Generally all elements in multiple element arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

F-6

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

Cost of Revenues

Cost of revenues includes labor costs for services and education development costs. Amortization costs in 2013 of approximately $64,000 were allocable to cost of sales related to software amortization. In future periods, additional amortization of capitalized software costs may be included in costs of revenues.

Earnings Per Share

The Company computes and presents earnings or losses per share in accordance with FASB ASC Topic 260, Earnings per share. Basic earnings or losses per share are computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding. Diluted earnings or loss per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares and common stock equivalents outstanding, calculated on the treasury stock method for options and warrants using the average market prices during the period.

As the Company incurred a net loss in all periods presented, all potentially dilutive securities were excluded from the computation of diluted loss per share since the effect of including them is anti-dilutive. There were no dilutive securities outstanding at September 30, 2013 and 2012 respectively.

Recent Accounting Pronouncements

We have implemented all new accounting standards that are in effect and that may impact our unaudited condensed consolidated financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our consolidated financial position or results of operations.

3 - ACCOUNTS RECEIVABLE

Accounts receivable at September 30, 2013 and December 31, 2012 was as follows:

	September 30,	December 31,
	2013	2012
Accounts receivable	$1,011,929	$1,246,814
Accounts receivable –Related party	117,632	-
Allowance for doubtful accounts	(117,632)	-
Total	$1,011,929	$1,246,814

We had $124,082 and $0 in bad debt expense on trade accounts receivable for nine months ended September 30, 2013 and 2012, respectively.

4 – RESEARCH AND DEVELOPMENT AND SOFTWARE

In Early 2012, the Company started developing the Visualizer™ suite. This intuitive and easy to use business intelligence product is designed to meet the emerging need for healthcare analytics. Customer data is infused into the suite, and the Company uses this to develop pre-defined analytics targeted to address healthcare’s emerging concerns and needs.

HRAA’s Visualizer™ suite encompasses multiple offerings. The first project is ICD Visualizer™, which assists healthcare leaders with their need to understand the exponential impact of the transition to ICD-10 including work flow, productivity, process changes and documentation and reimbursement risks. The application helps to visualize the reimbursement and operational effects of transitioning organizations to ICD-10 and identify where to focus education and documentation issues. It enables clients to develop a custom work plan to mitigate risks from the highest areas of exposure to the least.

The transition to ICD-10 is causing a paradigm shift in healthcare. In response, we have developed a new product called OMC Initiator (Outsourced Medical Coding) for processing healthcare claims within hospitals. This product captures data from the physician or the hospital’s financial systems and correlates the data in a manner that expedites the processing of a claim. To validate our new product, our team of Emergency Department Coders (ED Coders) is continuously evaluating the process of coding claims in order to enhance our product.

At September 30, 2013, the Company had accumulated a total of $1,011,068 in capitalized costs related to the development of the Visualizer™ suite and the OMC Initiater which was included as Software on the accompanying consolidated balance sheet. As of September 30, 2013 we amortized $64,137 of the capitalized software after the general release on July 15, 2013 for the Visualizer project.

At the end of September 2013, the Company re-evaluated the capitalized research and development costs for the Visualizer software suite of multiple offerings and the OMC Initiater after an evaluation based in part on the lack of cash flow and customer demand in ICD Visualizer after the general acceptance release date of July 15, 2013. In addition, the Company also considered its going concern opinion and cash liquidity concerns that restrain the ability to make capital investments in research and development to complete existing products in the pipeline as the available cash is needed to fund normal operating expenses. As a result of this evaluation, the Company recorded a loss of $946,931 that is presented as a line item entitled “asset impairment” on the consolidated statement of operations.

F-7

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

Amortization expense for software, for the three months ended September 30, 2013 and 2012 was $64,137 and $0, respectively. Software consisted of the following at September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012
Software	$1,011,068	$258,933
Accumulated amortization	(64,137)	-
Asset Impairment	(946,931)	-
Software, net	$-	$258,933

5 – LINES OF CREDIT

Bank

The Company had a $150,000 revolving line of credit with a bank, effective in December 2008, for its general working capital needs. The line of credit is secured by all business assets, collateral, and personal guarantees. The line of credit had a maturity date of December 18, 2018. On September 19, 2013 the Company converted the Line of Credit to a Term Note. The Company consolidated the line of credit and an existing bank term loan into a Consolidated Term Loan with a monthly payment in the amount of $3,209 with a new maturity date of September 17, 2017. At the time of the conversion the line of credit had an outstanding balance in the amount of $133,334. (see Note 6)

Dell

The Company maintains a Dell Business Credit line of up to $50,000.  Interest rates vary under the line based on difference types of payment plans.  The balance due under the line as of September 30, 2013 was $46,166, which is included in line of credit, current portion in the accompanying unaudited condensed consolidated financial statements.

6 – LONG TERM DEBT AND NOTES PAYABLE

Long Term debt:

Long Term debt consisted of the following at September 30, 2013:

	September 30, 2013	December 31, 2012
Bank term loan	$154,030	$38,897
Mortgage loan	176,475	180,073
	330,505	218,970
Less current portion	(43,956)	(37,513)
Total long term portion	$286,549	$181,457

On September 19, 2013, the Company consolidated the existing bank term loan with an existing line of credit. The outstanding balance for the bank term loan and the bank credit line prior to consolidation was $20,697 and $133,334, respectively. The original term loan was established in March 2009 as a result of a conversion of a revolving line of credit.  The new consolidated term loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of the Company.  Payments of principal and interest are approximately $3,200 per month. The new consolidated term loan matures in four years and incurs interest at a rate per year equal to the bank’s prime rate plus 3.5%. The balance due as of September 30, 2013 for the new consolidated Term loan was approximately $154,030.

F-8

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

The Company has a mortgage related to certain real estate, which houses the Company’s main offices in Plantation, Florida. The loan originated July, 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due. The loan is collateralized by the real estate and is personally guaranteed by a principal stockholder of the Company. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve. The balance under this mortgage loan as of September 30, 2013 was approximately $176,500 and is allocated to the current and long term debt line items in the accompanying unaudited condensed consolidated balance sheet. Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

Notes payable:

In December 2012, the Company entered into loan agreements with various investors and issued promissory notes upon receipt of $815,000. The loan agreements have an interest rate of 12% per annum.  Principal and interest is payable over 26 months. Additionally, in connection with the financing, the Company issued 2,375,000 shares of common stock to the lenders as loan fees. The fair value per share of $0.28 (based on recent cash sales prices) was used to compute the relative fair value of the shares in accordance with ASC 470-20 which totaled $343,500 which was recorded as a debt discount with a credit to additional paid-in-capital and such discount is being amortized over the term of the loans. The unamortized discount was $141,484 as of September 30, 2013.

In January and February 2013, the Company entered into loan agreements with various investors and issued promissory notes upon receipt of $1,220,000. The loan agreements have an interest rate of 12% per annum.  Principal and interest is payable over 26 months. Additionally, in connection with the financing, the Company issued 5,575,000 shares of common stock to the lenders as loan fees (See note 9). The fair value per share of $0.28 (based on recent cash sales prices) was used to compute the relative fair value of the shares in accordance with ASC 470-20 which totaled approximately $679,500 which was recorded as a debt discount with a credit to additional paid-in-capital and such discount is being amortized over the term of the loans. The unamortized discount was $425,634 as of September 30, 2013.

The Company began paying principal and interest on the above mentioned notes in early 2013 in accordance with the payment terms. On August 2013, the Company converted $402,083 in unsecured investor promissory notes for five (5) individuals into one million six hundred eight thousand three hundred and thirty three (1,608,333) common shares at a conversion price of $0.25 per share. As a result of the conversion the Company expensed $128,452 of the unamortized discount as a finance expense.

Notes payable consisted of the following at September 30, 2013:

September 30, 2013
Principal amount of notes payable	$1,063,333
Unamortized discount	(567,118)
Notes payable, net of discount	496,215
Less current portion	(372,161)
Total Long term portion	$124,054

7 – FACTORING AGREEMENT

In June 2012, the Company entered into a one-year factoring agreement with a finance company. The agreement automatically renews annually unless terminated by either party. Under the terms of the agreement, the Company, at its discretion, assigns the collection rights of its receivables to the finance company in exchange for an advance rate of 85% of face value. The assignments are transacted with recourse only at the option of the finance company in the event of non-payment. The Company's obligations under the factor agreement are secured by substantially all assets of the Company. In accordance with ASC 860 "Transfers and Servicing" regarding transfers of receivables with recourse, this factoring arrangement is accounted for as a secured financing. For the three months ended September 30, 2013, the Company had factored approximately $1,108,000 of receivables and had received cash advances of approximately $1,090,309. Outstanding receivables purchased by the factor as of September 30, 2013 were approximately $522,000 and are included in accounts receivable in the accompanying unaudited condensed consolidated balance sheet, and the secured loan due to the lender was approximately $444,000. Factor fees for the three and nine months ending September 30, 2013 were approximately $35,500 and $104,000, respectively and are included in interest expenses. (See Note 3)

F-9

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

8 – COMMITMENTS AND CONTINGENCIES

Commitments

Leases:

In September 2012, the Company started a non-cancellable operating lease for office equipment. The lease term is 5 years. Lease payments during the five years are approximately $500 per month.

On September 1, 2011, the Company entered into a commercial lease agreement for additional office space.  The lease term is one year with five successive one year renewal options. Starting September 1, 2012, the lease has been renewed for one year with a fixed payment of approximately $5,008 per month. For each year thereafter of the initial year, the rent will be subject to an increment of 4%.

Capital Leases:

The Company leases its property and equipment from Dell Financial Services L.L.C. under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease and accordingly, it is recorded in the Company’s assets and liabilities.

The following is an analysis of the leased assets included in Property and Equipment:

September 30, 2013
Equipment	$79,210
Less accumulated depreciation	(27,006)
Total	$52,204

The lease agreement contains a bargain purchase option at the end of the lease term. The total amount due at September 30, 2013 is $67,068 of which $32,768 is included in short term liabilities.

The following is a schedule by years of future minimum payments required under the lease together with their present value as of September 30, 2013:

Year Ending December 31:
2013	$8,193
2014	32,768
2015	22,527
2016	3,580

Total minimum lease payments	67,068
Less amount representing interest	(11,386)
Present value of minimum lease payments	$55,672

Amortization of assets held under capital leases is included with depreciation expense and is approximately $27,000 as of September 30, 2013.

Settlement Agreement:

On May 8, 2012, the Company terminated the employment of our Chief Marketing Officer (“CMO”) and subsequently amended its complaint to enforce certain non-competition clauses contained in the employment agreement. The Company sought a declaration of its obligations to pay severance under the terms of its then-existing employment agreement with the CMO.

On July 9, 2012, the Company and the former CMO entered into a Settlement Agreement to resolve two pending lawsuits arising out of the termination of his employment agreement. The lawsuit was initiated by the Company against the former CMO in the United States District Court for the Southern District of Florida.  In addition, the former CMO sued the Company in the United States District Court of the District of Colorado.

Pursuant to the Settlement Agreement, the former CMO agreed to abolish all claims and lawsuits against the Company and its CEO and COO and resigned any and all positions which he had or presently may have had with the Company. As part of the Settlement Agreement, the Company agreed to make eleven (11) payments totaling $232,500 pursuant to the terms of his prior employment agreement. Additionally, the CMO agreed to transfer his 3,299,802 shares to an officer of the Company in 2012. These payments commenced July 2012 and the final payment in the amount of $23,056 was disbursed on July 29, 2013. In addition, the Company has agreed to abolish all claims and lawsuits against the former CMO. The Settlement Agreement has a seven (7) day grace period for payments to the former CMO, after which time, he may seek court intervention to enforce the payments. The Company's Chief Executive Officer and Chief Operating Officer, respectively, have personally guaranteed the payments of the Settlement Agreement. As a result of the Settlement Agreement, both parties are dismissing their respective filings and have agreed to not enter any more lawsuits concerning the scope of this matter.

F-10

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

Employment Agreements:

On October 2, 2013 the Company entered into employment agreements with four (4) of our officers and directors. The Employment agreements provide for severance benefits, change in control provisions, accrued but unpaid wages and bonuses, accrued but unpaid vacation time, incentive awards, equity and stock options, and other benefits. These four (4) employment agreements were amended on November 12, 2013. As of September 30, 2013, no performance bonuses have been earned. The Company owes its CEO $75,000 as stated in the February 2012 merger agreement, which is accrued in the accompanying unaudited condensed consolidated Financial Statements as Due to officer. The balance due to the Company’s CEO was formalized in a promissory note in November 1, 2013. In Addition, the Company owes its President $40,000 for a promissory note dated November 1, 2013 for funds advanced in September 2013. On November 12, 2013, the promissory notes for the CEO and the president were paid in full with financing received in connection with the sale and issuance of Series A Preferred Stock and warrants to purchase shares of the Company’s common stock pursuant to the Stock Purchase Agreement dated and signed on November 12, 2013 with Great Point Partners, LLC. (see Note 11)

Contingencies

From time to time, the Company is involved in litigation matters relating to claims arising from the ordinary course of business. While the results of such claims and legal actions cannot be predicted with certainty, the Company’s management does not believe that there are claims or actions, pending or threatened against the Company, the ultimate disposition of which would have a material adverse effect on our business, results of operations, financial condition or cash flows.

9 – STOCKHOLDERS' EQUITY

Share Based Compensation

The Company is in the process of establishing a non-qualified stock option plan in advance of the actual establishment of the plan the Company has granted a total of six hundred thirty six thousand (636,000) stock options to several directors and officers. The grant date is that which an employer and its employee reach a mutual understanding of the key terms and conditions of a share-based payment arrangement. This is the date on which the employer becomes contingently obligated to issue equity instruments or transfer assets to the employee who renders the requisite service. The Company is obligated for these grants as adoption of a stock option plan and board approval is considered a mere formality.

Stock Options

During the three months ended September 30, 2013, the Company recorded pre-tax compensation expense of $24,935 related to the Company’s stock option shares. As of September 30, 2013, there was approximately $62,313 of unrecognized compensation expense related to stock options, which will be recognized over the weighted-average remaining requisite service period of 1.7 years. There were no exercises of stock options for the three months ended September 30, 2013.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The 636,000 options were valued at $87,249. The weighted-average estimated value of stock options granted during the three months ended September 30, 2013 was $0.42 per share, using the following weighted-average assumptions:

2013
Dividend yield (1)	0.0%
Expected volatility (2)	118%
5 Year Bond interest rate (3)	1.20%
Expected life (4)	1.5

(1) Represents cash dividends paid as a percentage of the share price on the date of grant.
(2) Based on historical volatility of the Company’s common stock over the expected life of the options.
(3) Represents the U.S. Treasury STRIP rates over maturity periods matching the expected term of the options at the time of grant.
(4) The period of time that options granted are expected to be outstanding based upon historical evidence.

The following table summarizes stock option activity for the three months ended September 30, 2013:

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value ($000)
Outstanding at January 1, 2013	-	-
Granted	636,000	-	1.7 yrs.
Exercised	-	-
Forfeited or expired	-	-
Outstanding at September 30, 2013	636,000	$0.4225	1.7 yrs.	-
Exercisable at September 30, 2013	-	-	-	-

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Company’s closing stock price on the last trading day of the third quarter of 2013 and the exercise price, multiplied by the number of in-the-money options).

F-11

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

Non-Vested Equity Shares

The Company calculates compensation cost for restricted stock grants to employees and non-employee directors by using the fair market value of its Common Stock at the date of grant and the number of shares issued. This compensation cost is amortized over the applicable vesting period. During the three months ended September 30, 2013, the Company recorded pre-tax compensation expense of $24,935, related to the Company’s non-vested equity shares. As of September 30, 2013, there was approximately $62,313 of unrecognized compensation expense related to stock options, which will be recognized over the weighted-average remaining requisite service period of 1.7 years.

The following table details the status and changes in non-vested equity shares for the three months ended September 30, 2013:

	Shares	Weighted-Average Grant Date Fair Value
Non-vested equity shares, January 1, 2013	-	-
Granted	636,000	-
Vested	-	-
Forfeited	-	-
Non-vested equity shares, September 30, 2013	636,000	-

Common Stock

On January 15, 2013, the Company raised $13,000 through the issuance of 46,429 shares of common stock at a price per share of $0.28 per share.

On January 31, 2013, the Company issued 50,266 shares of common stock as compensation to an employee for services rendered through March 31, 2013. The shares were valued at $0.49 per share based on the quoted trading price per share or $24,630 which was expensed.

In February 2013, the Company issued 5,575,000 shares of common stock in connection with a financing transaction as more fully described in note 6.

In March 2013, the Company entered into a one-year agreement with a consultant for 230,000 vested shares and cash consideration.  The shares were valued on the agreement date which was the measurement date at $0.35, based on the quoted trading price and the $80,500 is being expensed over the term of the contract.  The shares were issued on April 4, 2013 to the consultant. During the three months ending June 30, 2013, the company expensed an additional $20,125 and recorded $57,021 as prepaid expense in connection with this transaction.

On April 1, 2013, the Company issued 54,847 shares of common stock as compensation to two employees for services rendered through March 31, 2013. The shares were valued at $0.40 per share based on recent cash sales by the Company or $21,939 which was expensed.

On May 19, 2013, the Company raised $250,000 through the issuance of 625,000 shares of common stock at a price per share of $0.40 per share.

On May 24, 2013 and June 21, 2013, the Company raised $50,000 and $300,000 through the issuance of 125,000 and 750,000 shares of common stock at a price of $0.40 per share.

On June 27, 2013, the Company entered into a financial advisor and agent placement agreement whereby the Company had the option to pay in cash or issue 100,000 shares of common stock. The shares were valued on the agreement date which was the measurement date at $0.51 per share based on the quoted trading price and the $51,000 is being expensed over the term of the contract. The Company issued the shares in September 2013.

On July 8, 2013 and August 7, 2013 pursuant to private placements, the Company issued 1,000,000 shares of common stock  in exchange for cash of $400,000 with a per share price of $0.40.

On August 21, 2013, August 27, and August 30, 2013, the Company raised $25,000, $100,000 and $100,000 through the issuance of 100,000, 400,000, and 400,000 shares of common stock at a price of $0.25 per share.

On August 22, 2013 and August 28, 2013, the Company converted $402,083 in unsecured investor promissory notes for five (5) individuals into one million six hundred eight thousand three hundred and thirty three (1,608,333) common shares at a conversion price of $0.25 per share. The shares were valued at $514,666 based on the quoted trading price of $0.32 and accordingly, the company recorded a loss on conversion of $112,583.

In September, 2013, the Company issued 95,052 shares of common stock as compensation to three (3) employees for services rendered through June 30, 2013. The shares were valued at $0.48 per share based on the quoted trading price per share or $45,625 which was expensed.

F-12

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

On September 6, 2013, the Company entered into a three year agreement with a company to provide consulting and recruiting services. Upon execution of the agreement, the Company issued 50,000 shares of common stock valued at $0.30 per share based on the quoted trading price, in consideration of their services to be rendered for the first year of the agreement. The $15,000 is being expensed over 12 months.

On September 9, 2013, the Company entered into a one year Material Consulting Agreement with Mr. Michael Ciprianni to provide certain consulting services related to the Company’s business in exchange for four million one hundred twenty five thousand (4,125,000) shares of common stock in consideration of the services to be rendered. The shares were valued on the agreement date which was the measurement date at $0.28 per share based on the quoted trading price and the $1,155,000 is being expensed over the term of the contract.

On September 30, 2013, the Company issued 187,500 shares of common stock as compensation to two (2) employees for services rendered through September 30, 2013. The shares were valued at $0.23 per share based on the quoted trading price per share or $43,125 which was expensed.

10 – CONCENTRATIONS

Sales to six hospitals represented approximately 52% of net sales for the three months ended September 30, 2013.
Four and three vendors represented approximately 42% and 68% of the outstanding accounts payable balance as of September 30, 2013 and December 31, 2012, respectively.
Four customers represented approximately 55% and 62% of the accounts receivable as of September 30, 2013 and December 31, 2012 respectively.

11 – SUBSEQUENT EVENTS

On October 2, 2013 the Company entered into employment agreements with four (4) of our officers and directors. The Employment agreements provide for severance benefits, change in control provisions, accrued but unpaid wages and bonuses, accrued but unpaid vacation time, incentive awards, equity and stock options, and other benefits. These four (4) employment agreements were amended on November 12, 2013.

On October 7, 2013, the Company entered into a one-year OID (Original Issue Discount) promissory note in the amount of $280,000 with a Utah corporation, (the “lender”). The purchase price for this note and the warrant is $250,000. The Company has the option to repay this note at any time on or before the date that is sixty (60) days from October 7, 2013 (the “effective date”).  The Company will record a debt discount for the OID of $30,000.  The debt will be treated as stock settled debt where a put premium of $120,000 will be recorded over the six month period to the first conversion date. The Lender has the right at any time after the date that is six (6) months from the effective date, at its election, to convert all or any part of the outstanding balance of the note into shares of fully paid and non-assessable common stock of the company based upon a formula that is seventy (70%) percent of the average of the two (2) lowest intra-day trade prices in the fifteen (15) trading days immediately preceding the conversion. The lender was granted the right to purchase at any time on or after October 7, 2013 (the “issue date”) until the date which is the last calendar day of the month in which the fifth anniversary of the “issue date” occurs (the “Expiration date”), 350,000 fully paid and non-assessable shares (the “warrant shares”) of the company’s common stock, par value $.001 per share (the “Common Stock”), as such number may be the adjusted from time to time pursuant to the price protection terms and conditions of this warrant to purchase shares of common stock. The initial “exercise price” is $0.40 per share of common stock, as the same may be adjusted from time to time pursuant to the terms and conditions of the warrant. On November 12, 2013, the OID promissory note was paid in full with financing received in connection with the sale and issuance of Preferred Stock and Series A Warrants pursuant to the Stock Purchase Agreement dated and signed on November 12, 2013 with Great Point Partners, LLC. As mentioned above, the Company issued 350,000 free standing and detachable warrants related to the convertible promissory note. The Company will account for these warrants issued in accordance with the US GAAP accounting guidance under ASC 815 applicable to derivative instruments, which requires every derivative instrument within its scope to be recorded on the balance sheet as either an asset or liability measured at its fair value, with changes in fair value recognized in earnings. Based on this guidance, the Company determined that the Company's warrants do not meet the criteria for classification as equity. Accordingly, the Company classified the warrants as current liabilities. The warrants are subject to re-measurement at each balance sheet date, with any change in fair value recognized as a component of other income (expense), net in the statements of operations. We will estimate the fair value of these warrants at the respective balance sheet dates, based on the estimated market value of the underlying common stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates and expected dividends on and expected volatility of the price of the underlying common stock.

On October 8, 2013, the Company amended its articles of incorporation by increasing the number of authorized shares of common stock from 75,000,000 to 500,000,000. This amendment has been retroactively disclosed on the Balance Sheet.

On October 9, 2013, the Company issued 100,000 shares of common stock as compensation to a consultant to provide services. The shares were valued at $0.24 per share based on the quoted trading price per share or $24,000, which was recorded as prepaid and will be expensed over the term of the agreement, which is six (6) months.

On October 17, 2013, the Company amended its articles of incorporation to create a new class of stock by the authorization of 25,000,000 preferred shares of stock. This amendment has been retroactively disclosed on the Balance Sheet.

F-13

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 (UNAUDITED)

On October 17, 2013, the Company entered into a one-year OID (Original Issue Discount) promissory note in the amount of $142,500 with a Utah corporation, (the “Lender”). The purchase price for this note and the warrant is $125,000. The Company has the option to repay this note at any time on or before the date that is sixty (60) days from October 17, 2013 (the “effective date”). The Company will record a debt discount for the OID of $17,500. The remaining debt will be treated as stock settled debt where a put premium of $61,071 will be recorded over the six month period to the first conversion date. The Lender has the right at any time after the date that is six (6) months from the effective date, at its election, to convert all or any part of the outstanding balance of the note into shares of fully paid and non-assessable common stock of the company based upon a formula that is seventy (70%) percent of the average of the two (2) lowest intra-day trade prices in the fifteen (15) trading days immediately preceding the conversion. The lender was granted the right to purchase at any time on or after October 17, 2013 (the “issue date”) until the date which is the last calendar day of the month in which the fifth anniversary of the “issue date” occurs (the “Expiration Date”), 175,000 fully paid and non-assessable shares (the “warrant shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), as such number may be the adjusted from time to time pursuant to the price protection terms and conditions of this warrant to purchase shares of common stock. The initial “exercise price” is $0.40 per share of common stock, as the same may be adjusted from time to time pursuant to the terms and conditions of the warrant. On November 12, 2013, the OID promissory note was paid in full with financing received in connection with the sale and issuance of Series A Preferred Stock and warrants to purchase shares of the Company’s Common Stock pursuant to the Stock Purchase Agreement dated and signed on November 12, 2013 with Great Point Partners, LLC. As mentioned above, the Company issued 175,000 free standing and detachable warrants related to the convertible promissory note. The Company will account for these warrants issued in accordance with the US GAAP accounting guidance under ASC 815 applicable to derivative instruments, which requires every derivative instrument within its scope to be recorded on the balance sheet as either an asset or liability measured at its fair value, with changes in fair value recognized in earnings. Based on this guidance, the Company determined that the Company's warrants do not meet the criteria for classification as equity. Accordingly, the Company classified the warrants as current liabilities. The warrants are subject to re-measurement at each balance sheet date, with any change in fair value recognized as a component of other income (expense), net in the statements of operations. We will estimate the fair value of these warrants at the respective balance sheet dates, based on the estimated market value of the underlying common stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates and expected dividends on and expected volatility of the price of the underlying common stock.

On November 12, 2013, the Company entered into a Securities Purchase Agreement (SPA) for the equity sale of Series A Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock. The Company sold 13,500,000 of Series A 8% Convertible Preferred stock and warrants to purchase 27,000,000 shares of the Company’s common stock for gross proceeds of $5,400,000. The net proceeds to the Company after debt offering costs is $4,885,000. The preferred stock is convertible into Common on a 2 for 1 basis. The Company recorded a beneficial conversion value for the preferred stock of approximately $2.6 million as an immediate charge to accumulated deficit as it is considered a constructive dividend to Series A preferred stockholders. The net raise is sufficient to fund on-going operations for the next several months. However, the funding is not sufficient to alleviate the going concern issue. As part of this equity financing transaction, the Company issued 27,000,000 warrants with immediate vesting rights to convert into common shares at an initial exercise price of $0.30 per share under price protection provisions. The warrants also contain cashless exercise provisions. The Company will account for these warrants issued in accordance with the US GAAP accounting guidance under ASC 815 applicable to derivative instruments, which requires every derivative instrument within its scope to be recorded on the balance sheet as either an asset or liability measured at its fair value, with changes in fair value recognized in earnings. Based on this guidance, the Company determined that the Company's warrants do not meet the criteria for classification as equity. Accordingly, the Company classified the warrants as current liabilities. The warrants are subject to re-measurement at each balance sheet date, with any change in fair value recognized as a component of other income (expense), net in the statements of operations. We estimated the fair value of these warrants at the issuance date at approximately $2,820,000 which will be reclassified from equity. The warrants will be revalued on the respective balance sheet dates, based on the estimated market value of the underlying common stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates and expected dividends on and expected volatility of the price of the underlying common stock. The SPA contains registration rights requiring registration within 30 days of the funding date and effectiveness within 90 days of the filing date. The registration rights agreement contains a liquidated damage provision whereby the Company must pay 1% per month of the investment amount if not filed or effective within stipulated time frames.

The Company owes its CEO $75,000 as stated in the February 2012 merger agreement, which is accrued in the accompanying unaudited condensed consolidated Financial Statements as Due to officer. The balance due to the Company’s CEO was formalized in a promissory note in November 1, 2013. In Addition, the Company owes its President $40,000 for a promissory note dated November 1, 2013 for funds advanced in September 2013. On November 12, 2013, the promissory notes for the CEO and the president were paid in full from the net proceeds of the Securities Purchase Agreement; no interest was accrued for the notes, as it was immaterial.

F-14

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:
Health Revenue Assurance Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Health Revenue Assurance Holdings, Inc. and Subsidiaries as of December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Revenue Assurance Holdings, Inc. and Subsidiaries as of December 31, 2012, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has a net loss and net cash used in operating activities in 2012 of $1,457,470 and $1,699,466, respectively, and has an accumulated deficit of $2,584,798 at December 31, 2012. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 1, 2013

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7328
Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
Member National Association of Certified Valuation Analysts ● Registered with the PCAOB
Member CPA Connect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Health Revenue Assurance Holdings, Inc. (f/k/a Anvex International, Inc.)

We have audited the accompanying consolidated balance sheet of Health Revenue Assurance Holdings, Inc. and Subsidiaries (f/k/a Anvex International, Inc.) (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP
Marlton, NJ
April 16, 2012

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
Assets

Cash	$893,458	$198,500
Accounts receivable	1,246,814	143,557
Prepaid expenses	3,600	24,512
Other current assets	688	5,842
Total Current Assets	2,144,560	372,411

Property and Equipment, net	365,017	352,499

Software	258,933	-
Other assets	8,871	8,865
Finance costs, net	2,477	2,803
Total Other Assets	270,281	11,668

Total Assets	$2,779,858	$736,578

Liabilities and Stockholders' Equity (Deficit)

Accounts payable	$207,741	$195,901
Due to officer	75,000	-
Accrued expenses	64,077	23,266
Accrued payroll	412,186	73,685
Loan payable to factor	827,075	-
Accrued interest	4,524	-
Line of credit, current portion	25,000	98,500
Capital Leases, current portion	16,923	-
Notes payable, current portion, net of discount	202,557	-
Long term debt, current portion	37,513	283,640
Advances on convertible promissory notes	-	170,000
Settlement Payable	115,278	-
Unearned revenue	-	32,988
Total Current Liabilities	1,987,874	877,980
Capital Leases (net of current portion)	23,974	-
Line of credit (net of current portion)	125,000	-
Notes payable (net of current portion), net of discount	273,751	-
Long term debt (net of current portion)	181,457	218,417
Total Liabilities	$2,592,056	$1,096,397

Commitments and Contingencies (see Note 11)

Stockholders' Equity (Deficit):
Common stock ($0.001 par value, 75,000,000 shares authorized,
39,054,867 shares and 16,499,021 issued and outstanding at
December 31, 2012 and 2011, respectively)	39,055	16,499
Additional paid-in capital	2,738,545	751,010
Subscription receivable	(5,000)	-
Accumulated deficit	(2,584,798)	(1,127,328)
Total Stockholders' Equity (Deficit)	187,802	(359,819)

Total Liabilities and Stockholders' Equity (Deficit)	$2,779,858	$736,578

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year-Ended
	December 31,	December 31,
	2012	2011

Revenues	$5,806,848	$1,432,773

Cost of Revenues	2,830,008	473,719
Gross Profit	2,976,840	959,054

Operating Expenses
Selling and administrative expenses (includes stock compensation of $0 and $818,595 in 2012 and 2011, respectively)	3,853,820	1,976,655
Research and development	64,386	93,489
Depreciation and amortization	50,765	31,362
Total Operating Expenses	3,968,971	2,101,506

Operating Loss	(992,131)	(1,142,453)

Other Income (Expense)
Other income	10	-
Interest expense	(465,349)	(29,468)
Total Other Income (Expense), net	(465,339)	(29,468)

Income (Loss) before provision for income taxes	(1,457,470)	(1,171,921)

Provision for income taxes	-	-

Net Income (Loss)	$(1,457,470)	$(1,171,921)

Net Loss Per Share
basic and diluted	$(0.04)	$(0.08)
Weighted Average Number of Shares Outstanding
basic and diluted	32,730,809	14,450,235

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011

						Total
	Common Stock		Additional	Subscription	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Equity (deficit)

Balance at December 31, 2010	13,199,206	$13,199	$73,210	$-	$44,593	$131,002

Issuance of stock for services to officer	3,299,815	3,300	815,295	-	-	818,595

S-corp distributions	-	-	(137,495)	-	-	(137,495)

Net loss 2011	-	-	-	-	(1,171,921)	(1,171,921)

Balance at December 31, 2011	16,499,021	16,499	751,010	-	(1,127,328)	(359,819)

Recapitalization	13,499,226	13,499	(13,499)	-	-	-

2011 bridge note converted in 2012 related to reverse merger	1,343,729	1,344	248,656	-	-	250,000

Issuance of common stock for cash	4,352,312	4,352	1,051,742	-	-	1,056,094

Repayment of advances with shares	1,265,381	1,266	312,642	-	-	313,908

Value of beneficial conversion feature in convertible debt	-	-	300,000	-	-	300,000

Repurchase of shares pursuant to settlement agreement	(3,299,802)	(3,300)	(229,200)	-		(232,500)

Conversion of convertible debt	3,000,000	3,000	297,000	-	-	300,000

Shares issued to lender as fees	2,375,000	2,375	341,125	-	-	343,500

Offering costs paid	-	-	(325,911)	-	-	(325,911)

Subscription receivable	20,000	20	4,980	(5,000)	-	-

Net Loss 2012					(1,457,470)	(1,457,470)

Balance at December 31, 2012	39,054,867	$39,055	$2,738,545	$(5,000)	$(2,584,798)	$187,802

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year-Ended
	December 31,	December 31,
	2012	2011
Cash flows from Operating Activities:
Net loss	$(1,457,470)	$(1,171,921)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	50,765	31,362
Stock issued for compensation	-	818,595
Amortization of debt discount	304,808	-
Change in operating assets and liabilities:
Accounts receivable, net	(1,103,257)	50,693
Prepaid expenses	20,912	(24,512)
Other assets	5,146	(7,389)
Accounts Payable Related Party	75,000	-
Accounts payable	53,783	204,618
Unearned revenue	(32,988)	32,988
Accrued liabilities	383,835	-
Net Cash used in operating activities	(1,699,466)	(65,566)

Cash flows from Investing Activities:
Capitalization of internally developed software	(258,933)	-
Purchases of property and equipment	(20,985)	(47,016)
Net Cash used in investing activities	(279,918)	(47,016)

Cash flows from Financing Activities:
Borrowings from long-term debt obligations	51,500	262,500
Payment for repurchase of common stock	(94,165)	-
Loan proceeds	1,193,908	-
Loan proceeds from factor, net	827,075	-
Repayments of debt obligations	(33,087)	(38,715)
Proceeds from convertible promissory notes	-	170,000
Issuance of stock for cash net of offering cost	730,183	-
Payments on Capital Leases	(1,072)	-
Payments of stockholder distributions	-	(137,495)
Net Cash provided by (used in) financing activities	2,674,342	256,290

Net Increase (decrease) in cash	694,958	143,708
Cash at beginning of year	198,500	54,792
Cash at end of year	$893,458	$198,500

Supplemental schedule of cash paid during the year for:
Interest	$36,156	$24,407
Income Taxes	$-	$-
Supplemental schedule of non-cash investing and financing activities:
Issuance of stock to repay debt	$563,908	$-
Capital lease obligation incurred for use of equipment	$38,704	$-
Beneficial conversion feature on convertible debt charged to additional paid in capital	$300,000	$-
Shares issued as loan fee	$343,500	$-
Conversion of $300,000 notes to common stock	$300,000	$-
Transfer of accounts payable to notes payable	$65,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

1 – NATURE OF BUSINESS AND GOING CONCERN

Overview

Health Revenue Assurance Holdings, Inc. (the “Company”) is a trusted source of timely, accurate and critical resources, technology and information that supports the performance of revenue integrity in assuring the existence of healthcare organizations. The company and its subsidiaries’ products and services include business intelligence technology solutions, contract coding, billing, coding and compliance audits, education, revenue cycle consulting, physician services and ICD-10 transition services. The Company provides customized solutions to its clients with the highest regard for ethical standards and responsibility.

On August 15, 2011, Health Revenue Assurance Associates, Inc. (HRAA) the Company's subsidiary, entered into an Agreement and Plan of Merger with HRM, LLC, a Colorado limited liability corporation. HRAA was the surviving entity with HRM, LLC ceasing to exist.  HRM, LLC was inactive with no assets or liabilities and accordingly the shares issued to the owner of HRM, LLC were accounted for as compensation under an employment agreement with that owner.

Dream Reachers, LLC, owns the Company’s offices and is the borrower on a mortgage loan related to such offices. Dream Reachers, LLC does not engage in real estate rental business. Its offices are occupied by HRAA at no cost and HRAA pays the related mortgage’s principal and interest, taxes and maintenance. The Company’s subsidiary HRAA is the sole member effective May 2011. Dream Reachers has been treated as a Subsidiary for accounting purposes in the Company’s consolidated financial statements for all periods presented. (see Note 2)

On February 10, 2012, HRAA entered into a Merger agreement with Health Revenue Assurance Holdings, Inc. (formerly known as Anvex International, Inc.) "HRAH" (a Nevada incorporated publicly-held company) and its subsidiary Health Revenue Acquisition Corporation (Acquisition Subsidiary) which was treated for accounting purposes as a reverse recapitalization with HRAA considered the accounting acquirer.  Each share of HRAA's common stock was exchanged for the right to receive approximately 1,271 shares of HRAH’s common stock. Before their entry into the Merger Agreement, no material relationship existed between HRAH or Acquisition Sub and HRAA. (see Note 11)

On April 13, 2012, the Company’s Board of Directors unanimously approved a change in the Company’s name from Anvex International, Inc. to Health Revenue Assurance Holdings, Inc.

On April 13, 2012, the Company’s Board of Directors authorized a 12.98 for 1 split of its common stock to stockholders of record as of April 13, 2012. Shares resulting from the split were issued on April 26, 2012. In connection therewith, the Company transferred $32,747 from additional paid in capital to common stock, representing the par value of additional shares issued. As a result of the stock split, fractional shares were rounded up. All share and per share amounts for all periods presented have been retroactively adjusted to reflect the stock split. (see Note 12)

Going Concern

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing, management believes they can raise the appropriate funds needed to support their business plan and develop an operating company which is cash flow positive.

However, as of December 31, 2012, the Company has a stockholders' deficit and for the year-ended ended December 31, 2012, incurred substantial net losses, and has used net cash in operations.  The Company has not been able to generate sufficient cash from operating activities to fund its ongoing operations. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

As of December 31, 2012 the Company has a cash balance of approximately $894,000, of which $815,000 was received from new loans in December 2012. In January and February 2013, the Company received an additional $1,220,000 in loan proceeds from various investors.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Health Revenue Assurance Associates, Inc. and Dream Reachers, LLC. All significant inter-company transactions and balances are eliminated in consolidation.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Consolidation of Variable Interest Entities

Effective January 1, 2010, the Company adopted new provisions of the consolidation guidance included in Accounting Standards Codification 810, Consolidations, that amended the consolidation guidance applicable to VIEs and the definition of a VIE, and requires enhanced disclosures to provide more information about an enterprise's involvement in a VIE. Under the consolidation guidance, the Company must make an evaluation of these entities to determine if they meet the definition of a VIE. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity's activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity's activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. Dream Reachers became a wholly owned subsidiary in May 2011 but previously was treated as a VIE. The carrying amount and classification of the assets and liabilities of Dream Reachers, LLC included in the Consolidated Balance Sheets are approximately:

	December 31,
	2012	2011
Total assets	$211,000	$230,000
Total liabilities	$182,000	$185,000

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include valuation of accounts receivable, valuation of property and equipment, valuation and amortization period of software, valuation of beneficial conversion features in convertible debt, valuation of equity based instruments issued for other than cash, revenue recognition, and the valuation allowance on deferred tax assets.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company’s cash balances are maintained at various banks that are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable and Factoring

Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded using a specific identification method based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that no allowance is required at December 31, 2012 and December 31, 2011. The Company accounts for its factoring arrangements as either a sale or a secured financing based on the criteria in ASC 860 "Transfers and Servicing".  Estimates of allowances for doubtful accounts are reflected as a recourse obligation, a liability, for factor arrangements treated as a sale with recourse or as a contra asset accounts receivable allowance account for arrangements accounted for as a secured financing.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over estimated useful asset lives, which range from 5 to 39 years.  Repairs and maintenance are expensed, while additions and betterments are capitalized.  The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

Leases

We perform a review of newly acquired leases to determine whether a lease should be treated as a capital or operating lease. Capital lease assets are capitalized and depreciated over the term of the initial lease. A liability equal to the present value of the aggregated lease payments is recorded utilizing the stated lease interest rate. If an interest rate is not stated, we will determine an estimated cost of capital and utilize that rate to calculate the present value. If the lease has an increasing rate over time, and (or) is an operating lease, all leasehold incentives, rent holidays, or other incentives will be considered in determining if a deferred rent liability is required. Leasehold incentives are capitalized and depreciated over the initial term of the lease.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Software

Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985  Costs of Software to Be Sold, Leased or Marketed.”  Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market and capitalization ceases after the general release of the software. Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months) using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the software and the related accumulated amortization are removed from the accounts upon retirement of the software with any resulting loss being recorded in operations.  No amortization expense was recorded in the accompanying consolidated financial statements as the software had yet to be placed in service.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate.  Recoverability of carrying values is assessed by estimating future net cash flows from the assets. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions.  Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows.  Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Fair Value Measurements and Fair Value of Financial Instruments

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.  The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques.  Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

●
Level 2—Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Revenue Recognition

The Company recognizes services revenue based on the proportional performance method of recognizing revenue.

A portion of the Company’s revenue is generated from medical coding audit services. Auditing revenue is invoiced in accordance with the contract, generally at three benchmark time periods which coincide with when specific, obligatory field work services have been rendered and completed, the value of this portion of the contract price has been predetermined and agreed upon, and the client has received benefit or value in the form of the independent identification of system weaknesses and risk analysis. Further, collectability is reasonably assured due to the existence of a fixed fee contract and the size and financial health of the Company’s clients. Below is a description of the general benchmarks and work phases associated with the Company’s audit services:

●
Planning Phase - work commences prior to and as soon as the contract is signed and includes setting the audit scope, scheduling of the job, assignment of audit staff, understanding the client and their systems, determination of sample size and sampling methods to be employed, and other specific items as outlined in the contract. The planning phase includes the determination of deliverables as defined in the contract, generally consisting of a listing of errors, training and a final report. The Company generally invoices and recognizes 50% of the contract value at the completion of the Planning Phase. Although all of the contracts contain a clause making the first 50% of the engagement fee due and non-refundable at this point, the Company does not deem this initial fee to be recognized as deferred revenue under SAB 104 due to the extensive amount of work to be done prior to accepting the contract.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

●
Field Work Phase – is performed at the client location and generally lasts one week and encompasses actual testing of sample claims preselected in the Planning Phase. The auditor generally preloads the selected claims into the Company’s proprietary software and audits the claim records by reviewing actual medical records. The software assists the auditor in determining proper classifications and allows the auditor to compare the proper classification against what was filed in the submission made by the client to Medicare. Notes and comments are recorded and audit reports are generated. The Company generally invoices and recognizes 40% of the contract value at the completion of the Field Work Phase.

●
Reporting Phase – includes a summary of audit findings, exit conference with clients, and any other specific deliverables as determined by the contract. The Company generally invoices and recognizes the remaining 10% of the contract value at the completion of the Report Phase.

A portion of the Company’s revenue is derived from consulting, training and coding services provided. Revenue from these revenue streams is recognized after services are performed based on the quoted and agreed upon fee contained in its contracts.

The Company intends a general release of its first software product in early 2013.  Software sales on a standalone basis will be recognized upon delivery of the software when evidence of the purchase arrangement exists and the price is determinable, and when collectability is reasonably assured.

Arrangements with customers may involve multiple elements including software sales, training, software product maintenance, coding services, coding audit services and other consulting services. Training and maintenance on software products will generally occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product.  Revenue recognition for multiple element arrangement is as follows:

Each element is accounted for separately when each element has value to the customer on a standalone basis and there is Company specific objective evidence of selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each element is recognized using the general and specific criteria under GAAP as discussed above for elements sold in non-multiple element arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting.  The Company has historically sold its services with established rates which it believes is Company specific objective evidence of selling price. For the new software products, management has established selling prices which qualifies as Company specific objective evidence of selling price. Generally all elements in multiple element arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Cost of Revenues

Cost of revenues includes labor costs. There were no depreciation or amortization costs in 2012 or 2011 that were allocable to cost of sales. In future periods, amortization of capitalized software costs will be included in costs of revenues.

Stock-Based Compensation

Stock-based compensation expense is measured at the grant date fair value of the award and is expensed over the requisite service period.  For employee stock-based awards, the Company calculates the fair value of the award on the date of grant using the Black-Scholes option pricing model.  Determining the fair value of stock-based awards at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates.  The assumptions used in calculating the fair value of stock-based awards represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  For non-employee stock-based awards, the Company calculates the fair value of the award on the date of grant in the same manner as employee awards, however, the awards are revalued at the end of each reporting period and the prorata compensation expense is adjusted accordingly until such time the non-employee award is fully vested, at which time the total compensation recognized to date shall equal the fair value of the stock-based award as calculated on the measurement date, which is the date at which the award recipient’s performance is complete.  The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised.

Research and Development Costs

In accordance with ASC 730-10, Research and development costs are expensed when incurred.  Total research and development costs for the years ended December 31, 2012 and 2011 were $64,386 and $93,489 respectively.

Advertising

The cost of advertising is expensed as incurred. Advertising and marketing expenses amounted to approximately $130,000 and $116,000 for the year ended December 31, 2012 and 2011, respectively and is included in selling and administrative expenses.

Income Taxes

The Company elected to convert from a Subchapter S corporation for Federal income tax purposes to a C corporation effective October 21, 2011.  Upon our C coloration election, we began to use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Earnings Per Share

The Company computes and presents earnings or losses per share in accordance with FASB ASC Topic 260, Earnings per share.  Basic earnings or losses per share are computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings or loss per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares and common stock equivalents outstanding, calculated on the treasury stock method for options and warrants using the average market prices during the period.

As the Company incurred a net loss in all periods presented, all potentially dilutive securities were excluded from the computation of diluted loss per share since the effect of including them is anti-dilutive. There were no dilutive securities outstanding at December 31, 2012 and 2011 respectively.

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

Contingencies

We accrue for contingent obligations, including legal costs and restructuring costs, when the obligation is probable and the amount can be reasonably estimated. As facts concerning contingencies become known we reassess our position and make appropriate adjustments to the consolidated financial statements. Estimates that are particularly sensitive to future changes include those related to tax, legal, and other regulatory matters that are subject to change as events evolve and additional information becomes available.

Recent Accounting Pronouncements

We have implemented all new accounting standards that are in effect and that may impact our consolidated financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our consolidated financial position or results of operations.

3 - ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2012 and 2011 was as follows:

	2012	2011
Accounts receivable	$1,246,814	$143,557
Allowance for doubtful accounts	-	-
Total	$1,246,814	$143,557

Bad debt expense on trade accounts receivable for 2012 and 2011 was $0, respectively. (See Note 9)

4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2012	2011
Building and improvements	$227,603	$227,603
Furniture	119,810	118,187
Computers and Equipment	160,469	99,316
	507,882	445,106
Less - Accumulated depreciation	(142,865)	(92,607)
Total	$365,017	$352,499

Depreciation expense for the years ended December 31, 2012 and 2011 was approximately $51,000 and $31,000, respectively.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

5 – RESEARCH AND DEVELOPMENT AND SOFTWARE

Early 2012, the Company started developing the Visualizer™ suite. This intuitive and easy to use business intelligence product is designed to meet the emerging need for healthcare analytics. Customer data is infused into the suite, and the Company uses this to develop pre-defined analytics targeted to address healthcare’s emerging concerns and needs.

HRAA’s Visualizer™ suite will encompass multiple offerings. The first project currently under development is ICD Visualizer™, which assists healthcare leaders with their need to understand the exponential impact of the transition to ICD-10 including work flow, productivity, process changes and documentation and reimbursement risks. The application helps to visualize the reimbursement and operational effects of transitioning organizations to ICD-10 and identify where to focus education and documentation issues. It enables clients to develop a custom work plan to mitigate risks from the highest areas of exposure to the least.

At December 31, 2012, the Company had accumulated $258,933 of capitalized costs related to the development of the Visualizer™ suite which is included as Software on the accompanying consolidated balance sheet.

Amortization expense for software, for the years ended December 31, 2012 and 2011 was $0, respectively as there has not been a general release of the software for sale as of December 31, 2012.  Software consisted of the following at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Software	$258,933	$-
Accumulated amortization	-	-
Software, net	$258,933	$-

The following is a schedule of estimated future amortization expense of software at December 31, 2012 (assumes amortization begins January 1, 2013):

Estimated amortization expense of software is as follows:

Year Ending December 31,
2013	$86,311
2014	86,311
2015	86,311
Total	$258,933

6 – LINE OF CREDIT

The Company has a $150,000 revolving line of credit with a bank, effective in December 2008, for its general working capital needs. The line of credit is secured by all business assets, collateral, and personal guarantees. The line of credit matured on December 18, 2009 and was renewed and was due on December 18, 2012. The revolving line was modified on December 18, 2012 so that the loan no longer has an expiration date of December 18, 2012, but instead, a final maturity date of December 18, 2018. The interest rate per year is equal to the Bank’s Prime Rate plus 6.50 percent. The Bank’s prime rate of interest at December 31, 2012 was 3.25%. The balance due at December 31, 2012 was $150,000 with $25,000 reflected as a current portion. The first of seventy-two payments, being $2,083 was due January 18, 2013.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

7 – LONG TERM DEBT AND NOTES PAYABLE

Long Term debt:

Long Term debt consisted of the following at December 31, 2012:

	December 31, 2012	December 31, 2011
Bank term loan	$38,897	$66,245
Convertible Bridge Loan	-	250,000
Mortgage loan	180,073	185,812
	218,970	502,057
Less current portion	(37,513)	(283,640)
Total long term portion	$181,457	$218,417

On August 23, 2011, the Company entered into a Letter of Intent agreement with a private equity group relating to a possible equity transaction. On September, 13, 2011, in connection with this contemplated transaction, the Company received a $150,000 bridge loan (the “Initial Bridge Loan”) from the private equity group.  The Initial Bridge Loan is secured by a promissory note for the amount of the loan, incurs interest at 12% per annum and matures on December 31, 2014.  On October 21, 2011, the Initial Bridge Loan was repaid.

On October 21, 2011, the Company entered into a second Bridge Loan agreement (the “Bridge Loan”) in the amount of $250,000 with a third party lender. The primary purpose is to repay the Initial Bridge Loan and to pay for certain professional fees in connection with a reverse merger with a Public Company. The Bridge Loan incurs interest at the rate of 12% per annum which will be due only in the event the contemplated equity transaction does not materialize. Upon the closing of the transaction, all interest accrued but not paid shall be deemed cancelled and paid in full and the entire principal amount of the note shall be automatically converted into an aggregate of 1,343,749 shares of common stock at a conversion price of $0.19 per share which is equal to a discount of 25% of to the Purchase Price. The loan was converted to stock in February 2012 (See Note 12).

The Company has a term loan with a bank whose proceeds were used for general working capital needs (the “Term Loan”).  The Term Loan was established in March 2009 as a result of a conversion of a revolving line of credit.  The Term Loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of the Company.  Payments of principal and interest are approximately $2,700 per month. The Term Loan matures in five years and incurs interest at the rate of 6.75% per annum.  Balances due as of December 31, 2012 was approximately $39,000 and is allocated to the current and long term debt line items in the accompanying consolidated balance sheet.

The Company has a mortgage related to certain real estate which houses the Company’s main offices in Plantation, Florida.  The loan originated July, 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by the stockholder of the Company. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve. The balance under this mortgage loan as of December 31, 2012 was approximately $180,000 and is allocated to the current and long term debt line items in the accompanying consolidated balance sheet. Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

Notes payable:

In December 2012, the Company entered into loan agreements with various investors and issued promissory notes upon receipt of $815,000. The loan agreements have an interest rate of 12% per annum.  Principal and interest is payable over 26 months. Additionally, in connection with the financing, the Company issued 2,375,000 shares of common stock to the lenders as loan fees (See note 12). The fair value per share of $0.28 (based on recent cash sales prices) was used to compute the relative fair value of the shares in accordance with ASC 470-20 which totaled $343,500 which was recorded as a debt discount with a credit to additional paid-in-capital and such discount is being amortized over the term of the loans. The unamortized discount was $338,692 as of December 31, 2012 and the Company recorded $4,524 in accrued interest.

Notes payable consisted of the following at December 31, 2012:

December 31, 2012
Principal amount of notes payable	$815,000
Unamortized discount	(338,692)
Notes payable, net of discount	476,308
Less current portion	(202,557)
Total long term portion	$273,751

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Future annual principal payments on long term debt as of December 31, 2012 are as follows:

2013	$375,564
2014	420,954
2015	74,321
2016	6,848
2017	7,322
Thereafter	148,961
Total	$1,033,970

8 – CAPITAL LEASES

The Company leases its property and equipment from Dell Financial Services L.L.C. under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease and accordingly, it is recorded in the Company’s assets and liabilities.

The following is an analysis of the leased assets included in Property and Equipment:

December 31, 2012
Equipment	41,969
Less accumulated depreciation	(5,926)
Total	$36,043

The lease agreement contains a bargain purchase option at the end of the lease term.

The following is a schedule by years of future minimum payments required under the lease together with their present value as of December 31, 2012:

Year Ending December 31:
2013	$16,923
2014	16,923
2015	11,282

Total minimum lease payments	45,128
Less amount representing interest	(4,231)

Present value of minimum lease payments	$40,897

Amortization of assets held under capital leases is included with depreciation expense and is approximately $9,000 and $0 for the year ended December 2012 and 2011, respectively.

9 – FACTORING AGREEMENT

In June 2012, the Company entered into a one-year factoring agreement with a finance company.  The agreement automatically renews annually unless terminated by either party. Under the terms of the agreement, the Company, at its discretion, assigns the collection rights of its receivables to the finance company in exchange for an advance rate of 85% of face value.  The assignments are transacted with recourse only at the option of the finance company in the event of non-payment.  The Company's obligations under the factor agreement are secured by substantially all assets of the Company.  In accordance with ASC 860 "Transfers and Servicing" regarding transfers of receivables with recourse, this factoring arrangement is accounted for as a secured financing. During 2012, the Company had factored approximately $3,850,000 of receivables and had received cash advances of approximately $3,272,000. Outstanding receivables purchased by the factor as of December 31, 2012 were approximately $950,000 and included in accounts receivable in the accompanying consolidated balance sheet, and the secured loan due to the lender was $827,075. Factor fees in 2012 were approximately $119,000, and are included in interest expenses. (See Note 3)

10 – CONVERTIBLE PROMISSORY NOTES

In December 2011, the Company received a deposit of $170,000.  This deposit was an advance on three convertible promissory notes totaling approximately $314,000 signed on February 2, 2012, automatically convertible into future securities sold at 100% of the sale price and non-interest bearing.  These loans qualify as stock settled debt under ASC 480 with a fixed monetary amount of $314,000.  These loans were to mature in August 2012 but were converted into common stock in February 2012.  (See Note 12)

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

In May 2012, the Company received $300,000 related to five convertible notes. The term of each note is 12 months. Interest is computed at 6% based on a 360 day year and is payable on the maturity date, and the conversion rate is $0.10 per share. Interest is due and payable only if the notes are repaid in cash. These notes were converted to common stock at their contractual conversion rate of $0.10 per share on July 15, 2012. (See Note 12)

At the note origination date, the Company recorded a debt discount for the beneficial conversion feature value related to the above referenced convertible note in the amount of $300,000 which is based on the intrinsic value between the fair market value of the Company’s stock and the conversion price. The discount is being amortized to interest expense over the term of the note. In accordance with ASC 470-20-40, upon conversion, the remaining unamortized portion of the beneficial conversion feature value was expensed.

11 – COMMITMENTS AND CONTINGENCIES

Commitments

Leases:

Until August 2012, the Company leased certain office equipment under non-cancelable operating lease arrangements.  Monthly payments under the lease agreements were approximately $600 per month. The lease expired in August 2012. In September 2012, the Company started a new non-cancelable operating lease to replace the office equipment.  The lease term is 5 years. Lease payments during the five years are approximately $500 per month.

On September 1, 2011, the Company entered into a commercial lease agreement for additional office space.  The lease term is one year with five successive one year renewal options. Lease payments during the first year were approximately $2,500 for one month and $4,400 for the remaining eleven months.  Starting September 1, 2012, the lease has been renewed for one year with a fixed payment of approximately $5,008 per month. For each year thereafter of the initial year, the rent will be subject to an increment of 4%.

Future minimum lease payments under these leases are as follows:

Years Ending December 31:

2013	$51,432
2014	6,360
2015	6,360
2016	6,360
Total	$70,512

Settlement Agreement:

On May 8, 2012, the Company terminated the employment of our Chief Marketing Officer (CMO) and subsequently amended its complaint to enforce certain non-competition clauses contained in the employment agreement. The Company sought a declaration of its obligations to pay severance under the terms of its then-existing employment agreement with the CMO.

On July 9, 2012, the Company and the former CMO entered into a Settlement Agreement to resolve two pending lawsuits arising out of the termination of his employment agreement. The lawsuit was initiated by the Company against the former CMO in the United States District Court for the Southern District of Florida.  In addition, the former CMO sued the Company in the United States District Court of the District of Colorado.

Pursuant to the Settlement Agreement, the former CMO agreed to abolish all claims and lawsuits against the Company and its CEO and COO and resigned any and all positions which he had or presently may have had with the Company. As part of the Settlement Agreement, the Company agreed to make eleven (11) payments totaling $232,500 pursuant to the terms of his prior employment agreement. Additionally, the CMO agreed to transfer his 3,299,802 shares to an officer of the Company (see Note 12). These payments commenced July 2012, and the outstanding balance as of December 31, 2012 was $115,278. In addition, the Company has agreed to abolish all claims and lawsuits against the former CMO.  The Settlement Agreement has a seven (7) day grace period for payments to the former CMO, after which time, he may seek court intervention to enforce the payments.  The Company's Chief Executive Officer and Chief Operating Officer, respectively, have personally guaranteed the payments of the Settlement Agreement. As a result of the Settlement Agreement, both parties are dismissing their respective filings and have agreed to not enter any more lawsuits concerning the scope of this matter.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Employment Agreements:

From time to time, the Company enters into employment agreements with certain of its employees.  These agreements typically include bonuses, some of which are performance-based in nature. As of December 31, 2012, no performance bonuses have been earned. The Company owes its CEO $75,000 as stated in the February 2012 merger agreement, which is accrued in the accompanying consolidated Financial Statements as Due to officer.

Contingencies

From time to time, the Company is involved in litigation matters relating to claims arising from the ordinary course of business. While the results of such claims and legal actions cannot be predicted with certainty, the Company’s management does not believe that there are claims or actions, pending or threatened against the Company, the ultimate disposition of which would have a material adverse effect on our business, results of operations, financial condition or cash flows.

12 – STOCKHOLDERS' EQUITY (DEFICIT)

Recapitalization and Deemed Common Stock Issuance

On February 10, 2012, HRAA entered into a Merger agreement with Health Revenue Assurance Holdings, Inc. "HRAH" (a Nevada incorporated publicly-held company) and its subsidiary Health Revenue Acquisition Corporation (Acquisition Subsidiary) which was treated for accounting purposes as a reverse recapitalization with HRAA considered the accounting acquirer since the shareholders of HRAA obtained voting and management control of HRAH.   Each share of HRAA's common stock was exchanged for the right to receive approximately 1,271 shares of HRAH’s common stock. Before their entry into the Merger Agreement, no material relationship existed between HRAH or Acquisition Sub and HRAA.  As part of the recapitalization, the Company is deemed to have issued 13,499,226 shares of common stock which represents the common shares outstanding in HRAH just prior to the merger.  There were no recorded assets or liabilities in HRAH just prior to the merger.  All share and per share amounts for all periods presented have been retroactively adjusted to reflect the recapitalization.

Forward Stock Split

On April 13, 2012, the Company’s Board of Directors authorized a 12.98 for 1 split of its common stock to stockholders of record as of April 13, 2012. Shares resulting from the split were issued on April 26, 2012. In connection therewith, the Company transferred $32,747 from additional paid in capital to common stock, representing the par value of additional shares issued. As a result of the stock split, fractional shares were rounded up. All share and per share amounts for all periods presented have been retroactively adjusted to reflect the stock split.

Common Stock

2011:

The Company hired a Chief Marketing Officer and granted 3,299,815 unrestricted shares of Common Stock for his future services. Accordingly, the Company treated the issuance of the shares to its Chief Marketing Officer as Stock Compensation.  At the time of the transaction the Company valued the stock based on current knowledge of the board and during the third quarter of 2011, the board estimated the fair value at approximately $256,000.  Subsequently the Company was able to raise capital at a higher valuation.   As a result of the Private Placement completed in February 2012, and since the grant of stock was within six months of this transaction the Board determined to revalue the stock at the price per share of the private placement and record additional compensation during the fourth quarter of 2011 of approximately $563,000 for total compensation of approximately $819,000.

2012:

On February 10, 2012, upon closing of the reverse merger, a $250,000 convertible bridge loan was automatically converted into an aggregate of 1,343,749 shares of common stock at the contractual conversion price of $0.19 per share.

On February 10, 2012, concurrently with the closing of the reverse merger, the Company sold 1,410,874 shares of the Company’s common stock for gross proceeds of $350,000 at a purchase price of $0.25 per share in a private placement offering.

On February 10, 2012 concurrently with the closing of the reverse merger, convertible promissory notes totaling $313,908 obtained on February 2, 2012 were converted into 1,265,381 shares of common stock or $0.25 per share based on the contractual conversion rate.

In April 2012, the Company sold 1,394,909 common shares for approximately $349,000 or $0.25 per share.

In May 2012, the Company recorded $300,000 to additional paid-in capital for the beneficial conversion value of convertible debt (see Note 10).

In July 2012, pursuant to a settlement agreement (see Note 11), the Company agreed to pay $232,500 and 3,299,802 common shares were returned to the Company.  The Company charged equity for the $232,500 in accordance with the settlement provisions of ASC 718 “Stock Compensation”.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

In July 2012, in connection with the settlement agreement discussed in Note 11, upon return of the 3,299,802 shares to the transfer agent, the shares were simultaneously reissued to delegees of the CEO, however, such shares were unvested and subsequently cancelled as a null and void issuance.

On July 15, 2012, the holders of the five convertible notes issued by the Company in May 2012 exercised their rights under the agreement and converted $300,000 into 3,000,000 shares of common stock at the contractual conversion rate of $0.10 per share.

In August 2012, the company raised approximately $22,000 with the sale of 77,743 shares of common stock at $0.28 per share.

During the period from October 2012 through December 2012, the Company sold 1,468,786 common shares for $335,600 at prices per share between $0.20 and $0.28.

In December 2012, the Company issued 2,375,000 shares of common stock in connection with a financing transaction as more fully described in note 7.

During 2012, the company incurred approximately $326,000 in offering costs that were charged to additional paid-in capital.

13 – CONCENTRATIONS

Sales to thirteen hospitals represented approximately 89% of net sales for the year ended December 31, 2012Wherein, seven and six hospitals respectively are part of two larger health systems.  The company has direct relationships with both the individual hospitals and the health systems.  As such, the strength of the relationship is driven by the individual hospitals.

Sales to two customers were approximately 32% for the year ended December 31, 2011.

Three vendors represented approximately 68% of the outstanding accounts payable balance as of December 31, 2011.
One customer represented approximately 62% of the accounts receivable as of December 31, 2012. Three customers represented approximately 60% of the accounts receivable as of December 31, 2011.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

14 - INCOME TAXES

The Company has elected to convert from a Subchapter S corporation for Federal income tax purposes to a C corporation effective October 21, 2011.  Accordingly, the Company's income or losses are passed through to the shareholders of HRAA for the period January 1 to October 21, 2011.  The Company will absorb the tax effects of any income or losses subsequent to the date of conversion to a C Corporation and in future years.

The Company has incurred aggregate cumulative net operating losses of approximately $1,558,862 for C corporation income tax purposes through December 31, 2012. The net operating loss carries forward for income taxes, purposes and may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, starting in 2031 through 2032. Management believes that the realization of the benefits from these losses appears not more likely than not due to the Company’s limited operating history and continuing losses for income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

The Company’s income tax expense (benefit) differs from the “expected” tax expense for Federal income tax purposes computed by applying a Federal corporate tax rate of 34% to loss before income taxes as follows:

	Year ended December 31, 2012	Year ended December 31, 2011
U.S. Federal “expected” income tax	$(495,540)	$(398,453)
State income tax	(52,906)	(58,596)
Non-deductible beneficial conversion interest	102,000	-
Non-deductible items	24,769	-
Stock compensation	-	319,252
S Corp non-deductible/taxable items	-	(31,703)
Change in valuation allowance	421,677	169,500
Total provision for income taxes	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2012 and 2011 are as follows:

	2012	2011
Deferred tax assets:
Net operating loss carry forward	$586,600	$169,500
Accrued salary and other	35,821	-
Total gross deferred tax assets	622,421	169,500
Deferred tax liabilities:
Depreciation	(31,244)	-
Total gross deferred tax liabilities	(31,244)	169,500
Less valuation allowance	(591,177)	(169,500)
Net deferred tax assets	$-	$-

A deferred tax asset of approximately $169,500 results from the C Corporation taxable losses totaling $434,509 from the period October 22, 2011 through December 31, 2011. The valuation allowance at December 31, 2011 was $169,500.  The increase during 2012 was $421,677.

The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2012, tax years 2012 and 2011 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

15 – SUBSEQUENT EVENTS

Through March 2013, the company raised approximately $13,000 through the issuance of 46,429 shares of common stock at a price per share of $0.28.

In January and February 2013, the Company entered into loan agreements with various investors and issued promissory notes upon receipt of $1,220,000. The loan agreements have an interest rate of 12% per annum payable over 26 months. Additionally, in connection with the financing, the Company issued 5,575,000 shares of common stock to the lenders as loan fees. The fair value per share of $0.28 (based on recent cash sales prices) was used to compute the relative fair value in accordance with ASC 470-20 and was recorded as a debt discount with a credit to additional paid-in-capital and such discount is being amortized over the term of the loans.

In January 2013, the company issued 50,266 shares of common stock vesting on July 31, 2013 as compensation to an employee. The shares were valued at $0.28 per share or $14,075 based on recent cash sales prices and such amount will be expensed over the vesting period.

 HEALTH REVENUE ASSURANCE HOLDINGS, INC.
54,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2013

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$1,739
Transfer Agent Fees*	$-0-
Accounting fees and expenses*	$7,500
Legal fees and expenses*	$5,000
Blue Sky fees and expenses*	$1,000
Total*	$15,239

* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

On April 12, 2012, we closed the offering and issued 107,466 shares of our common stock at a price of $3.22 per share, for a total aggregate amount of $346,040. The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).

On May 23, 2012 the Company received $300,000 related to five convertible notes. The term of each note is 12 months. Interest is computed at 6% based on a 360 day year and is payable on the maturity date. Interest is due and payable only if the notes are repaid in cash. These notes may be converted to common stock at a conversion rate of $.10 per share at any time after 30 days. The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).

On February 10, 2012, we sold 206,183 shares of our common stock at a purchase price of $3.22 per share for gross proceeds of $663,909.  In addition, as part of the offering, (i) holders of certain convertible notes of HRAA in an aggregate principal amount of $313,908 (the “HRAA Convertible Notes”) automatically converted into an aggregate of 97,487 shares of our common stock at a conversion price of $3.22 per share which is equal to the purchase price in the Offering, and (ii) holders of certain senior secured bridge loan promissory notes of HRAA in the aggregate principal amount of $250,000 (the “HRAA Notes”) automatically converted into an aggregate of 103,523 shares of our common stock at a conversion price of $2.415 per share which is equal to a discount of 25% to the purchase price in the Offering (collectively, the “Debt Conversions”).The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).

On February 10, 2012, we issued 1,271,111 shares of our common stock to the former stockholders of HRAA, pursuant to the Merger Agreement. The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by either Regulation S under the Securities Act, or Section 4(2) and Regulation D (Rule 506) under the Securities Act.  Each of the former stockholders of HRAA who received shares of our common stock pursuant to the Merger Agreement were accredited investors (as defined by Rule 501 under the Securities Act) at the time of the Merger.

In August 2012, the Company raised approximately $22,000 through the issuance of 77,743 shares of common stock at $0.28 per share. These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

In October 2012, the Company raised approximately $335,000 through the issuance of 1,466,786 shares of common stock at prices ranging from $0.20 to $0.28 per share. These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

In December 2012, the Company issued 2,375,000 shares of common stock in connection to certain Loan and Promissory Note Agreements with 6 lenders. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On January and February, 2013, we issued 5,575,000 shares of our common stock in connection to certain Loan and Promissory Note Agreements with 12 lenders. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On January 15, 2013, the Company issued 46,429 shares of our common stock in connection with certain stock purchase agreements among the Company and three purchasers. The Company issued the shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On January 31, 2013, the Company issued 50,266 shares of our common stock in connection with serviced provided to the Company. The Company issued the shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On March 2013, the Company entered into a one-year agreement with a consultant for 230,000 vested shares and cash consideration.  The shares were valued on the agreement date which was the measurement date at $0.35, based on the quoted trading price and the $80,500 is being expensed over the term of the contract.  The shares were issued on April 4, 2013 to the consultant. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On April 1, 2013, the Company issued 54,847 shares of common stock as compensation to two employees for services rendered through March 31, 2013. The shares were valued at $0.49 per share based on the quoted trading price per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On May 19, 2013, the Company raised $250,000 through the issuance of 625,000 shares of common stock at a price per share of $0.40 per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On May 24, 2013 and June 21, 2013, the Company raised $50,000 and $300,000 through the issuance of 125,000 and 750,000 shares of common stock at a price of $0.40 per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On June 27, 2013, the Company entered into a financial advisor and agent placement agreement whereby the Company had the option to pay in cash or issue 100,000 shares of common stock valued at $0.51 per share as compensation for services to be rendered. The Company issued the shares on September 2013. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On July 8, 2013 and August 7, 2013 pursuant to private placements, the Company issued 1,000,000 shares of common stock in exchange for cash of $400,000 with a per share price of $0.40. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On August 21, 2013, August 27, and August 30, 2013, the Company raised $25,000, $100,000 and $100,000 through the issuance of 100,000, 400,000, and 400,000 shares of common stock at a price of $0.25 per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On August 22, 2013 and August 28, 2013, the Company converted $402,083 in unsecured investor promissory notes for five (5) individuals into one million six hundred eight thousand three hundred and thirty three (1,608,333) common shares at a conversion price of $0.25 per share. The shares were valued at $514,666 based on the quoted trading price of $0.32 and accordingly, the company recorded a loss on conversion of $112,583. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In September 2013, the Company issued 95,052 shares of common stock as compensation to three (3) employees for services rendered through June 30, 2013. The shares were valued at $0.48 per share based on the quoted trading price per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On September 6, 2013, the Company entered into a three year agreement with a company to provide consulting and recruiting services. Upon execution of the agreement, the Company issued 50,000 shares of common stock valued at $0.30 per share in consideration of their services to be rendered for the first year of the agreement. The Company issued the shares in September 2013. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On September 9, 2013, the Company entered into a one year Material Consulting Agreement with Mr. Michael Ciprianni to provide certain consulting services related to the Company’s business in exchange for four million one hundred twenty five thousand (4,125,000) shares of common stock in consideration of the services to be rendered. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On September 30, 2013, the Company issued 187,500 shares of common stock as compensation to two (2) employees for services rendered through September 30, 2013. The shares were valued at $0.23 per share based on the quoted trading price per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On November 12, 2013, we issued and sold an aggregate of 13,500,000 shares of Series A Preferred Stock, and Warrants to purchase an aggregate of 27,000,000 shares of Common Stock for an aggregate purchase price of $5,400,000 in cash. The Company issued the Series A Preferred Shares and Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506(b) of Regulation D. The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION

2.1
Agreement and Plan of Merger and Reorganization, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Health Revenue Acquisition Corp. and Health Revenue Assurance Associates, Inc.(1)

2.2	Articles of Merger filed with the State of Nevada on February 10, 2012(1)
2.3	Articles of Merger filed with the State of Maryland on February 10, 2012(1)
3.1	Amended Articles of Incorporation (2)
3.2	Amended and Restated By-Laws (7)
3.3	Certificate of Amendment to Articles of Incorporation (3)
3.4	Certificate of Amendment to Articles of Incorporation (6)
3.5	Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock (7)
4.1	Form of Warrant issued to the Purchasers under the Securities Purchase Agreement, dated November 12, 2013 (7)
5.1*	Legal Opinion of Szaferman Lakind Blumstein & Blader, PC
10.1	Form of Registration Rights Agreement(1)
10.2	Split-Off Agreement, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Anvex Split Corp. and Anna Vechera(1)
10.3	General Release Agreement, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Anvex Split Corp. and Anna Vechera(1)
10.4	Health Revenue Assurance Holdings, Inc., f/k/a Anvex International , Inc. 2012 Equity Incentive Plan(1)
10.5	Form of Convertible Note(3)
10.6	Form Loan Agreement and Promissory Note (4)
10.7	Consulting Agreement, dated September 9, 2013, by and among Michael Ciprianni and Health revenue Assurance Associates, In. (5)
10.8	Employment agreement between the Company and Andrea Clark, effective October 2, 2013 (6)
10.9	Addendum to Employment agreement between the Company and Andrea Clark, effective November 12, 2013 (7)
10.10	Employment agreement between the Company and Robert Rubinowitz, effective October 2, 2013 (6)
10.11	Addendum to Employment agreement between the Company and Robert Rubinowitz, effective November 12, 2013 (7)
10.12	Employment agreement between the Company and Evan McKeown, effective October 2, 2013 (6)
10.13	Addendum to Employment agreement between the Company and Evan McKeown, effective November 12, 2013 (7)
10.14	Employment agreement between the Company and Dean Boyer, effective October 2, 2013 (6)
10.15	Addendum to Employment agreement between the Company and Dean Boyer, effective November 12, 2013 (7)
10.16	Securities Purchase Agreement, dated November 12, 2013 (7)
10.17	Form of Indemnification Agreement (7)
23.1**	Consent of Auditor Salberg & Company, PA
23.2**	Consent of Auditor Friedman, LLP
23.3**	Consent of Szaferman Lakind Blumstein & Blader, PC (filed as Exhibit 5.1)
101.INS	**	XBRL Instance Document
101.SCH	**	XBRL Taxonomy Extension Schema Document
101.CAL	**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	**	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on February 13, 2012.
(2)	Filed as an exhibit to our Registration Statement on Form S-1, filed with the SEC on March 24, 2011.
(3)	Filed as an exhibit to our Registration Statement on Form S-1, filed with the SEC on September 10, 2012.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 20, 2013.
(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 12, 2013.
(6)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 8, 2013.
(7)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 18, 2013.
*	To be filed by amendment.
**	Filed herewith.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plantation, State of Florida, on December 10, 2013.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

By:	/s/ Andrea Clark
Andrea Clark Chief Executive Officer and Director

By:	/s/ Evan McKeown
Evan McKeown Chief Financial Officer/Principal Accounting Officer

In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrea Clark	Chief Executive Officer, and Director	December 10, 2013
Andrea Clark

/s/ Evan McKeown	Chief Financial Officer	December 10, 2013
Evan McKeown

/s/ Robert Rubinowitz	Chief Operating Officer, President, Secretary, Treasurer,	December 10, 2013
Robert Rubinowitz	and Director

/s/ Peter Russo	Director	December 10, 2013
Peter Russo

/s/ Michael Brainard	Director	December 10, 2013
Michael Brainard

/s/ David Kroin	Director	December 10, 2013
David Kroin

/s/ Mitchell D. Kaye J.D.	Director	December 10, 2013
Mitchell D. Kaye J.D.